   As filed with the Securities and Exchange Commission on October 21, 1997

                                                    Registration No. 333-5144-D
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------


                       POST-EFFECTIVE AMENDMENT NO. 2 TO

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                 (Name of small business issuer in its charter)


          TEXAS                            6153                   75-2669147
 (State or jurisdiction of         (Primary Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code No.)    Identification No.)



               1120 N.W. 63rd                                    Amy Waters
                Suite G-106                             200 South Rogers, Suite 300A
        Oklahoma City, Oklahoma 73116                     Waxahachie, Texas 75165
              (405) 843-3135                                  (972) 938-9090
(Address, including the zip code & telephone          (Name, address, including zip code
      number, including area code of               and telephone number, including area code
  Registrant's principal executive office)                  of agent for service)

                                ---------------

                                    Copy to:

                                   Amy Waters
                                Attorney at Law
                                200 South Rogers
                                   Suite 300A
                            Waxahachie, Texas 75165
                                 (972) 938-9090

                                ---------------

  Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.


                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
  Title of Each                  Amount                  Proposed Maximum             Proposed                Amount of
Class of Securities              to be                    Offering Price          Maximum Aggregate          Registration
 to be Registered               Registered                   Per Unit              Offering Price                Fee
--------------------------------------------------------------------------------------------------------------------------
  11% Asset-Backed              $24,000,000                   100%                   $24,000,000               $8,276
Promissory Notes Due
 December 31, 2001
--------------------------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.

                             Cross-Reference Sheet
                     showing location in the Prospectus of
                   information required by items of Form SB-2

Form SB-2 Number and Caption                                   Location in Prospectus
----------------------------                                   ----------------------
1.       Front of Registration Statement and
         Outside Front Cover of Prospectus                     Outside Front Cover Page;
                                                               Front Page of Prospectus
2.       Inside Front and Outside Back Cover                   Inside Front Cover Page; Outside
         Pages of Prospectus                                   Back Cover Page
3.       Summary Information and Risk Factors                  Prospectus Summary; Risk Factors;
                                                               The Company
4.       Use of Proceeds                                       Use of Proceeds
5.       Determination of Offering Price                       *
6.       Dilution                                              *
7.       Selling Security-Holders                                      *
8.       Plan of Distribution                                  Plan of Distribution
9.       Legal Proceedings                                     *
10.      Directors, Executive Officers, Promoters
         and Control Persons                                   The Company; Management
11.      Security Ownership of Certain Beneficial              Security Ownership of Certain
         Owners and Management                                 Beneficial Owners and
                                                               Management
12.      Description of Securities                                     Description of the Notes
13.      Interest of Named Experts and Counsel                 Experts; Legal Matters
14.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities        *
15.      Organization Within Last Five Years                   The Company
16.      Description of Business                                       The Company; Purchase and
                                                               Collection of Contracts
17.      Management's Discussion and Analysis                  Management's Discussion and
         or Plan of Operation                                  Analysis of Financial Condition
18.      Description of Property                                       *
19.      Certain Relationships and Related
         Transactions                                          Management
20.      Market for Common Equity and Related                  Risk Factors; Description
         Stockholder Matters                                   of Notes; The Company
21.      Executive Compensation                                        Allowed Expenses and Flow of
                                                               Contract Proceeds
22.      Financial Statements                                  Financial Statements
23.      Changes in and Disagreements with
         Accountants on Accounting and Financial
         Disclosure                                            *


----------------------------------
(*)      None or Not Applicable

$24,000,000 (MAXIMUM)                                         $100,000 (MINIMUM)

                   U. S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                       11% ASSET-BACKED PROMISSORY NOTES
                             DUE DECEMBER 31, 2001


       U. S. Automobile Acceptance SNP-III, Inc., a Texas corporation (the "Company), which is a newly organized, single purpose subsidiary of U.S. Automobile Acceptance Corporation ("USAAC," or the "Parent"), a Texas corporation, is hereby offering up to $24,000,000 in principal amount of its 11% Asset-Backed Promissory Notes (the "Notes") due December 31, 2001. The Notes bear interest at a stated annual rate of 11%, paid monthly (the "Interest"). Notes may be purchased in multiples of $1,000, subject to a minimum purchase requirement of $2,000. The offering commenced on November 14, 1996.


       The Notes are backed by (i) retail installment sales contracts secured by used automobiles and light trucks (the "Contracts") to be purchased by the Company, and (ii) certain other collateral described herein. The Contracts will be purchased from automobile dealerships (the "Automobile Dealers") generally at a discount, using (a) the net proceeds from the sale of the Notes offered hereby, and (b) until January 1, 2001 (the "Note Redemption Trigger Date"), the net collection proceeds from previously purchased Contracts. The Company has contracted with its parent corporation, U.S. Automobile Acceptance Corporation ("USAAC"), to provide purchasing and collecting services.

       The Company's business is the purchase and collection of the Contracts,
and the Company's only significant assets will be the Contracts.   The
purchasers of the Notes (the "Noteholders") must look to the Contracts and related motor vehicle collateral as the primary source of payment on the Notes, as the Company has no other significant assets. (See "Risk Factors"). In many instances the Automobile Dealers will provide the Company Contract replacement guarantees or some other form of dealer recourse, which will provide additional collateral support for the Notes.


       The offering will terminate on June 30, 1998, unless sooner terminated by the Company for certain reasons. (See "Plan of Distribution.")


       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK, INCLUDING RISKS OF DEFAULT ON THE CONTRACTS. SEE "RISK FACTORS." DEBT SECURITIES OFFERED WITH HIGH INTEREST OR YIELD GENERALLY INVOLVE MORE RISK THAN MANY OTHER MEDIUM TERM DEBT INSTRUMENTS WITH LOWER INTEREST OR YIELD. NO PROVISION HAS BEEN MADE BY THE COMPANY TO ESTABLISH A SINKING FUND TO PAY THE INTEREST ON THE NOTES OR TO REPAY THE PRINCIPAL.

       THESE ARE SPECULATIVE SECURITIES. NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOR THESE SECURITIES. INVESTORS SHOULD EXPECT TO RETAIN OWNERSHIP OF THE NOTES AND BEAR THE ECONOMIC RISKS OF THEIR INVESTMENT FOR THE ENTIRE TERM OF THE NOTES.

-----------------------------------------------------------------------------------------------------------------
                            Price to                            Broker's Commission                  Proceeds to
                              Public                               and Expenses(1)                    Company(2)
-----------------------------------------------------------------------------------------------------------------
Per Note                       100%                                       7.0%                          93.0%
Total Minimum           $    100,000                               $      7,000                $        93,000
Total Maximum           $ 24,000,000                               $  1,680,000                $    22,320,000
-----------------------------------------------------------------------------------------------------------------

(1)    Payable by the Company to participating licensed broker-dealers.

(2) Before deduction of a 5% fee payable by the Company to Parent as reimbursement of registration, legal, accounting, printing, trustee, marketing and other out-of-pocket fees and expenses and allocated general administrative and overhead expenses relating to the offering and the organization of the Company borne by Parent and for services provided by Parent in connection with the offering and organization of the Company. A portion of such fee (up to 1% of the offering price) may be paid to participating broker-dealers as a non-accountable expense allowance, and up to 0.5% of the offering price may be paid for due diligence expenses. See "Use of Proceeds" for an estimated breakdown of these expenses.


       The Notes are being sold on a "best efforts" basis on behalf of the Company by Anchor Management Group, Inc., Calton & Associates, Inc., Centennial Capital Management, Rushmore Securities Corporation, Southern Capital Securities, Inc., VSR Financial Services, Inc., and other licensed soliciting broker-dealers that are members of the National Association of Securities Dealers, Inc., who have been or may hereafter be engaged by the Company. Investor funds were held in an escrow account at Texas Commerce Bank National Association until $100,000 in principal amount of the Notes (the "Minimum Subscription Amount") was sold. The Escrow Termination Date was December 20, 1996. The escrowed funds were released to the Company at that time. Any sales proceeds from the Notes will be immediately available for use by the Company. The Company reserves the right to reject any subscription in whole or in part.


              ___________________________________________________
                  This Prospectus is dated ____________, 1997

                             AVAILABLE INFORMATION


       The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") with respect to the Notes offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N .W., Washington, D. C. 20549, and at the regional offices of the Commission at 1801 California, Suite 4800, Denver, Colorado 80202, and copies of which may be obtained from the Commission at prescribed rates. The Company is subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934.


                             REPORTS TO NOTEHOLDERS

       The Company will furnish to the Noteholders annual reports of the Company containing audited financial statements. The Company will also furnish to the Noteholders quarterly reports containing unaudited summary financial statements of the Company and other summary information regarding the Contracts, including the information required to be included in Form 10-Q. An IRS Form 1099 will be mailed to each Noteholder by January 31 of each year.

                           AUTHORIZED REPRESENTATIONS

       No person is authorized to give any information on or to make any representations about the Company, the Notes or any other matter referred to herein, other than the information and representations contained in this Prospectus and any supplements or amendments thereto. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or the solicitation of any offer to buy, the securities offered hereby in any state in which, or to any person to whom, such an offer would be unlawful.

                         MINIMUM SUITABILITY STANDARDS

       THIS OFFERING IS OPEN ONLY TO INVESTORS WHICH MEET THE COMPANY'S MINIMUM UNIFORM SUITABILITY STANDARD OR THE APPLICABLE STATE SUITABILITY STANDARD, WHICHEVER IS MORE STRINGENT. IN ORDER TO MEET THE COMPANY'S MINIMUM UNIFORM SUITABILITY STANDARD, A POTENTIAL INVESTOR MUST (I) HAVE A GROSS ANNUAL INCOME OF AT LEAST $25,000 AND A NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES) OF AT LEAST $25,000, OR (II) HAVE A NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES) OF AT LEAST $40,000, WITHOUT REFERENCE TO INCOME. IN ADDITION, THE INVESTOR'S INVESTMENT MAY NOT EXCEED TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES). EACH INVESTOR (OR HIS OR HER REGISTERED REPRESENTATIVE) WILL BE REQUIRED TO REPRESENT, IN WRITING, THAT THE INVESTOR SATISFIES THE APPLICABLE STANDARDS.


       ARKANSAS INVESTORS: ALL ARKANSAS INVESTORS MUST MEET THE FOLLOWING MINIMUM SUITABILITY STANDARDS: (I) $45,000 NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS, AND PERSONAL AUTOMOBILES) AND $45,000 GROSS ANNUAL INCOME, OR (II) $150,000 NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS, AND PERSONAL AUTOMOBILES).


       CALIFORNIA INVESTORS: ALL CALIFORNIA INVESTORS MUST MEET THE FOLLOWING MINIMUM SUITABILITY STANDARDS: (I) $60,000 LIQUID NET WORTH AND $60,000 GROSS ANNUAL INCOME, OR (II) $225,000 LIQUID NET WORTH. ANY SALE OR TRANSFER OF THE NOTES WILL BE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF CALIFORNIA LAW.

       IOWA INVESTORS: ALL IOWA INVESTORS MUST MEET THE FOLLOWING MINIMUM SUITABILITY STANDARDS: (I) $40,000 NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS, AND PERSONAL AUTOMOBILES) AND $40,000 GROSS ANNUAL INCOME, OR (II) $125,000 NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS, AND PERSONAL AUTOMOBILES).


       NEBRASKA INVESTORS: NEBRASKA INVESTORS MUST (I) HAVE A GROSS ANNUAL INCOME OF AT LEAST $45,000 AND A NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES) OF AT LEAST $45,000, OR (II) HAVE A NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES) OF AT LEAST $150,000, WITHOUT REFERENCE TO INCOME. IN ADDITION, THE INVESTOR'S INVESTMENT MAY NOT EXCEED TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES).


       TEXAS INVESTORS: TEXAS INVESTORS MUST (I) HAVE A GROSS ANNUAL INCOME OF AT LEAST $45,000 AND A NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES) OF AT LEAST $45,000, OR (II) HAVE A NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES) OF AT LEAST $150,000, WITHOUT REFERENCE TO INCOME. IN ADDITION, THE INVESTOR'S INVESTMENT MAY NOT EXCEED TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES).

                                    SUMMARY

       The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus.

OVERVIEW This Asset-Backed Promissory Note offering is similar in terms and structure to two prior note offerings by affiliates of the Company. The first of such offerings was completed on December 15, 1994 by U.S. Automobile Acceptance SNP-I, Inc., a Delaware corporation ("SNP-I", formerly U.S. Automobile Acceptance Corporation), a single purpose corporation which is an affiliate of the Company, with activities and operations similar to the proposed future activities of the Company. The previous offering of SNP-I had aggregate note subscriptions totalling approximately $2,400,000. SNP-I commenced operations in September 1994.

                     The second of such offerings was completed on August 15, 1996 by U.S. Automobile Acceptance 1995-I, Inc., a Texas corporation ("USAA 1995-I"), with aggregate note subscriptions totalling $9,900,000. USAA 1995-I commenced operations in October 1995. In addition, management of the Company may form one to two other entities to do similar asset-backed note offerings of approximately the size of this offering in the future. Although the timing of such future offerings is difficult to predict and depends on the outcome of the current offering, it is anticipated that such offerings will occur in the next few years. See "Management - Prior Activities of Similar Business Under Common Control."


                     The Company commenced operations in February 1997. Using the net proceeds of this offering, the Company will purchase from automobile dealerships (the "Automobile Dealers") retail installment sales contracts secured by used automobiles and light trucks (the "Contracts"). The Contracts will generally be purchased at discounts ranging from 5% to 25% below the total future net principal balance owed on such Contracts. The purchase discount will vary depending on the credit worthiness of the borrower and on the availability and financial strength added by additional recourse or credit support agreements provided by the Automobile Dealer. These dealer credit support agreements will be in the form of Contract replacement guarantees, direct dealer recourse, limited guaranty agreements or some other form of cash hold-back arrangement. The Company generally prefers to use Contract replacement guarantees, whereby the Automobile Dealer provides the Company a replacement contract of similar terms if the retail installment sales contract becomes delinquent.


                     The Company has contracted with U.S. Automobile Acceptance Corporation (formerly Settlers Acceptance Corporation, the parent of the Company ("USAAC"), to provide ongoing servicing of the Contracts purchased, including accounting, administration and collections of payments due under the Contracts. In addition, USAAC will oversee Automobile Dealer compliance and review, oversee enforcement and administration of dealer recourse and/or Contract replacement agreements, and whenever necessary oversee the repossession and sale of vehicles securing any Contract in default.

                     The Company and USAAC will subcontract servicing, collection and repossession functions to qualified Automobile Dealers. The Automobile Dealers that will provide subcontract servicing have substantial prior experience providing servicing, collection and repossession functions for their own account and/or on behalf of other automobile finance companies. The Company believes that using experienced dealers for Contract servicing is the best method to assure collection and efficient administration of the Contracts. Automobile Dealers can best minimize the Company's losses and their own losses under dealer Contract replacement and other recourse agreements by utilization of good pre-sale screening, efficient and prompt follow-up of payments and through quick and efficient repossession and resale of repossessed vehicles. Compensation to Automobile Dealers for providing Contract servicing, if any, will be paid by USAAC out of its Contract Servicing Fees. See "Purchase and Collection of Contracts."

                     All proceeds from the collection of the Contracts are deposited in a master collections bank accounts (the "Master Collections Accounts"). Collections on the Contracts are used to pay Interest on the Notes and "Allowed Expenses," which generally include Contract acquisition fees, Contract servicing and administration, trustee fees, bank charges, legal and accounting fees, taxes, repossession costs, repair and liquidation expenses, insurance premiums and vehicle warranty service contract charges, cost of enforcement of dealer recourse agreements, salaries and other general and administrative expenses. Until the Note Redemption Trigger Date (January 1, 2001), the Company will use cash proceeds available from Contract collections, less Allowed Expenses, to purchase additional Contracts, generally at a discount. After the Note Redemption Trigger Date, the Company is required to deposit the net collection proceeds in an interest-bearing Note Redemption Account for payment on the Notes. See "Security for the Notes - The Contract Proceeds, Master Cash Accounts" and "Allowed Expenses and Flow of Contract Proceeds."

                     The Company provides information monthly to the independent Trustee so that it can monitor the disbursement of the Company's funds under the terms of a trust indenture agreement. See Exhibit B to the Prospectus.

                     The Notes provide for monthly payments of Interest at an annual rate of 11% and payments of outstanding principal beginning after January 1, 2001 (or earlier under some circumstances). All unpaid principal and accrued Interest are payable at maturity on December 31, 2001. These payments will be made by the Company from collections on its Contracts. Investors in this offering will receive an IRS Form 1099 following the end of each calendar year.
                     See "Description of the Notes - Payments of Principal and Interest."

NOTES 11% Asset-Backed Promissory Notes due December 31, 2001 (the "Notes") issued to each Noteholder.


INDENTURE OF TRUST   An Indenture of Trust was entered into between the Company and the Trustee, for the benefit of Noteholders on November 14, 1996. The Trustee accepted title to the
                     Security Agreement on behalf of Noteholders. The duties of the Trustee are to hold the Security Agreement, to perform certain obligations in the event of a default in the payment of the principal and Interest on the Notes, and to execute and deliver to the Company partial or full satisfaction of the Security Agreement upon partial or full repayment of the Notes. The form of Indenture of Trust is Exhibit B to the Prospectus. See "Indenture
                     Provisions" for a summary of the Indenture of Trust agreement.



THE TRUSTEE          Texas Commerce Bank National Association, Dallas, Texas,
                     is the Trustee under the Indenture for the Notes.  The
                     Company is obligated to pay the fees and expenses of the Trustee relating to the Notes. To secure the Company's payment of such fees and expenses, the Trustee has a lien prior to the Notes on the Trust Estate. The Trustee also acted as "escrow agent" to hold subscription proceeds until the Minimum Subscription Amount of $100,000 in Notes was sold.


THE COMPANY          U.S. Automobile Acceptance SNP-III, Inc. (the "Company"),
                     a newly organized Texas corporation and subsidiary of U.S.
                     Automobile Acceptance Corporation ("USAAC"), formerly
                     Settlers Acceptance Corporation, a Texas corporation.  The
                     Company has been formed for the purpose of purchasing, collecting and servicing motor vehicle retail installment contracts (the "Contracts"). It does not have, and does not expect to have in the future, any significant assets other than the Contracts and proceeds thereof that back the Notes. The Notes are backed by the Contracts and the related motor vehicle collateral, and in many instances by additional collateral support agreements from Automobiles
                     Dealers.

                     The Company was incorporated under the laws of the State of Texas in June 1996. The Company's principal executive offices are located at 1120 N.W. 63rd, Suite G-106, Oklahoma City, Oklahoma 73116 and its telephone number is
                     (405) 843-3135.  See "The Company."

OFFERING AMOUNT      Up to a maximum amount of $24,000,000 in principal amount
                     of the Notes. Investor funds were held in escrow until subscriptions for a minimum amount of $100,000 in principal amount of the Notes (the "Minimum Subscription
                     Amount") were received, on December 20, 1996. See "Plan of Distribution" hereafter in this Summary for additional information concerning the escrow.



INTEREST PAYMENTS           11% per annum on the outstanding principal balance
TO NOTEHOLDERS              of each Note ("Interest"), payable on the fifteenth
                            (15th) day of each month beginning with the first full calendar month following the issuance of such Note and upon maturity (the "Payment Dates"). The record date for each payment of Interest on the Notes is the close of business on the first day of the month of the Payment Date for that payment.
                            The first such interest payments were made on December 15, 1996. See "Description of the Notes -
                            Payments of Principal and Interest."


EFFECTIVE YIELD             Although the stated interest rate on the Notes is
                            11% per annum, the effective interest rate will be somewhat lower because each payment of Interest will be paid 15 days after the month over which it accrued.


PRINCIPAL PAYMENTS          No principal payments will be required to be made
TO NOTEHOLDERS              on the Notes until after the Note Redemption
                            Trigger Date (January 1, 2001), except that in the event the Company has been unable to invest the net proceeds from the sale of the Notes in suitable
                            Contracts for a period of one hundred eighty (180) days following the termination date of the offering, the uninvested net proceeds at such date will be utilized for a mandatory partial redemption of the Notes within forty-five (45) days following such date. Commencing on January 1, 2001, all net collection proceeds from the Contracts, following deduction of Allowed Expenses, will be required to be deposited into the Note Redemption Account for payment of the Notes, with no schedule of minimum payments into the Note Redemption Account. See
                            "Description of the Notes - Payments of Principal and Interest."

MATURITY                    December 31, 2001.


SECURITY FOR THE            THE CONTRACTS.  The Notes will be backed by
NOTES                       specified motor vehicle retail installment sales
                            contracts (the "Contracts") and the proceeds thereof. These Contracts will be secured by liens on used automobiles and light trucks (the "Financed
                            Vehicles") and will be purchased by the Company from automobile dealerships (the "Automobile Dealers") at a discount, using (i) the net proceeds from the sale of Notes, and (ii) until the Note Redemption Trigger
                            Date, any remaining net collection proceeds from previously purchased Contracts after deduction for payments of Interest and Allowed Expenses. In addition, the Automobile Dealers will generally provide Contract replacement guarantees or some other form of dealer recourse agreements, which will provide additional collateral support for the Notes. The Company presently intends to utilize employees, independent commission agents and USAAC to assist in locating eligible Contracts. Such independent agent or agents will be selected on the basis of their experience and reputation, the quality of the Contracts offered to the Company, and on the reputation and financial strength of the dealers originating such Contracts. Commissions or Contract note purchase fees will be negotiated, with a normal fee being approximately 2% of the outstanding principal balance of the Contracts acquired. The Contracts will be originated by independent Automobile Dealers not affiliated with the Company or USAAC. See "Security for the Notes."

                            THE NOTE REDEMPTION FUND. The Note Redemption Trigger Date will be January 1, 2001. After the Note Redemption Trigger Date, all collection proceeds from the Contracts, following deduction of Allowed Expenses, will be transferred to a separate account (the "Note Redemption Account") for payment of the Notes. No schedule of minimum payments into the Note Redemption Account will exist. See "Security for the Notes - The Note Redemption Account."

                            THE CONTRACT PROCEEDS. The proceeds from the Contracts also will constitute security for the Notes under the Indenture. All proceeds from the Contracts will be deposited to master collection accounts maintained by the Company (the "Master Collections Accounts"). The amounts in the Master Collections Accounts attributable to the Contracts will be directly transferred to an operating account maintained by the Company (the "Master Operating Account"). The Company will have the right to cause that portion of the funds contained in the Master Operating Account which is attributable to the Contracts to be withdrawn or applied for the following purposes: (1) to the Note Redemption Fund for the payment of any Interest due on the outstanding Notes on each Payment Date, (2) to any amounts due the Trustee for its fees and expenses; (3) to the payment of any other Allowed Expenses of the Company; (4) after the Note Redemption Trigger Date, to the deposit into the Note Redemption Account for payment of the Notes; and, (5) prior to the Note Redemption Trigger Date, to the purchase of additional eligible Contracts. The Trustee will be provided regular reports by which the use of such funds may be monitored. See "Security for the Notes - The Contract Proceeds, Master Cash Accounts."

                     THE SERVICING AGREEMENT. The Company has granted a security interest to the Trustee in all of its rights under the Servicing Agreement. See "Security for the Notes - The Servicing Agreement."



PURCHASE OF          The Company will purchase Contracts using (i) the net
THE CONTRACTS        proceeds from the sale of Notes, and (ii) until the Note
                     Redemption Trigger Date, any remaining net collection proceeds from previously purchased Contracts, after deduction for payments of Interest and Allowed Expenses.
                     The Company commenced purchasing Contracts in February
                     1997. In connection with such purchases, the Contracts will satisfy certain purchasing criteria. Obligors under the Contracts are anticipated to be somewhat less credit-worthy than typical purchasers of automobiles from new car dealers. However, the Company will endeavor to purchase
                     Contracts (i) at prices representing substantial discounts on their unpaid net principal balances and for less than the wholesale values of the related Financed Vehicles,
                     (ii) having maturities that are less than the remaining useful lives of the Financed Vehicles, (iii) under which substantial down payments have been paid by the Obligors, and (iv) generally guaranteed by the Automobile Dealers by utilizing Contract replacement guarantees or some other form of dealer recourse. Management of the Company believes that an adequate supply of eligible Contracts will be available for purchase, based on its experience in the industry; however, there can be no assurances that Contracts will continue to be available. See "Purchase and Collection of Contracts."



REDEMPTION OF        The Company may, at any time, elect to redeem the Notes in
NOTES                whole or in part.  A partial redemption from time to time
                     would reduce the average life of the Notes, and thereby reduce the overall return, but not the annual rate of return, to the Noteholders. In the event that prior to one hundred eighty (180) days following the termination date of the offering the Company has been unable to invest the net proceeds from the sale of the Notes in suitable
                     Contracts, the uninvested net proceeds at such date will be utilized for a mandatory partial redemption of the Notes within forty-five (45) days following such date. In addition, Notes may be redeemed in the event the Company is unable to purchase suitable Contracts throughout the term of the Notes.


SERVICING            The Servicer is U.S. Automobile Acceptance Corporation
                     ("USAAC"), the parent of the Company, whose principal offices are located at 1120 N.W. 63rd, Suite G-106,
                     Oklahoma City, Oklahoma 73116. USAAC is to provide services for the administration and collecting of the Contracts on behalf of the Company. USAAC has limited operating history, and its management has limited experience in the servicing and collection of consumer contracts and notes, including those secured by automobiles. USAAC intends to subcontract with third parties to provide certain of these services and to subcontract collecting services to selected Dealers.
                     USAAC will be paid $21.50 per month per Contract for servicing and collecting the Contracts. See Exhibit E to the Prospectus.


TAX STATUS           The Notes will be taxable obligations under the Internal
                     Revenue Code of 1986, as amended, and Interest paid or accrued will be taxable to non-exempt holders of the Notes. See "Certain Federal Income Tax Considerations."

USE OF PROCEEDS      The Company intends to use 88% of the net proceeds from
                     the sale of the Notes for the purchase of Contracts and 12% of such proceeds to pay commissions, fees and expenses as stated in this Prospectus. See "Use of Proceeds."

DENOMINATIONS        The Notes will be issued in fully registered form in
                     denominations of $1,000 and integral multiples thereof.

NO RATING            The Company has not sought, and is not required by the
                     Indenture or any other document, to obtain a rating of the Notes by a rating agency.

RISK FACTORS         An investment in the Notes entails certain risks,
                     including the risk of default on the Contracts.  See "Risk
                     Factors."


PLAN OF              The Notes will be offered and sold on a "best efforts"
DISTRIBUTION         basis on behalf of the Company by Anchor Management Group,
                     Inc., Calton & Associates, Inc., Centennial Capital
                     Management, Rushmore Securities Corporation, Southern
                     Capital Securities, Inc., VSR Financial Services, Inc., and other licensed soliciting broker-dealers that are members of the National Association of Securities Dealers, Inc., and are qualified to offer and sell the Notes in a particular state, who have been or may hereafter be engaged by the Company. Investor funds were held in a subscription escrow account until the minimum of $100,000 in principal amount of the Notes (the "Minimum
                     Subscription Amount") was sold.  The Escrow Termination
                     Date was December 20, 1996. The escrowed funds were released to the Company at that time. See "Plan of Distribution."



                                  RISK FACTORS

       An investment in the Notes entails certain risks. In considering a purchase of these securities, prospective investors should carefully consider the risks involved, including the following:

RISKS UPON MINIMUM OFFERING

       In the event only the Minimum Subscription Amount is raised, the Company may be unable to pay certain of its operating expenses. Although the Company's Parent, U.S. Automobile Acceptance Corporation, has represented that it will pay such expenses or furnish required services to the Company without compensation, the parent may have limited incentive to do so. In the event these expenses are not paid by the Company or the Parent, or the Parent does not furnish the required services, the Noteholders could be adversely affected.

LIMITED ASSETS AND OPERATING HISTORY

       The Company has no prior operating history and does not have, and is not expected to have, any significant assets other than the Contracts and the proceeds thereof that back the Notes. While the Notes remain outstanding, the Company will not engage in any business other than the purchase, collection and servicing of the Contracts (including repossession and resale of the vehicle collateral). USAAC, with whom the Company has contracted for the purchasing and servicing of the Contracts on the Company's behalf, began operations in 1995 and has limited operating history.

PURCHASING AND AVAILABILITY OF CONTRACTS; REDEMPTION OF NOTES

       The success of the Company, in large part, depends on its ability to keep its assets continuously invested in Contracts. While the Company believes that an adequate supply of eligible Contracts will be available for purchase, there can be no assurances that the Company will be able to keep its assets so invested, which may result in lower rates of return.

       The Company includes in its review of prospective Automobile Dealers the delinquency and repossession rates, and losses which they have experienced. Moreover, the Company must be satisfied with Contracts prior to purchasing them; there is no assurance, however, that an Automobile Dealer's historical rates of delinquency, repossession and losses will reflect future transactions or that the Automobile Dealers will be able to honor Contract replacement guarantees or other dealer recourse requirements.

       In the event that the Company has been unable to invest the total net proceeds from the sale of the Notes in suitable Contracts prior to one hundred eighty (180) days following the termination date of the offering, the uninvested net proceeds at such date will be utilized for a mandatory partial redemption of the Notes within forty-five (45) days following such date. In addition, Notes may be redeemed in the event the Company is unable to purchase suitable Contracts throughout the term of the Notes. In such a case, Notes will be redeemed on a random basis, by lot.

NO SINKING FUND

       No provision has been made by the Company to establish a sinking fund, that is, a segregated fund with annually scheduled payments, in order to pay the Interest or principal on the Notes. There can be no assurance that sufficient funds will be available to make the Interest payments when due or to repay the principal amount of the Notes at maturity.

SUFFICIENCY OF NOTE REDEMPTION FUND

       Beginning on the Note Redemption Trigger Date, which is January 1, 2001, the Company is required to transfer all net collection proceeds from the Contracts, after deduction of Allowed Expenses, to the Note Redemption Account. Such proceeds will be used to pay the Interest and principal of the Notes at Maturity on December 31, 2001, or upon earlier redemption in whole or in part.

       The risk exists that if the Company has made insufficient collections and/or has purchased insufficient Contracts, it may be unable to pay Interest payments in full when due, and it would be unable to repay the principal of the Notes in full. In such an event, the Company would be in default under the Indenture, and the Trustee may exercise any of its available remedies, which include the rights to continue to collect on the Contracts until the Notes are paid, to foreclose on the Contracts or to seek a judgment against the Company.

CONFLICTS OF INTEREST

       USAAC, which owns all of the outstanding common stock of the Company (the "Common Stock"), also owns all the outstanding common stock of U.S. Automobile Acceptance 1995-I, Inc. ("USAA 1995-I"), a limited purpose corporation engaged in the same business as the Company which began operation in October 1995. In addition, the sole director of the Company and USAA 1995-I is an officer, director and sole shareholder of a similar limited purpose corporation, U.S. Automobile Acceptance SNP-I, Inc. ("SNP-I") which began operation in September 1994. Consequently, there will be conflicts of interest with respect to allocation of management time, services, overhead expenses and functions. There can be no assurance that any particular conflict may not be resolved in a manner that adversely affects Noteholders. Management will have conflicts of interest with respect to the choice of Contracts purchased by the Company or by parties other than the Company. In addition, management of the Company may form one to two other entities to do similar asset-backed note offerings of approximately the size of this offering in the future. Although the timing of such future offerings is difficult to predict and depends on the outcome of the current offering, it is anticipated that such offerings will occur in the next few years. Accordingly, there will be additional conflicts of interest in the future. Although management of the Company, SNP-I, and USAA 1995-I have established a policy for apportioning business opportunities among affiliates on a pro rata basis, the risk exists that an entity other than the Company will receive more favorable treatment with respect to business opportunities, including the purchase of Contracts. If an insufficient supply of eligible Contracts is available for purchase, there can be no assurances that the Company will be able to keep its assets so invested, which may result in lower rates of return to the investors, and/or early redemption of the Notes. See "Purchase and Collection of Contracts - Allocation of Available Contracts."

       The Company has contracted with USAAC, its parent, to act as Servicer of the Contracts to be purchased. The Company did not seek competitive bids before contracting with USAAC, and amounts to be paid to USAAC have not been determined by arms-length negotiation. There can be no assurance that any of these conflicts will be resolved in a manner that will not adversely affect Noteholders. The sole director of the Company and USAAC may face legal consequences based on his conflicting duties of loyalty, which may adversely affect the Company and his ability to serve the Company and USAAC.

COMPETITION

       The Company has numerous competitors engaged in the business of buying new and used motor vehicle retail installment contracts at a discount, including affiliates of the Company. More and more companies have recently become involved in businesses similar to that of the Company, which could lead to a possible decline in the future availability and quality of automobile contracts. In addition, the Company competes to some extent with providers of alternative financing services, such as floor plan lines of credit from financial institutions, lease financing and dealer self-financing. National or regional rental car companies, auction houses, dealer groups or other firms with greater financial resources than the Company could elect to compete with the Company in its market. These competitive factors could have a material adverse effect upon the operations of the Company.

RELIANCE ON MANAGEMENT

       The Company's day-to-day affairs, including but not limited to evaluating the Contracts, determining which Contracts are to be purchased, effecting Contract purchases, and overseeing the servicing of the Contracts, will be administered entirely through, and decisions with respect thereto will be made exclusively by, management of the Company and USAAC. The sole officer and director of both the Company and USAAC is Michael R. Marshall. The success of the Company, therefore, will depend on the quality of the services provided by Mr. Marshall and persons under the control of Mr. Marshall. Accordingly, no person should purchase any of the Notes offered hereby unless he is willing to entrust all aspects of the management and control of the business of the Company to Mr. Marshall. See "Management."

RELIANCE ON PARENT

       U.S. Automobile Corporation, the Company's parent (the "Parent"), has executed a guaranty agreement in favor of the Trustee, pursuant to which the Parent guarantees payment of up to $150,000 of the principal of the Notes when due. The financial statements of the Parent, which are included in the Prospectus, reflect that the Parent's liabilities currently exceed its assets, and that the Parent has a deficit in stockholders' equity. Although the parent cannot claim a right of offset against the guaranty agreement for amounts owed to the Parent by the Company, other creditors of the Company may be able to claim an interest in the funds represented by the guarantee. In the event the Parent is unable to meet its obligations under the guaranty agreement, there may be insufficient funds to repay the principal amount of the Notes upon maturity. In addition, the guarantee of the Parent goes only to the principal of the Note; the investors, therefore, may lose their interest on the Notes even if the Parent meets its obligations under the guaranty agreement.

LIMITED RESPONSIBILITIES OF TRUSTEE

       The duties and responsibilities of the Trustee for the Notes under the Indenture and the other security documents are limited to serving as (i) paying agent/registrar for the Notes, and (ii) collateral agent following the occurrence of an Event of Default. In connection with discharging such duties and responsibilities, prior to the occurrence of an Event of Default, the Trustee does not maintain possession of or control over any of the funds used to pay the principal or interest on the Notes or any of the Collateral securing payment of the Notes. Until the occurrence of an Event of Default, all such funds and all of the Collateral remain in the possession of and under the control of the Company and/or one of its affiliates. Upon the occurrence of an Event of Default, the Company has agreed to cause the Collateral to be delivered to the Trustee.

COLLECTIONS AND REPOSSESSIONS; PERFORMANCE OF CONTRACTS

       The Contracts represent the financing of the sale of used motor vehicles. The delinquency and repossession rates for this class of retail installment sales contracts are expected to be higher than for contracts resulting from the sale of new vehicles.

       Based upon management's previous experience and preliminary negotiations for the purchase of Contracts, the Company believes that Contracts bearing interest at close to legal rate ceilings in a number of states where Contracts will be acquired will be available at significant discounts during the life of the Notes. Accordingly, the Company expects to meet its obligations on the Notes by purchasing Contracts at a range of 75% - 95% of the remaining principal balance of the Contracts, bearing interest at rates higher than the Notes. The collection proceeds of such Contracts will be the source for prepayment of the Notes, as the total future installments required to be paid under such Contracts would be substantially greater than the payments on the Notes.

       The Company believes that the aggregate dollar amount of the Contracts securing the Notes will increase until the Note Redemption Trigger Date. As a result of the reinvestment by the Company of the net collection proceeds from existing Contracts, after deduction for Interest and Allowed Expenses, and the purchase of additional Contracts, the Company believes that the ratio of the aggregate principal of the outstanding Notes to the total unpaid installments of the Contracts securing the Notes will continue to increase until the Note Redemption Trigger Date.

       As a consequence of the foregoing, the Company believes that prior to maturity the Notes will be backed by Contracts whose aggregate value substantially exceeds the principal amount of the Notes and that the net collection proceeds from the Contracts, after deduction of Allowed Expenses, will be sufficient to make the required payments on the Notes. Nevertheless, the actual collection rates for the Company's Contracts are impossible to predict precisely. Substantial adverse changes in collectability rates caused by changes in economic conditions or other factors could adversely affect the Company's ability to collect on the Contracts. If the Contracts do not collectively perform as expected by the Company, the Company's ability to make the required payments on the Notes could also be adversely affected. If Contract Obligors fail in sufficient quantities to make payments on their respective Contracts and the Company is unable to sufficiently enforce dealer Contract replacement obligations or other dealer recourse agreements or resell Financed Vehicles for enough to cover the outstanding balances on such Contracts, the Company might become unable to pay the Notes in full.

       In the event the Automobile Dealer has not replaced a defaulted Contract or is unable to honor other dealer recourse agreements, USAAC is required to commence repossession of a Financed Vehicle if the Obligor is four payments past due or has failed to remit any payment for 60 days, in the case of biweekly or semimonthly Contracts, or is two payments past due or has failed to remit any payment for 75 days, in the case of monthly Contracts. Such policy is based upon the Company's belief that collection of proceeds on the Contracts will be maximized by permitting some latitude to work with Obligors who may be in technical default for nonpayment of an installment but who are making payments. The Company does not believe that the resulting delays in repossession of Financed Vehicles will adversely impact the Company's ability to pay the Notes.

LACK OF MARKET FOR NOTES

       No public market presently exits for the Notes. Although certain broker-dealers may determine to make a market in the Notes, there can be no assurance that a secondary market will develop, or that if one develops it will continue for the life of the Notes. Noteholders have no right to require redemption of the Notes and may not be able to liquidate their investment in the Notes in the event of an emergency or for any other reason, and the Notes may not be readily accepted as collateral for loans. Accordingly, investors should anticipate holding the Notes until maturity. The Notes should be purchased only by persons who have no need for liquidity in their investment.

DELAYS IN CONTRACT PURCHASES

       To maximize its investment yields, the Company expects to purchase Contracts using the net proceeds from the sale of Notes without significant delay after the receipt of such proceeds. If unforeseen delays occur, the Company's overall profitability and ability to repay the Notes could be adversely affected because the yields of the short-term investment alternatives for such funds, i.e., rates in the interim, are expected to be much less than the yields anticipated to be received by the Company from the Contracts.

FLOW OF CONTRACT PROCEEDS

       The Automobile Dealers will collect payments by the Obligors under the Contracts and deposit them into the Master Collections Accounts. Although the Company has strict standards for selecting the Automobile Dealers, the risk exists that a Dealer will withhold funds or fail to make timely deposits. Such practices by Automobile Dealers would have an adverse effect on the business of the Company and could affect its ability to pay principal and/or Interest to Noteholders when due.

LACK OF DAMAGE INSURANCE

       The owners of the Financed Vehicles may fail to maintain physical damage insurance. As a consequence, in the event any theft or physical damage to a Financed Vehicle occurs and no such insurance exists, the Company may suffer a loss unless the owner is otherwise able to pay for repairs or replacement or its obligations under the related Contract. If the Company incurs significant losses from uninsured Financed Vehicles, its ability to pay the Notes may be adversely affected.

SALE OF SMALL AMOUNT OF NOTES

       The offering may be consummated by the Company with the sale of as little as $100,000 in principal amount of the Notes. In the event the Company sells only a small portion of the Notes, the performance of individual Contracts in the pool securing the Notes will have a greater effect on the ability of the Company to pay the Notes than if a large portion of the offered Notes are sold. In addition, although most of the Allowed Expenses of the Company will generally vary with the amount of Contracts, relatively small amounts of fixed fees and expenses payable to the Trustee and for on-going banking, accounting and legal services may not vary in proportion with the amount of the Contracts and may be relatively higher if only a small portion of the Notes are sold than if a large portion of the Notes are sold. If the fixed Allowed Expenses are higher than expected, the Company's ability to repay a small amount of Notes may be adversely affected.

CERTAIN LEGAL MATTERS RELATING TO THE CONTRACTS

       PRIORITY LIENS IN FINANCED VEHICLES. Statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the Financed Vehicles, and certain state and federal laws permit the confiscation of motor vehicles used in unlawful activity which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. Liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Contract. No notice may necessarily be given to the Company or USAAC in the event such a lien arises or confiscation occurs.

       BANKRUPTCIES AND DEFICIENCY JUDGMENTS. Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of USAAC or the Company to repossess and resell Financed Vehicles or enforce a deficiency judgment. In addition, the Company may determine in its discretion that a deficiency judgment is not an appropriate or economically viable remedy, or may settle at a significant discount any deficiency judgment that it does obtain. In the event that deficiency judgments are not obtained, are not satisfied, are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, the loss will reduce the collateral securing the Notes, and if other collateral or dealer recourse agreements are insufficient may adversely affect the ability of the Company to repay the Notes.

       In the event that either USAAC or an Automobile Dealer were declared bankrupt, there may be delays in the collection of the Contracts; however, such an event should not affect the nature or extent of the collateral securing the Notes. In the event of a bankruptcy by the Company, the Trustee is empowered to file such proofs of claim and other papers or documents to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property. In the event of a bankruptcy by an Automobile Dealer, the servicing of Contracts purchased from that Automobile Dealer would be assumed by USAAC and/or subcontracted to another satisfactory Automobile Dealer or to a secondary Servicer. While the Company believes that the best servicer of Contracts will be the Automobile Dealer selling such Contracts, the Company does believe that satisfactory servicing and collection of Contracts can be accomplished by subcontracting to another Automobile Dealer or secondary servicer. In the event an Automobile Dealer has collected payments on Contracts it is servicing and fails to deposit them in the Master Collections Accounts, notwithstanding its obligation to do so, the Company may have difficulty recovering such funds in the event of such Automobile Dealer's bankruptcy. It is the intention of the Company, however, to take such actions as may be necessary to minimize the effect on the collateral securing the Notes in the event of an Automobile Dealer's bankruptcy.

       CONSUMER PROTECTION LAWS. Numerous federal and state consumer protection laws impose requirements upon the origination and collection of retail installment contracts. State laws impose finance charge ceilings and other restrictions on consumer transactions and may require certain contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. A risk exists that this liability could affect the ability of the Company, as an assignee of the Contracts, to enforce the Contracts. In addition, certain of these laws make an assignee of such contract liable to the Obligor thereon for any violation by the assignor. Accordingly, the Company, as holder of the Contracts, may be subject to liability to an Obligor under one or more of the Contracts.


                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company as of August 31, 1997.

       SHAREHOLDERS' EQUITY
              Common Stock, $1.00 par value,      $         1,000
              authorized 3,000 shares, issued
              and outstanding 1,000 shares
              Paid-in Capital                     $        49,000
              Retained Earnings (Deficit)         $      (246,230)
                                                         ---------
              TOTAL SHAREHOLDERS' EQUITY          $      (296,230)


                                USE OF PROCEEDS

       The Company intends to apply 88% of the proceeds from the sale of any Notes to the purchase of Contracts. The Company will pay to licensed broker-dealers engaged by the Company a commission of 7%. The Company will also pay to the Parent a fee of 5% of the gross proceeds from the sale of Notes, as reimbursement for paying the registration, legal, accounting, printing, marketing, trustee and other out-of-pocket fees and expenses, for bearing the general administrative and overhead expenses associated with the offering and the organization of the Company, and for the services provided by the Parent in connection with the offering and organization of the Company. All expenses related to this offering, other than the commissions and fees payable to licensed broker-dealers, will be advanced by the Parent. In the event the Parent advances fees in excess of 5% of the offering proceeds, such excess amount shall be borne by the Parent. If fees advanced by the Parent are less than 5% of the offering proceeds, the balance of the 5% will represent compensation to the Parent.

       The following table sets forth the anticipated use of proceeds from the offering, reflecting the Minimum and Maximum Subscription Amounts:

                                                            Minimum                     Maximum
                                                            -------                     -------
       Purchase of Contracts                              $  86,240               $  20,697,600
       Contract Purchase Fees (1)                             1,760                     422,400
       Broker-Dealer Commissions                              7,000                   1,680,000
       Legal, Accounting & Printing Expenses (2)              5,000                     150,000
       Trustee and Escrow Fees (2)(3)                           -0-                      50,000
       Other Offering Expenses (2)(3)(4)                        -0-                     400,000
       Marketing Expenses & Due Diligence (2)(3)(5)             -0-                     360,000
       Compensation to Parent (2)(3)(6)                         -0-                     240,000
                                                          ---------               -------------
         TOTAL                                            $ 100,000               $  24,000,000

_________________________

(1)    To be paid to automobile contract suppliers.

(2)    To be paid or reimbursed to an affiliate.

(3) The anticipated expenses of the offering if only the Minimum Subscription Amount is raised are in excess of $5,000. Only $5,000 will be reimbursed to the Parent.

(4)    Includes SEC registration fee, Blue Sky fees and miscellaneous expenses.

(5) Anticipated to be paid to registered broker-dealers. One third of such amount represents due diligence fees, and two thirds of such amount represents a non-accountable expense reimbursement.

(6) If the Maximum Subscription Amount is raised, the Parent anticipates that a portion of the 5% reimbursement will represent profit to the Parent.

                           PLAN OF DISTRIBUTION

       The Company is offering up to $24,000,000 in aggregate principal amount of the Notes. The Notes are being sold on a "best efforts" basis on behalf of the Company by Anchor Management Group, Inc., Calton & Associates, Inc., Centennial Capital Management, Rushmore Securities Corporation, Southern Capital Securities, Inc., VSR Financial Services, Inc. and other licensed soliciting broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") and that are qualified to offer and sell the Notes in a particular state, as have been or may hereafter be engaged by the Company.


       The Company has agreed to pay to soliciting broker-dealers, in consideration for their services, a sales commission of 7% of the principal amount of Notes which the broker-dealers sell. In addition, the Parent anticipates that it will pay to such broker-dealers up to an additional 1.5% of the principal amount of Notes sold by broker-dealers, which represents 1.0% for a non-accountable expense allowance and 0.5% for due diligence fees. Such fees, if any, will be paid out of the 5% payable to the Parent. The total compensation to be paid to NASD members in connection with the offering will not exceed 8.5%, which includes 7% for sales commissions, 1% for expenses, and 0.5% for due diligence. The Company has agreed to indemnify the broker-dealers against certain liabilities, including liabilities under applicable securities laws.

       Minimum suitability requirements have been established. Subscribers will not be deemed suitable for an investment in the Notes unless they meet one of two minimum standards established by the Company. All subscribers must represent that they (i) have a minimum net worth of $25,000, together with an annual income of a minimum of $25,000, excluding personal residence, furnishings and automobiles, OR (ii) they have a minimum net worth of $40,000, without reference to annual income, excluding personal residence, furnishings and automobiles. Residents of certain states must meet the Company's minimum standards or the applicable state standard, whichever is more stringent. The minimum investment is $2,000.


    Investor subscriptions are to be made payable to, and were held in an escrow account by, Texas Commerce Bank National Association, Dallas, Texas, as escrow agent, until the Minimum Subscription Amount of $100,000 in principal amount of the Notes was raised. The Escrow Termination Date was December 20, 1996, and the escrowed funds were released to the Company at that time. All proceeds from the sale of additional Notes will now be immediately available for use by the Company. All subscriptions are subject to the right of the Company to reject any subscription in whole or in part.



    The offering will terminate on June 30, 1998, unless sooner terminated by the Company upon the sale of all of the Notes, or if the Company believes that suitable Contracts will not be available for purchase by the Company or that additional selling efforts will be unsuccessful. Although early termination of the offering may result in the Company selling less than the Maximum Subscription Amount and may expose prior purchasers of Notes to certain risks, the Company does not believe an early termination will have a material adverse effect on any prior purchasers of Notes. The aforedescribed termination provisions are the exclusive termination provisions for the offering.


                            DESCRIPTION OF THE NOTES
GENERAL

       The Notes are general obligations of the Company, and the holders of the Notes will have recourse against the assets of the Company; however, substantially all of the Company's assets will be the Contracts. The Company has not sought, and is not required to obtain, a rating of the Notes by a rating agency.

       The Notes will be issued pursuant to a trust indenture agreement (the "Indenture"), between the Company and Texas Commerce Bank National Association, as trustee (the "Trustee"). The following summaries of certain provisions of the Indenture and the summaries included under "The Indenture of Trust Provisions" do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. The Trustee will accept title to the Security Agreement on behalf of Noteholders. The duties of the Trustee are to hold the Security Agreement, to perform certain obligations in the event of a default in the payment of the principal and Interest on the Notes, and to execute and deliver to the Company partial or full satisfaction of the Security Agreement upon partial or full repayment of the Notes. See "Indenture Provisions" for a more complete summary of the Indenture of Trust agreement. The form of Indenture of Trust is Exhibit B to the Prospectus.

       No public market exists for the Notes. Accordingly, Investors should expect to retain ownership of the Notes and bear the economic risks of their investment for the life of the Notes.

ISSUANCE OF NOTES; TRANSFERS

       The Notes will be issued in an aggregate principal amount of up to $24,000,000, in minimum denominations of $1,000 and integral multiples thereof. The minimum investment amount for each investor is $2,000. The Company may charge a reasonable fee for any transfer or exchange of a Note. Each Note will mature on December 31, 2001.

PAYMENTS OF PRINCIPAL AND INTEREST


       Each Note will accrue interest from the date of issuance at the rate of 11% per annum. Interest shall be computed on the basis of a 365-day year but is paid in twelve (12) equal monthly installments regardless of the number of days in each month. The Company will be required to make monthly payments of Interest, paid in arrears, on the outstanding principal balance at such rate of 11% per annum (the "Interest"). Payments of Interest will be due and payable on the fifteenth (15th) day of each successive calendar month (for Interest accruing during the prior month or months), commencing with the first full calendar month following the issuance of the Note, and upon the Maturity Date. The principal balance of the Note will be due and payable on the Maturity Date. The first of such Interest payments were made on December 15, 1996. Any installment of Interest which is not paid when and as due will accrue interest at the lesser of 18% or the highest lawful rate of interest from the date due to the date of payment. Although the stated interest rate on the Notes is 11% per annum, the effective interest rate will be somewhat lower because each payment of Interest will be paid 15 days after the month over which it accrued.


       All payments of Interest will be made by check mailed to Noteholders registered as of the close of business on the first day of the month of the Payment Date, at their addresses appearing on the Note Register, except that all payments of principal and the payment of Interest due on each Note at maturity or upon redemption in whole or in part will be made only upon presentation and surrender of such Note on or after the Maturity Date or Redemption Date, as the case may be, at the office of the Company.

       The Company expects to use the amounts collected under the Contracts to make the required payments under the Notes. All installments and other proceeds from the Contracts will be deposited in the Master Collections Accounts maintained by the Company for all of the various motor vehicle retail installment contracts ("Contracts"). USAAC and the Company have agreed to deposit all installments and other proceeds, including proceeds from sales of repossessed vehicles, net of repossession expenses, into the Master Collections Accounts. On a periodic basis, the funds in the Master Collections Accounts will be transferred to a Master Operating Account maintained by the Company.

       Payments of Interest on the Notes will be made on each Payment Date by the Company, or its designee. On or prior to the business day immediately preceding each Payment Date, the Company will transfer to the Note Redemption Account that portion of the funds in the Master Operating Account which, together with any funds in the Note Redemption Account, is sufficient to pay the accrued Interest due on the outstanding Notes on such Payment Date. Prior to collection of the Contracts, funds to pay Interest will be advanced by USAAC and reimbursed as Contracts are collected.

       Following the Note Redemption Trigger Date, funds attributable to the Contracts in the Master Operating Account, less Allowed Expenses payable by the Company, will be transferred on at least a monthly basis to the Note Redemption Account. The funds will accumulate in the Note Redemption Account for payment of the Notes at maturity or earlier redemption at the option of the Company.

REDEMPTION

       The stated maturity of the principal of the Notes is December 31, 2001. No principal payments will be made on the Notes until the earlier of maturity or any redemption at the election of the Company of the Notes in whole or in part, except in the event that prior to one hundred eighty (180) days following the termination date of the offering the Company has been unable to invest the total net proceeds from the sale of the Notes in suitable Contracts, the uninvested net proceeds at such date will be utilized for a mandatory partial redemption of the Notes within forty-five (45) days following such date. In addition, Notes may be redeemed in the event the Company is unable to purchase suitable Contracts throughout the term of the Notes. In such a case, Notes will be redeemed on a random basis, by lot.

       Redemption of the Notes must occur at the option of the Company on any Payment Date and may be in whole or from time to time in part. Any redemption of Notes will be at 100% of the principal amount thereof being redeemed, together with Interest accrued to the Redemption Date, without any premium or penalty. Notice will be mailed to all Noteholders setting forth (i) the Redemption Date, (ii) the Redemption Price, (iii) the name and address of the Paying Agent, (iv) a statement that the Notes must be delivered to the Paying Agent, and (iv) a statement that interest on the Notes, or portion thereof being redeemed, ceases to accrue on and after the Redemption Date. In the case of notice to the holder of any Note to be redeemed in part, a new Note or Notes in principal amount equal to the unredeemed portion of such Note will be issued. In the event of partial redemption of the Notes, the Notes to be redeemed in whole or in part will be selected on a random basis, by lot.

REPORTS TO NOTEHOLDERS


       The Company intends to furnish to the holders of the Notes on a quarterly basis information containing unaudited quarterly financial statements and other summary information regarding the Contracts, including information required to be filed in Form 10-Q. Annually, the Company will furnish audited financial statements of the Company to the Noteholders, prepared in accordance with generally accepted accounting principles. Copies of Quarterly Operational Effectiveness Reviews will be provided to Noteholders upon request.


                             SECURITY FOR THE NOTES

GENERAL

       The collateral securing the Notes (the "Trust Estate") will consist of all of the Company's right, title and interest in (a) the Contracts, together with all payments and instruments received with respect thereto, (b) the Servicing Agreement, (c) the Master Collections Accounts, the Master Operating Account, the Note Redemption Account and all funds (including investments) therein, (d) all repossessed or returned Financed Vehicles, and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. In most instances the Automobile Dealer will provide the Company Contract replacement guarantees or some other form of dealer recourse, such as direct dealer recourse, limited guaranty agreements or some other form of cash hold-back arrangement. These dealer recourse agreements will be additional collateral securing the notes. The Company will serve as custodian of the collateral pursuant to the Custodian Agreement, which is Exhibit D to the Prospectus. The collateral will be deposited with the Custodian, and the Custodian will have possession, custody and control of the collateral, which could create conflicts of interest. Pursuant to the Indenture, Texas Commerce Bank National Association, the Trustee, has been granted a lien senior to the lien of the Indenture in order to secure payment of its fees and expenses as Trustee under the Indenture. Texas Commerce Bank National Association also serves as Trustee under similar indenture agreements with affiliates of the Company, which could create conflicts of interest.

THE CONTRACTS

       Each of the Contracts will be a retail installment sales contract originated by a used motor vehicle dealer and purchased by the Company and will be secured by a used automobile or light-duty truck (a "Financed Vehicle"). The Contracts will constitute a part of the Trust Estate and will be purchased by the Company using (i) the net proceeds from the sale of Notes, or (ii) until the Note Redemption Trigger Date, any remaining net collection proceeds from any previously purchased Contracts after deduction for payments of Interest and Allowed Expenses. The Company will be recorded as lienholder of record on each Financed Vehicle's title. The Company will file a UCC financing statement covering the Contracts, and also covering the proceeds therefrom, in each state in which a Contract is purchased. The financing statements shall name the Trustee as secured party for the benefit of the Noteholders and will perfect the security interest of the Trustee. The Security Agreement between the Company and the Trustee is Exhibit C to the Prospectus.

THE NOTE REDEMPTION ACCOUNT

       The Company has established a trust account at a financial institution (the "Note Redemption Account"). The Note Redemption Account will relate solely to the Notes and to the Contracts securing the Notes. Funds in the Note Redemption Account will not be commingled with any other moneys of the Company. All moneys deposited from time to time in the Note Redemption Account will be held as part of the Trust Estate. The funds in the Note Redemption Account will be employed by the Company or a paying agent to pay Interest on the Notes on each Payment Date. Funds in the Note Redemption Account may be invested as directed by the Company, but may not be invested in affiliates of the Company. The Company may only specify investment in (i) bank accounts, (ii) bank money-market accounts, (iii) short-term certificates of deposit issued by a bank, or (iv) short-term securities issued or guaranteed by the U.S. Government. The ability of the Company to direct the investment of funds in the Note Redemption Account, however, limits the protection provided by the Trustee.

       After the Note Redemption Trigger Date, proceeds from the Contracts, following deduction of Allowed Expenses, will be deposited in the Note Redemption Account and held, along with the income earned thereon, for repayment of the Notes. No schedule of minimum required payments into the Note Redemption Fund will exist.

THE CONTRACT PROCEEDS, MASTER CASH ACCOUNTS

       The Company has established two types of master accounts (the "Master
Accounts") for the benefit of the Company.   The first type account is the
"Master Collections Account," into which all payments made on or with respect to the Contracts will be deposited. These Master Collections Accounts will be "lock-box" type accounts at financial institutions where all remittance checks, drafts and other instruments for the Contracts will be deposited. All servicing subcontractors will be required under their subcontracts to promptly remit payments collected by them to the Master Collections Accounts. USAAC has also agreed to deposit in the Master Collections Accounts any payment proceeds received directly by USAAC, including any proceeds from resales of returned or repossessed Financed Vehicles, net of liquidation expenses, and any recoveries from insurance claims on Financed Vehicles. The Company will periodically transfer all collected funds from the Master Collections Accounts into the second account, the "Master Operating Account." The funds may be invested as directed by the Company. Collections or other proceeds from the Contracts in the Master Collections Accounts or the Master Operations Account, or otherwise in its possession or control, are the Company's property and subject to the security interest of the Trustee.

       It is the intention of the Company to cause the funds contained in the Master Operating Account to be withdrawn or applied for the following purposes: first, to the payment of any Allowed Expenses of the Company; second, to any amounts due the Trustee for its fees and expenses; third, through a direct transfer to the Note Redemption Account, to the payment of any Interest due on the outstanding Notes on each Payment Date; fourth, after the Note Redemption Trigger Date, to the deposit into the Note Redemption Account for payment of the Notes; and, fifth, prior to the Note Redemption Trigger Date, to the purchase of additional eligible Contracts.

       On or before the business day immediately preceding each Payment Date, the Company will cause to be transferred directly from the Master Operating Account to the Note Redemption Account that portion of the funds in the Master Operating Account which, together with any funds in the Note Redemption Account, is sufficient to make all Interest payments on the Notes.

THE SERVICING AGREEMENT

       The Company has granted to the Trustee a security interest in all of its rights under the Servicing Agreement. The Servicer is the parent of the Company. The Company may terminate the Servicing Agreement, upon written notice to USAAC, for failure of USAAC to provide adequate services as required under the terms of the Servicing Agreement. Upon such termination, all rights, duties, obligations and responsibilities of USAAC with respect to the related Contracts (except for any obligation of USAAC to indemnify the Company) will vest in and be assumed by the Company or any servicing agent that the Company may designate.

                 ALLOWED EXPENSES AND FLOW OF CONTRACT PROCEEDS

       The "Allowed Expenses" of the Company will include but are not limited to the expenses and fees including contract servicing, purchase and investor administration fees, trustee fees, bank fees and charges, legal fees, title transfer fees, account fees, contract purchase fees, insurance, repossession, repair and liquidation expenses, enforcement costs of dealer Contract replacement guarantees and/or other dealer recourse agreements, federal state and local taxes, reasonable out-of-pocket expenses incurred in connection with any Sale of Contracts to pay the Notes, salaries, and other general and administrative expenses of the Company (collectively the "Allowed Expenses"). As set forth below, portions of such expenses will be paid to affiliates of the Company.

       The following table summarizes the Company's present estimates of its anticipated Allowed Expenses. Actual incurred Allowed Expenses may vary significantly from these estimates. In the event that only the Minimum

Subscription Amount is raised, certain of these expenses will not be paid, or will be paid by the Parent, as indicated. See "Description of the Notes - Minimum Yield Requirements."

                     Summary of Estimated Allowed Expenses
                     -------------------------------------

       Allowed Expense                                Estimated Amount
       ---------------                                ----------------
Servicing and Operating Fees (to be paid
to affiliates of the Company)

       Contract Servicing Fee                         $21.50 per month per Contract, subject to certain
                                                         limitations(1)

       Purchase Administration Fee                    $125 per Contract purchased(2)

       Investor Administration Fee                    1/12th of 1.0% of the aggregate outstanding principal
                                                         amount of the Notes, paid monthly, and 1/12th of
                                                         1% of aggregate funds held in investment accounts,
                                                         paid monthly(2)

Trustee, Registrar and Custodial Fees

       Annual Administration                          $7,500 per year

       Note Payments and Registrar Services           $10 per year per Note(2)

       Note Certificate Corrections                   $10 each(2)

       Collateral Custodial Services                  $3 per year per Contract(2)

Bank Fees

       Master Collections Accounts                    $100 to $20,000 per year (varies with volume)

       Operating Account                              $100 to $5,000 per year (varies with number of
                                                         transactions)

Legal Fees

       Annual Attorney's Opinion to Trustee           $1,000 - $5,000

       Title Transfers                                $14 per Contract

Accounting Fees

       Annual Audit and Outside Accounting            $1,000 - $40,000

       Annual Tax Return                              $1,000 - $10,000

       Quarterly Operational Effectiveness Reviews    $1,000 - $20,000 ($250 - $5,000 per quarter)

Printing & Mailing                                    $300 - $10,000(2)

Total Annual Servicing, Operating, Trustee, Bank,     Estimated to average (i) $1,500,000 if maximum
        Legal, Accounting, Administrative                amount of Notes is sold, or (ii) $18,000 if the
                                                         Minimum Subscription Amount only is sold

Contract Purchase Fees(3)                             2% - 3% per Contract(2)

Repossession, Repair and Liquidation Expenses         Estimated to average from $1,000 to $3,000 for each
                                                         repossessed vehicle

Costs of Enforcement of Dealer Contract               Enforcement of dealer recourse agreements reduces
       Replacement Guarantees and/or Dealer              repossessions, repairs and liquidation expenses

       Recourse Agreements

Federal Income Taxes                                  Varies with taxable income

State Corporate Income and Franchise Taxes            Varies by state

__________________________________

     (1) Limited to a maximum of $85,000 in any month, for calendar year 1996. This fee will be adjusted at the beginning of each calendar year for inflation using the U.S. Dept. of Labor Consumer Price Index.

     (2) Will be paid by Parent, or will not be incurred, if only the Minimum Subscription Amount is raised.

     (3) To be paid to independent automobile contract brokers. These fees are expected to amount to approximately $400,000 initially.

  See "Purchase and Collection of Contracts - General."

FLOW OF CONTRACT PROCEEDS

       Payments under the Contracts will generally be paid by the Obligors to the Automobile Dealers or to USAAC, who will deposit the funds into the Master Collections Accounts. The following chart generally illustrates the flow of Contract proceeds from the Obligors through the Master Accounts to the various applications of such proceeds including payment of Allowed Expenses, trustee fees and expenses, Interest payments on Notes, reinvestment in additional contracts, and after the Note Redemption Trigger Date, the accumulation of funds to pay the Notes.

===========================================================================================================
  Servicer/Dealer            Servicer/Dealer            Company Transfers Funds     Company Utilizes Funds
  Collects Installments      Deposits Installment       From Master Collections     in   Master Operating
                             Collections Into Master    Accounts To Master          Account as Follows(1)
                             Collections Accounts       Operating Account
----------------------------------------------------------------------------------------------------------
        -----                       -----                     -----
===========================================================================================================

(1)    Various Proceeds Applications
       -----------------------------

       1.     Allowed Expenses.

       2.     Trustee's fees and expenses.

       3. Interest paid by transfers to Note Redemption Account for payment to Noteholders.

       4.     A.     Before Note Redemption Trigger Date, any remaining
                     proceeds used to purchase additional eligible Contracts.

              B. After Note Redemption Trigger Date, any remaining proceeds deposited into Note Redemption Account by Trustee for payment of Notes.


                                  THE COMPANY
GENERAL


       U. S. Automobile Acceptance SNP-III, Inc. (the "Company") was incorporated in Texas on June 7, 1996. The Company is a wholly-owned subsidiary of U.S. Automobile Acceptance Corporation, a Texas corporation. The Company has no subsidiaries. Financial statements for the Company and U.S. Automobile Acceptance Corporation are included in this Prospectus. NOTEHOLDERS WILL RECEIVE NO INTEREST IN THE PARENT CORPORATION. There is no trading market for the capital stock or Notes of the Company. The principal offices of the Company are located at 1120 N.W. 63rd, Suite G-106, Oklahoma City, Oklahoma 73116. The telephone number is (405) 843-3135. The Company is registered with the Texas Consumer Credit Commissioner as a holder of motor vehicle retail installment sales contracts. The Company began operations and commenced Contract purchasing activities in February 1997.


THE BUSINESS OF THE COMPANY

       The Company was established for the purpose of purchasing, collecting and servicing motor vehicle retail installment contracts. The motor vehicle retail installment sales contracts to be purchased by the Company and pledged to secure the Notes (the "Contracts") are expected to be purchased at significant discounts from the net remaining principal balance thereof and will be secured by used automobiles and light trucks (the "Financed Vehicles"). The Contracts will be purchased from independent motor vehicle dealers located principally in Texas, and Automobile Dealers will in many instances provide Contract replacement guarantees or some other form of dealer recourse. In addition, the Company may purchase Contracts from affiliated entities. The Company may expand its dealer group to other states as the Company determines to be appropriate. The Company will not participate in the retail sales by the Automobile Dealers of the Financed Vehicles from which the Contracts will arise. Automobile Dealers are expected to sell Contracts at a discount for several reasons, including (i) the 1986 repeal of the installment sale tax treatment for such Contracts, which now requires an automobile dealer who carries dealer paper to pay 100% of the tax due on a sale at the time of the sale, even if the dealer only receives a small down payment; (ii) the lack of availability of financing from traditional financing sources; and (iii) their expanding market for used automobiles, due to continuing price increases in new cars, which increases the Automobile Dealers' sales and profit possibilities but also their capital needs.

INITIAL OPERATIONS


       The funds necessary to purchase the Contracts will initially be provided from the sale of the Notes offered hereby. After the payment of Interest due upon the Notes and Allowed Expenses, the net collection proceeds from the Contracts will be used to purchase additional eligible Contracts until the Note Redemption Trigger Date.


       The Company presently anticipates that the Contracts purchased by the Company will relate primarily to Financed Vehicles where wholesale values range from $2,000 to $20,000. The Company believes that banks and other traditional financing institutions are not well equipped to finance independent used motor vehicle dealers, due to the large number of relatively small notes or installment contracts, the institutions' lack of due diligence and collection capability with respect to used motor vehicles, and the inability of such institutions to approve or evaluate contracts on a timely, cost-effective basis. Consumer used automobile receivables are management and collection intensive and require constant supervision, review and knowledge of repossession and resale services. The Company believes that the subcontractors selected by the Company and Servicer will provide this industry expertise at a low marginal cost.


       As of August 31, 1997, the Company had cash of $6,559,000 and had incurred organization and operating expenses of approximately $1,353,000. The Company commenced operations in February 1997 and has commenced purchasing Contracts.


                      PURCHASE AND COLLECTION OF CONTRACTS

       The Contracts will be purchased by the Company and administered on behalf of the Company under a Servicing Agreement. USAAC, as Servicer, will be responsible for providing ongoing servicing of the Contracts purchased, including accounting, administration and collections of payments due under the Contracts. In addition, USAAC will oversee Automobile Dealer compliance and review, oversee enforcement and administration of dealer recourse and/or Contract replacement agreements, and whenever necessary oversee the repossession and sale of vehicles securing any Contract in default. The Servicing Agreement allows USAAC to subcontract with industry-qualified third parties to perform its obligations thereunder. Any such subcontract will not relieve USAAC, as Servicer, from liability for its obligations under the Servicing Agreement. The Company has granted a security interest in the Servicing Agreement to the Trustee as security for the Notes and for the Obligations of the Company. The following summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Servicing Agreement. References herein to the "Servicer" are also to any successor or permitted assignee of the Servicer performing the duties of the Servicer under the Servicing Agreement.

GENERAL

       The Company and USAAC presently intend to utilize independent commission agents as well as employees of USAAC and Company to assist in locating eligible Contracts. The use of independent agents who are in the business of brokering automobile contracts eliminates the need for additional employees. The Company has established certain criteria as a general guide to govern the purchase of Contracts. The Servicing Agreement establishes criteria to govern the servicing of Contracts, including the performance of certain collection activities.

CERTAIN CONTRACT PURCHASE CRITERIA

       The Company will endeavor to purchase the Contracts at substantial discounts to their aggregate remaining unpaid principal balances and at prices which are below the wholesale values of the Financed Vehicles. In addition, the Company will seek to obtain Contracts whose maturities are less than the remaining useful lives of the Financed Vehicles and which require substantial down payments by the Obligors. The Company anticipates purchasing Contracts on a "package" basis involving several Contracts at one time.

       With respect to the credit information to be supplied by Obligors on the Contracts, the Company has established certain credit criteria to be satisfied by each Obligor. In order to satisfy these criteria, an Obligor, among other things, must be able to provide verifiable personal references, must have a valid driver's license issued by his state of residence, and must be at least 18 years of age and have no co-signors on the Contract except immediate family members. In order to verify the foregoing information, the Company or USAAC will be required to obtain from the Dealer a copy of the credit application executed by the Obligor which contains the necessary information, to verify by telephone or otherwise the Obligor's addresses, employment and personal references and to obtain a credit report from a credit reporting agency or from the Dealer.

       Although Obligors under the Contracts are anticipated to be somewhat less credit-worthy than typical purchasers of automobiles from new car dealers, the Company has established certain general criteria to be used as a guide to purchasing Contracts. These criteria are as indicated below; however, at the discretion of the Company actual purchase of packages and individual Contracts may vary substantially from this guide:

* The Company expects the purchase discount will generally range between 5% and 25% depending on the credit worthiness of each individual buyer and the Automobile Dealer, and the overall credit quality of the package of Contracts purchased.

* Generally, the Automobile Dealer will be required to provide a Contract replacement guarantee or some other form of dealer recourse which is satisfactory to the Company, such as direct dealer recourse, limited guaranty agreements or some other form of cash hold-back arrangement.

*      Contracts will usually have an original term of 48 months or less.

* The age of each Financed Vehicle may not exceed those listed in the appropriate automobile market guides, which are modified periodically.

* The Obligors on the Contracts are required to make a down payment in cash plus net trade-in allowance of 10-25% of the purchase price of the Financed Vehicles.

* The interest rate on the Contracts will not violate any applicable usury laws.

* The wholesale value for a Financed Vehicle will generally be greater than $2,000 and less than $20,000. The Company believes that $2,000 is the minimum value automobile economically feasible for the Company to finance and $20,000 the maximum desirable.

* The Obligors on the Contracts must have supplied certain credit information, and credit verification procedures must have been performed by the Company or Servicer.

DEALER CRITERIA

       Contracts will generally be purchased from Automobile Dealers who meets the following criteria:

* A net worth, exclusive of goodwill or other intangible values, of $100,000, or a parent or affiliate which meets the net worth criterion and guarantees the performance of the obligations of the Automobile Dealer under the Purchase Agreements, servicing subcontracts, Contract replacement guarantees or other forms of dealer recourse;

* A minimum of two years of successful operation as an automobile dealer, as evidenced by financial statements or prior tax returns;

* Experienced contract loss rates during the immediately preceding year acceptable to the Company;

*      Verifiable banking references;

* Servicing supervised by an individual with experience in used automobile financing and servicing;

* Servicing maintained and reported on a computerized system, or a manual reporting system that provides all information as required by the Company;

* The ability to provide weekly collection reports as required by the Company;

* Dealership property owned by dealer or subject to lease of sufficient length to indicate long term presence;

*      Satisfactory on-site premises inspection; and

* A trained or experienced repossession staff or repossession subcontractor.

COLLECTION OF PAYMENTS

       Under the Servicing Agreement, USAAC is obligated to exercise discretionary powers involved in the management, administration and collection of the Contracts and to bear all costs and expenses incurred in connection therewith. USAAC presently intends to subcontract its collecting functions to selected Automobile Dealers. Funds collected by the subcontracting Automobile Dealer will be required to be deposited directly to the Master Collections Accounts and not to the Dealer's account. A written agreement between each subcontracting Dealer and USAAC will be required before any purchase of Contracts from that subcontracting Dealer is completed.

       USAAC will instruct all Automobile Dealers and Obligors under the Contracts to make all payments to the Master Collections Accounts. USAAC or subcontractor must contact any Obligor on a past due Contract within fifteen
(15) days after the payment due date to pursue collections. Any material extensions, modifications, or acceptances of partial payments by Obligors, and any related necessary Contract amendments or default waivers by USAAC, must be approved by the chief credit officer or president of the Company. When any Contract becomes over fifty (50) days past due, USAAC and the Company will take immediate appropriate action to enforce dealer Contract replacement guarantees and other dealer recourse agreements on behalf of the Company. "Past Due" is defined as 20 days after the payment due date. In the event an Automobile dealer fails to replace such delinquent Contract or honor other dealer recourse agreements within ten (10) days, USAAC will pursue repossession, subject to compliance with all state and federal laws relating thereto, of the Financed Vehicle securing any Contract whose Obligor is (i) past due by at least four scheduled installments in the case of bi-weekly or semi-monthly installments or two scheduled installments in the case of monthly installments, and (ii) has failed for 60 consecutive days, in the case of bi-weekly or semi-monthly installments, or 75 days, in the case of monthly installments, to remit any sums against the obligations under the Contract. USAAC may commence repossession sooner if it deems such activity to be prudent and in the best interests of the Company. USAAC is also required to document the reasons for each chargeoff of any material unpaid amount from an Obligor under any Contract. As indicated by the foregoing repossession requirements, to maximize its return the Company prefers to continue collecting installments on the Contract despite a missed installment by the Obligor in lieu of repossession of the vehicle.

       USAAC is required to deliver monthly to the Company a report certifying that all Contracts managed by USAAC were serviced in material accordance with the Servicing Agreement and that USAAC is not in default under the Servicing Agreement. The report also will contain collection information on each Contract since the date of the last such report and a reconciliation of the deposits into the Master Accounts, if any.

SERVICER COMPENSATION

       USAAC is entitled under the Servicing Agreement to receive a monthly fee (the "Servicing Fee") per outstanding Contract of $21.50 per month, subject to certain limitations. Such compensation shall be limited to a maximum of $85,000 in any month. In addition, the Contract Servicing Fee will be adjusted, if necessary, so that the total annual Allowed Expenses do not exceed $18,000 in the event only the Minimum Subscription Amount is sold. If more than the Minimum Subscription Amount is raised, the Servicer will receive the Servicing Fee of $21.50 per month per Contract. In each case, fees will be adjusted annually by the pro rata published Consumer Price Index inflation factor. The Servicing Fee is intended to compensate and reimburse USAAC for administering the collection of the Contracts, including collecting and posting all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, and reporting any required tax information to Obligors. USAAC will be entitled to reimbursement of its costs and expenses incurred in the repossession, preparation for sale and resale of any Financed Vehicle and reimbursement of costs of enforcement of dealer recourse agreements. Compensation to subcontracting Automobile Dealers for providing Contract servicing, if any, will be paid by USAAC out of its Contract Servicing Fees.

OPERATIONAL EFFECTIVENESS REVIEWS

       Operational Effectiveness Reviews are special accounting and Contract compliance reviews to be performed quarterly by an independent accounting firm. These review procedures will be determined by management periodically and consist principally of periodic subcontract servicer Contract compliance testing, review of accuracy and adequacy of dealers' payment reporting and loan monitoring systems, review of actual payment deposits and timing of deposits, periodic checks of dealer net worth and profitability, reviews of actual dealer loan losses, direct confirmation of accuracy of borrower information provided by dealers, periodic confirmation of borrower balances, and review of the adequacy and consistency of loan underwriting procedures. A written report of the results of these special reviews will be provided to the Company. Copies will be made available to individual Noteholders if requested.

ALLOCATION OF AVAILABLE CONTRACTS

       Although the Company's management and consultants anticipate that a sufficient supply of Contracts will be available for purchase throughout the term of the Notes, a policy has been established for apportioning business opportunities among the Company, SNP-I, USAA 1995-I, and future affiliated entities. In the event a limited number of suitable Contracts are available at a time when several affiliated entities wish to purchase Contracts, the Contracts will be divided among the entities on a pro rata basis, according to the amount of capital each entity has available for contract purchase.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


       The following table sets forth information, as of September 30, 1997, relating to the beneficial ownership of the Company's capital stock by any person or "group", as that term is used is Section 13(d)(3) of the Securities and Exchange Act of 1934 (the "Exchange Act"), known to the Company to own beneficially five percent (5%) or more of the outstanding shares of Common Stock, and known to the Company to be owned by each director of the Company and by all officers and directors of the Company as a group. Except as otherwise noted, each of the persons named below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by each person.



Name of Director or                                 Amount and Nature of Beneficial Ownership(1)
Name and Address of                                                                  Percentage of
Beneficial Owner                                    Number of Shares               Class Outstanding
----------------                                    ----------------               -----------------
U.S. Automobile Acceptance Corporation (2)               1000                            100%
1120 N.W. 63rd, Suite G-106
Oklahoma City, Oklahoma 73116

Mr. Michael R. Marshall                                    -0- (3)
1120 N.W. 63rd, Suite G-106
Oklahoma City, Oklahoma 73116

Mr. Robert P. Billy                                        -0-
1120 N.W. 63rd, Suite G-106
Oklahoma City, Oklahoma 73116

______________________________________

       (1) The information as to beneficial ownership of Common Stock has been furnished by the Parent of the Company and the sole director and officer of the Company.

       (2) The directors of U.S. Automobile Acceptance Corporation ("USAAC"), a privately-held corporation, could be deemed to share voting investments powers over the shares owned of record by USAAC. The directors of USAAC are Michael R. Marshall and Robert P. Billy.

       (3)    Mr. Marshall owns 100% of the outstanding common stock of USAAC.


                                   MANAGEMENT

BUSINESS BACKGROUND AND EXPERIENCE

       The name, age, background and principal occupation of the sole director and executive officer of the Company are set forth below:

       Mr. Michael R. Marshall, age 48, is Chairman of the Board and President of the Company and its Parent, U.S. Automobile Acceptance Corporation. Mr. Marshall is Chairman of the Board of Directors, president, and the owner of all the outstanding common stock of U.S. Automobile Acceptance SNP-I, Inc. ("SNP-I"), and, beneficially, U.S. Automobile Acceptance 1995-I, Inc. ("USAA 1995-I"), both limited purpose corporations with business activities similar to the proposed activities of the Company. SNP-I began similar automobile finance contract purchasing activities in September 1994. USAA 1995-I began purchasing contracts in October 1995.


       Mr. Marshall holds a Bachelor of Business Administration Degree in Accounting which he obtained in 1971 from Texas A&M University and is a Certified Public Accountant, licensed to practice in Texas. From 1971 through 1977 Mr. Marshall was employed at Coopers & Lybrand, an international firm of Certified Public Accountants, which he served in various capacities including general practice manager of its Oklahoma City office. Mr. Marshall was self-employed from 1977 to 1982 as a practicing Certified Public Accountant and as a corporate financial consultant and since 1982 has been President and Chief Executive Officer of Settlers Capital Corporation, an Oklahoma corporation which specializes in assisting companies in the placement of private and public debt and equity finance transactions. Additionally, from 1981 through 1988, Mr. Marshall was the President of Settlers Energy Corporation, an independent oil and gas company located in Oklahoma, which specialized in purchasing, managing and liquidation of secured oil and gas loans of distressed financial institutions.

       Mr. Marshall has eighteen years experience as a participating investor and originator of various secured commercial lending transactions and has more than fifteen years experience in structuring, monitoring, management and liquidation of secured lending transactions. Mr. Marshall devotes substantially all of his time to the automobile finance business, and may do similar asset-backed note offerings in the future.

KEY CONSULTANTS


       Mr. Robert P. Billy, age 53, is on the Board of Directors of USAAC. Mr. Billy is presently executive vice president of Metro Bank, National Association, located in Oklahoma City, Oklahoma. Mr. Billy has been a banker for more than 20 years and has previously been the senior lending officer for various new and used automobile dealerships and for the largest used automobile auction in the State of Oklahoma. Mr. Billy assists USAAC and the Company with developing plans for portfolio credit management and assists in the selection process for determining eligible automobile dealerships for participation in the USAAC automobile finance programs. Mr. Billy holds a Bachelor of Business Administration in Management and Finance from Central State University in Edmond, Oklahoma, and has attended various advanced banking and credit management schools.



       Mr. David B. Christofferson, age 48, serves as corporate financial and legal consultant to USAAC and the Company. Mr. Christofferson is presently Executive Vice President and General Counsel for Frontier Natural Gas Corporation, an over-the-counter publicly traded oil and gas company, located in Oklahoma City, Oklahoma. Mr. Christofferson was, from 1982 - 1989, Vice President and General Counsel of Settlers Capital Corporation and was involved in assisting with the business, corporate finance and legal planning. Mr. Christofferson has substantial experience in structuring and monitoring secured lending transactions, and from 1974-1981 he served as a commercial lending officer for several Oklahoma banks. Mr. Christofferson received his Bachelors Degree in Finance in 1971 and a Juris Doctorate in 1974 from the University of Oklahoma. He also received a Master of Divinity Degree from Phillips University in 1985. Mr. Christofferson will devote approximately 10% of his time to the business of the U.S. Automobile Acceptance Corporation and the Company, and will function as an in-house counsel, assisting with offering structure, corporate finance matters, contract review, and financial planning.


PARENT

       U.S. Automobile Acceptance Corporation (formerly Settlers Acceptance Corporation), a Texas corporation (the "Parent") was formed in January 1995 to begin to consolidate ownership, management, and operations of Michael R. Marshall's automobile asset-backed finance activities. Consolidated financial statements for the parent and its subsidiaries are included in this Prospectus; however, investors will receive no interest in such company. The company changed its name from Settlers Acceptance Corporation to U.S. Automobile Acceptance Corporation in June 1996.

       U.S. Automobile Acceptance Corporation will serve as servicer pursuant to the Servicing Agreement, a form of which is included as Exhibit E to the Prospectus. USAAC will provide the staffing, administration and overhead necessary to administrate and collect automobile finance contracts for the Company. Among the specific functions

USAAC will provide are accounting, administration of collections of payments, dealer selection and supervision, enforcement of dealer recourse, and, if necessary, overseeing the repossession and sale of repossessed vehicles. USAAC intends to subcontract a portion of the required services to qualified Automobile Dealers.

PRIOR ACTIVITIES OF SIMILAR BUSINESSES UNDER COMMON CONTROL


       In early 1995, Michael R. Marshall, acquired 100% of the common stock of U.S. Automobile Acceptance SNP-I, Inc., a Delaware corporation (formerly named U.S. Automobile Acceptance Corporation) ("SNP-I") from BTB Capital Corporation ("BTB"), the former parent of SNP-I, in exchange for Marshall's ownership of 33 1/3% of the outstanding common stock of BTB, and certain other consideration. All officers and directors of SNP-I other than Marshall resigned their positions effective February 1, 1995. Effective the same day Marshall resigned all his positions with BTB and its affiliated contract servicer. Mr. Marshall is now the sole shareholder, sole officer and sole director of SNP-I. On December 15, 1994, SNP-I completed an asset-backed note offering similar to the asset-backed note offering proposed in this Prospectus. As of August 31, 1997, SNP-I had asset-backed note subscriptions totalling approximately $2,400,000, and had purchased approximately 500 automobile finance contracts with a total aggregate contract balances outstanding of approximately $2,500,000. SNP-I has incurred credit losses averaging approximately 3% annually. The company changed its name from U.S. Automobile Acceptance Corporation to U.S. Automobile Acceptance SNP-I, Inc. in May 1996.



       On June 16, 1995, U.S. Automobile Acceptance 1995-I, Inc. ("USAA 1995-I"), a Texas corporation wholly owned by the parent of the Company, commenced an offering of $9,900,000 of 14% asset-backed promissory notes due December 31, 1999. In September 1995 USAA 1995-I exceeded the minimum subscription escrow requirements of $500,000 and began its contract purchasing operations. The offering was completed on August 15, 1996, with note subscriptions totalling $9,900,000. As of August 31, 1997, USAA 1995-I had purchased approximately 1,400 automobile finance contracts with aggregate balances outstanding of approximately $9,000,000.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In addition to owning beneficially 100% of the Company's Common Stock, Mr. Marshall owns all of the outstanding common stock of U. S. Automobile Acceptance SNP-I, Inc. ("SNP-I"). The parent of the Company, U.S. Automobile Acceptance Corporation ("USAAC"), also owns 100% of the outstanding common stock of U.S. Automobile Acceptance 1995-I, Inc.("USAA 1995-I"), giving Mr. Marshall beneficial ownership of that company as well. Operations and activities of SNP-I and USAA 1995-I are similar to the planned activities and operations of the Company.

       The Company, SNP-I, USAA 1995-I, and USAAC will have conflicts of interest in allocating management time, services, overhead and functions. Management of the Company intends to resolve any such conflicts in a manner that is fair and equitable to the Company, but there can be no assurance that any particular conflict may not be resolved in a manner that adversely affects Noteholders. Management of the Company will endeavor to ensure that it has sufficient staff personnel to be fully capable of discharging its responsibilities to all affiliated entities, but there can be no assurance that such personnel will be available. Although management has established a policy for apportioning business opportunities on a pro rata basis among affiliates, the risk exists that an entity other than the Company will receive more favorable treatment with respect to business opportunities, including the purchase of Contracts. If an insufficient supply of eligible Contracts is available for purchase, there can be no assurances that the Company will be able to keep its assets so invested, which may result in lower rates of return to the investors and/or early redemption of the Notes. See "Risk Factors - Conflicts of Interest."

       There are no family relationships among any of the directors and executive officers of the Company. Except as indicated herein, none of the Company's directors hold directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

                          MANAGEMENT'S DISCUSSION AND
                        ANALYSIS OF FINANCIAL CONDITION
GENERAL


       The Company began operations in February 1997. The Company is considered to be in the development stage as substantially all of its efforts have been expended in establishing the new business, raising capital and purchasing initial Contracts. The net proceeds of the sale of the Notes are being employed to purchase the Contracts. The Company began purchasing Contracts in February 1997 and expects to be fully operational in the fourth quarter of 1997. While the Notes remain outstanding, the Company will not engage in any business other than the purchase, collection and servicing of the Contracts (including repossession and resale of the vehicle collateral).


       The Company's use of the net collection proceeds from the Contracts will be restricted to payments on the Notes and to payments of Allowed Expenses and purchases of additional eligible Contracts until the Note Redemption Trigger Date.

CAPITAL RESOURCES AND LIQUIDITY


       The Company's primary sources of funds for repayment of the Notes will be proceeds from the Contracts and any income on the reinvestment of such proceeds. The Company does not have, nor is it expected to have in the future, any significant source of capital for payment of the Notes and the expenses incurred by it other than proceeds from the Contracts and any income from reinvestment of such proceeds. Other than the guaranty by the parent for up to $150,000, payment of the principal or Interest on the Notes is not guaranteed by any other person or entity. Nevertheless, management of the Company believes that the Company will realize sufficient proceeds from the foregoing sources to pay all installments of Interest when due on the Notes and to satisfy the principal amount of the Notes in full at maturity and/or upon prepayment.


                         INDENTURE OF TRUST PROVISIONS

       The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture, and where particular provisions or terms used in the Indenture are referred to, the actual provisions are incorporated by reference as part of such summaries.

       An Indenture of Trust will be entered into between the Company and the Trustee, Texas Commerce Bank National Association, Dallas, Texas, for the benefit of Noteholders.

       The Company is obligated to pay the fees and expenses of the Trustee relating to the Notes. To secure the Company's payment of such fees and expenses, the Trustee has a lien prior to the Notes on the Trust Estate. The Trustee will also act as "escrow agent" to hold subscription proceeds until a minimum of $100,000 in Notes are sold. The Trustee will accept title to the Security Agreement on behalf of the Noteholders. A description of the Indenture of Trust is set forth below. The duties of the Trustee are to hold the Security Agreement and to perform certain obligations in the event of a default in the payment of the principal and Interest on the Notes. The Trustee will also act as Registrar and Paying Agent for purposes of registration or transfer of the Notes and for payment of interest and principal on the Notes.

       The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe). The Company also shall comply with the other provisions of TIA by filing annually a certificate of compliance with the Trustee. Copies of any reports filed are available upon request to Noteholders. No fees will be charged in excess of the Company's out-of-pocket expenses in providing such reports.

       The following constitute Events of Default under the Indenture of Trust:

       (1) the Company fails to cause the Interest payments on the Notes to be paid when due;

       (2) the Company fails to cause the principal of any Notes to be paid when due;

       (3) the Company fails to comply with any of its other agreements in the Notes, the Security Documents, or the Indenture and the default continues for the period and after the notice specified below;

       (4)    the Company, pursuant to or within the meaning of any Bankruptcy
Law:

              (a)    commences a voluntary case,

              (b) consents to the entry of an order for relief against it in any involuntary case,

              (c) consents to the appointment of a Receiver of it or for any substantial part of its property,

              (d) makes a general assignment for the benefit of its creditors, or

              (e)    fails generally to pay its debts as they become due; or

       (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (a)    is for relief against the Company in an involuntary case,

              (b) appoints a Receiver of the Company or for any substantial part of its property, or

              (c)    orders the liquidation of the Company,

              and the order or decree remains unstayed and in effect for 90 days.

       The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

       A default under section (3) above is not an Event of Default until the Trustee or the Holders of at least a majority in principal amount of the Notes notify the Company of the default and the Company does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of Default."

       If an Event of Default occurs and is continuing, the Trustee may, at the direction of Holders of at least twenty-five percent (25%) in principal amount of the Notes by written notice to the Company, declare the principal of and accrued Interest on all the Notes to be due and payable immediately. After a declaration such principal and Interest shall be due and payable immediately.

       If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and Interest on the Notes or to enforce the performance of any provision of the Notes, the Security Documents or the Indenture. Notwithstanding anything to the contrary in the Indenture, the Trustee is required to proceed against and liquidate all Collateral before looking to any other assets of the Debtor.

       The Holders of not less than seventy-five percent (75%) in Notes at the time outstanding may consent on behalf of the Holders of all such Notes to the postponement of any Interest payment for a period not exceeding three years from its due date. The Holders of a majority of the Notes may consent to the waiver of any past default and its consequences, except a default in payment of principal and Interest or any other waiver prohibited under the terms of the Indenture.

       The Holders of a majority in principal amount of the Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Noteholders, or that may subject the Trustee to personal liability.

       If the Trustee collects any money subsequent to an Event of Default, it shall pay out the money in the following order:

       First: to the Trustee, in its capacity as Trustee, Registrar and Paying Agent, for amounts due;

       Second: to the payment of Allowed Expenses (except in an Event of Default, payments of Allowed Expenses to affiliates will be subordinated to the payment of principal and Interest to Noteholders);

       Third: to Noteholders for amounts due and unpaid on the Notes for Interest, then principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and Interest; and

       Fourth: to the Company and USAAC as a payment of amounts in excess of Trustee fees and costs, Allowed Expenses, and Interest and principal due on the Notes.

       The Company may amend or supplement the Indenture or the Notes without notice to or consent of any Noteholder to cure any ambiguity, omission, defect, or inconsistency, or to make any change that does not adversely affect the rights of any Noteholder.

       The Company may amend or supplement the Indenture, the Security Documents, or the Notes without notice to any Noteholder but with the written consent of the Holders of not less than a majority in principal amount of the Notes. The Holders of a majority in principal amount of the Notes may waive compliance by the Company with any provision of this Indenture, the Security Documents, or the Notes without notice to any Noteholder. Without the consent of each Noteholder affected, however, an amendment, supplement, or waiver, may not:

       (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

       (2) reduce the rate or extend the time for payment of Interest on any Note;

       (3)    reduce the principal of or extend the fixed maturity of any Note;

       (4) make any Note payable in money other than that stated in the Note;

       (5) waive a default on payment of principal or of Interest on any Note; or

       (6) impair the right to institute suite to enforce payments due on any Note on or after the respective due dates.

       The Company shall furnish to the Trustee a certificate or opinion of an appraiser or other expert as to the fair value of any property or securities to be released from the lien of the Security Documents, which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security under the Security Documents in contravention of the provisions thereof, and requiring further that such certificate or opinion shall be made by an independent appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by the Indenture, is 40% or more of the aggregate principal amount of the Notes at the time outstanding; but such a certificate or opinion of an independent appraiser or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this paragraph is less than $25,000 or less than 1% of the aggregate principal amount of the Notes at the time outstanding.

       The Trustee, in its capacity as Trustee, Registrar and Paying Agent, may resign by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee, in its capacity as Trustee, Registrar and Paying Agent, by so notifying the removed Trustee and may appoint a successor Trustee, Registrar and/or Paying Agent with the Company's consent. The Company may remove the Trustee if:

       (a) the Trustee fails to comply with certain minimum capital requirements;

       (b)    the Trustee is adjudged a bankrupt or an insolvent;

       (c) a receiver or other public officer takes charge of the Trustee or its property;

       (d)    the Trustee otherwise becomes incapable of acting; or

       (e)    the Trustee is sold or otherwise liquidates.

       To facilitate payment of the Notes, the Company shall transfer to the Paying Agent at least one (1) business day prior to the Payment Date or Redemption Date for the Notes sufficient money to make the required principal and interest payments.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS GENERAL

       The Contracts are "chattel paper" as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, a security interest in chattel paper may be perfected by taking possession of the chattel paper or by the filing of a UCC financing statement with the Secretary of State of the state in which a corporate debtor's principal place of business is located, which in the case of the Company is the Secretary of State of Oklahoma.

       Upon any purchase of Contracts by the Company, the original Contracts and related title documents for the Financed Vehicles will be delivered to the Company. Upon its purchase, each Contract will be physically marked to indicate the security interest therein of the Company. In addition, a UCC financing statement will be filed in the appropriate public office to perfect by filing and giving notice of the Company's security interest in the Contracts and all proceeds therefrom.

SECURITY INTERESTS IN FINANCED VEHICLES

       The Company expects that a significant portion of the Contracts will be originated in Texas. Under the UCC as adopted in Texas and most other states, retail installment sale contracts such as the Contracts constitute security agreements for personal property and contain grants of security interests in the Financed Vehicles.

       Perfection of security interests in the Financed Vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In Texas and in many other states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

       Upon the purchase of the Contracts, the originating Dealers are required to assign the Contracts (and the security interests arising thereunder in the Financed Vehicles) to the Company. The originating Dealers will also provide evidence that proper applications for certificates of title have been made to ensure that the Company will be named as the lienholder on the certificates of title relating to the financed vehicles.

       Under the laws of Texas and many other states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a vehicle. The Internal Revenue Code of 1986 also grants priority to certain federal tax liens over the lien of a secured party. Certain state and federal laws permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Upon the purchase of each Contract, the Dealer is required to warrant that the Contract creates a valid, subsisting and enforceable first priority security interest in favor of the Company in the Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Contract. No notice will be given to the Company in the event such a lien arises or confiscation occurs.

       If the owner of a Financed Vehicle relocates to another state, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter, in most instances, until the owner re-registers the Financed Vehicle in such state. Almost all states generally require surrender of a certificate of title to re-register a titled vehicle. Therefore, the Company must surrender possession, if it holds the certificate of title to such Financed Vehicle, before the Financed Vehicle owner may effect the re-registration. In addition, the Company should receive, absent clerical errors or fraud, notice of surrender of the certificate of title because the Company will be listed as lienholder on its face. Accordingly, the Company will have notice and the opportunity to re-perfect its security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to one of the few states which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Contracts, the Servicer or the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or other information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Financed Vehicle, the Company must surrender possession of the certificate of title or the Company will receive notice as a result of its lien noted thereon. Accordingly, the Company will have an opportunity to require satisfaction of the related Contact before release of the lien.

REPOSSESSION

       In the event of default by an Obligor on a Contract, the holder of the Contract has all the remedies of a secured party under the UCC. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless the Obligor under a Contract voluntarily surrenders a vehicle, self-help repossession, by an individual independent repossession specialist engaged by the Servicer, subcontract Servicer or the Company, is the method presently anticipated to be employed when an Obligor defaults. Repossession by the Servicer or the Company occurs only if the Dealer has not previously replaced the contract or has not honored other dealer recourse agreements. Self-help repossession is accomplished by retaking possession of the Financed Vehicle. If the Obligor objects or raises a defense to repossession, or if applicable state law so requires, a court order must be obtained from the appropriate state court and repossess the vehicle in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

       In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

       In most jurisdictions, the UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale of the collateral may be held. Unless the Obligor waives his rights after default, the Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid installments of the Contract (less any required discount for prepayment) plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for this sale, plus in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments. It is presently anticipated that repossessed vehicles will generally be resold by the Servicer or the Company, its participating dealer network or through wholesale automobile networks or auctions which are attended principally by dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

       The Servicer or the Company will apply the proceeds of resale of the repossessed vehicles first to reimburse itself for its expenses of resale and repossession and then to the satisfaction of the obligations of the Obligor on the Contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the Contract obligations, some states allow a deficiency judgment to be sought. A deficiency judgment is a personal judgment against the Obligor for the difference between the amount of the obligations of the Obligor and the net proceeds from resale. A defaulting Obligor on a Contract typically lacks capital or income following the repossession of the Obligor's Financed Vehicle. Therefore, the Servicer or the Company may determine in its discretion that pursuit of a deficiency judgment is not an appropriate or economically viable remedy or may settle at a significant discount any deficiency judgment that it does obtain.

       Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of the Company or the Servicer to repossess and resell the Financed Vehicles or enforce a deficiency judgment. In the event that deficiency judgments are not obtained, are not satisfied, are satisfied at a discount or are discharged, in whole or in part, in bankruptcy proceedings, including bankruptcy proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Company and may adversely affect the ability of the Company to repay the Notes.

       Occasionally, after resale of a vehicle and payment of all expenses and obligations, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the former Obligor.

CONSUMER PROTECTION LAWS

       Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon dealers and services involved in consumer finance. These laws include, but are not limited to, the Trust-In-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosure in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Contracts.

       The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, is intended to defeat the ability of the transferor of a consumer credit contract (such as the Contracts), which transferor is the seller of the goods that gave rise to the transaction, to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the Obligor under the contract could assert against the seller of the goods. Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Company, as holder of the Contracts, may be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Contract.
The Obligor, however, may also assert the rule to offset remaining amounts due on the Contract as a defense against any claim brought by the Company against such Obligor.

       Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the vehicle.

       Courts have imposed general equitable principals on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principals may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

       In several cases, the obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditors do not involve sufficient state action to afford constitutional protection to consumers.

       The Dealer will warrant that each contract, at the time of its purchase by the Company, complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim or defense against the Company for violation of any law and such claim or defense materially and adversely affects the Company's interest in a Contract, such violation would constitute a breach of warranty under the Agreements and would create an obligation of the Dealer to repurchase the Contract or reimburse the Company.

OTHER LIMITATIONS

       In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

       The terms of the Contracts prohibit the sale or transfer of the Financed Vehicle securing a Contract without the secured party's consent and allow for the acceleration of the maturity of the Contract upon a sale or transfer without its consent. In most circumstances, the Company will not consent to a sale or transfer of a Financed Vehicle by an Obligor unless the Obligor prepays the Contract.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

       The following discussion of certain federal income tax considerations relating to an investment in the Notes is based upon the opinion of Tyson Hopkins, independent certified public accountant.

INTEREST ON NOTES

       Noteholders who report their income on the cash method of accounting for federal income tax purposes are required to include interest in their gross income in the taxable year in which it is received. Accrued method taxpayers are generally required to include the interest in their gross income in the taxable year in which the interest accrues.

PURCHASE OF NOTES BY EXEMPT PLANS AND OTHER EXEMPT ORGANIZATIONS

       Generally, trusts forming part of a pension, profit sharing, or Keogh plan meeting the requirements of Section 401(a) of the Code (all collectively referred to as "Exempt Plans"), and individual retirement accounts and trusts ("IRAs and IRTs"), as well as certain charitable and other organizations described in Code Section 501(c) are exempt from federal income tax. However, this exemption does not apply where "unrelated business taxable income" is derived by the Exempt Plan, IRAs, IRTs and other exempt organizations from the conduct of any trade or business which is not substantially related to the exempt function of the entity. If Exempt Plans, IRAs, IRTs and other exempt organizations receive unrelated business taxable income, the Exempt Plans, IRAs, IRTs and other exempt organizations will be subject to a tax imposed by
Section 511 of the Code on the portion of their income constituting unrelated business taxable income. As Exempt Plan, IRA, IRT or other exempt organizations will also be subject to alternative minimum tax on the unrelated business taxable income.

       Unrelated business taxable income is defined as the gross income derived by an Exempt Plan, IRA, IRT, or other exempt organization from any unrelated trade or business regularly carried on by such entity, less allowed deductions directly connected with the carrying on of such trade or business. However, certain types of income, including interest, dividends, royalties, gains or losses from the sale or exchange of property (other than property held as inventory or held primarily for sale to customers in the ordinary course of trade or business) or rental payments from real property are excluded from the unrelated business taxable income computation.

       If an excluded category of income constitutes "unrelated debt-financed income" then such income is not excluded from the computation of unrelated business taxable income. Unrelated debt-financed income is the percentage of gross income derived from or on account of property with respect to which there is "acquisition indebtedness" equal to the ratio which the average acquisition indebtedness with respect to the property bears to the acquisition basis of such property. A portion of the deductions which are directly connected with the property are allowed in the computation of unrelated debt-financed income. Generally, acquisition indebtedness is indebtedness incurred directly or indirectly in connection with the acquisition of property as well as indebtedness the incurrence of which was reasonably foreseeable at the time of the acquisition of the property. Therefore, if an Exempt Plan, IRA, IRT or other exempt organization borrows funds to acquire the Notes, the Interest received on such Notes may be reclassified as unrelated business taxable income on which the Exempt Plan, IRA, IRT or other exempt organization may be taxed.

       In considering an investment in the Notes of the Company of a portion of the assets of an Exempt Plan, IRA or IRT, a fiduciary should consider: (i) whether the investment is in accordance with the documents and instruments governing the Exempt Plan, IRA or IRT, (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA"), (iii) whether the investment is prudent, because there may not be a market created in which he can sell or otherwise dispose of the Notes or because the Notes are not adequately secured,
(iv) whether the assets of the Company are considered to be "plan assets" under Department of Labor Regulation 2510.3-101, and (v) whether the income would be unrelated business taxable income because of the use of acquisition indebtedness as a source of the funds used to acquire the Notes.

       EXEMPT PLANS, IRAS, IRTS AND OTHER EXEMPT ORGANIZATIONS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS RELATIVE TO THE POSSIBILITY OF UNRELATED BUSINESS TAXABLE INCOME AND ITS CONSEQUENCES TO THEIR SPECIFIC CIRCUMSTANCES PRIOR TO AN INVESTMENT IN THE NOTES OF THE COMPANY.

       THIS SUMMARY IS OF THE TAX LAWS UNDER THE INTERNAL REVENUE CODE AND DOES NOT INCLUDE A DISCUSSION OF ANY RULES OR REGULATIONS ENACTED OR PROMULGATED BY THE DEPARTMENT OF LABOR UNDER ERISA. ANY INVESTOR SUBJECT TO ERISA OR DEPARTMENT OF LABOR REGULATIONS RELATING TO EXEMPT PLANS SHOULD CONSULT ITS ADVISORS REGARDING AN INVESTMENT IN THE NOTES.

                                    EXPERTS

       The financial statements of the Company and of U.S. Automobile Acceptance Corporation included in this Prospectus have been audited by Tyson Hopkins, Oklahoma City, Oklahoma, independent certified public accountant, whose report thereon appears elsewhere herein, and have been so included in reliance upon the report and authority of such firm as an expert in auditing and accounting. Tyson Hopkins has also delivered his opinion to the Company as to the federal income tax matters discussed under "Certain Federal Income Tax Considerations."


                                 LEGAL MATTERS

       Certain matters with respect to the validity of the Notes have been passed upon the Company by Amy Waters, Attorney at Law, Waxahachie, Texas. The discussion of the federal income tax considerations relating to the Notes has been passed upon by Tyson Hopkins, independent certified public accountant, Oklahoma City, Oklahoma.

       TYSON HOPKINS
CERTIFIED PUBLIC ACCOUNTANT


                                                          P.O. BOX 12127
                                                  OKLAHOMA CITY, OKLAHOMA  73157
                                                          (405) 789-3617





                         INDEPENDENT AUDITOR'S REPORT




Board of Directors
U.S. Automobile Acceptance Corporation

I have audited the balance sheets of U.S. Automobile Acceptance Corporation (the Company) as of December 31, 1995, 1996 and August 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the period from incorporation on January 12, 1995 through December 31, 1995 for the year ended December 31, 1996 and for the eight months ended August 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Automobile Acceptance Corporation as of December 31, 1995, 1996, and August 31, 1997 and the results of operations, changes in stockholders' equity and cash flows for the periods then ended in conformity with generally accepted accounting principles.






TYSON HOPKINS
Oklahoma City, Oklahoma
October 13, 1997

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                        (a development stage enterprise)
      A wholly owned subsidiary of U.S. Automobile Acceptance Corporation

                                 BALANCE SHEET
                  As of December 31, 1996 and August 31, 1997

                                                     ASSETS

                                                                                 December 31,      August 31,
                                                                                     1996             1997
                                                                                     ----             ----

Restricted cash and cash equivalents                                            $  1,511,517      $  6,559,063

Contracts receivable                                                                     -0-         5,084,287

Capitalized note offering and
  organization costs                                                                 273,372         1,352,981
Other                                                                                 12,925             4,595
                                                                                ------------      ------------

                  TOTAL ASSETS                                                  $  1,797,814      $ 13,000,926
                                                                                ============      ============


                                       LIABILITIES AND STOCKHOLDERS' EQUITY


Accrued interest payable                                                        $     11,542      $     96,092
Notes payable                                                                      1,739,000        11,271,000
Unearned interest, contract purchases
  discount and allowance for losses                                                      -0-         1,864,591
Other                                                                                 13,700            15,473
                                                                                ------------      ------------

                  TOTAL LIABILITIES                                                1,764,242        13,247,156
                                                                                ------------      ------------

Commitments
Stockholders' equity:
  Common Stock $1.00 par value 3,000
    shares authorized, 1,000 shares
    issued and outstanding                                                             1,000             1,000
  Additional paid-in capital                                                          49,000            49,000
  Retained earnings (deficit)                                                        (16,428)         (296,230)
                                                                                ------------      ------------

                  TOTAL STOCKHOLDERS' EQUITY
                    (DEFICIT)                                                         33,572          (246,230)
                                                                                ------------      ------------
                  TOTAL LIABILITIES AND
                    STOCKHOLDERS' EQUITY                                        $  1,797,814      $ 13,000,926
                                                                                ============      ============


                See accompanying notes to financial statements

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                        (a development stage enterprise)
      A wholly owned subsidiary of U.S. Automobile Acceptance Corporation

                            STATEMENT OF OPERATIONS
           For the period from incorporation on June 7, 1996 through
        December 31, 1996 and for the eight months ended August 31, 1997




                                                               Eight Months
                                                                  Ended
                                      December 31, 1996       August 31, 1997
                                      -----------------       ---------------
Interest income                         $    195                  234,806

Interest expense                          12,603                  433,325
                                        --------                ---------

         Net interest expense            (12,408)                (198,519)

Gain from sale of contracts                  -0-                   11,385

         Net                             (12,408)                (187,134)

General and administrative expenses        4,020                   92,668
                                        --------                ---------

Net loss                                $(16,428)               $(279,802)
                                        ========                =========

Net loss per share of common stock      $ (16.43)               $ (279.80)
                                        ========                =========


















                 See accompanying notes to financial statements

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                        (a development stage enterprise)
      A wholly owned subsidiary of U.S. Automobile Acceptance Corporation

                       STATEMENT OF STOCKHOLDERS' EQUITY
           For the period from incorporation on June 7, 1996 through
        December 31, 1996 and for the eight months ended August 31, 1997




                                  Common Stock       Paid-In     Retained
                               Shares     Amount     Capital     Earnings        Total
                               ------     ------     -------     --------        -----
Balance prior to
  incorporation on
  June 7, 1996                      0          0           0             0              0

June 1996, issuance of
  common stock for cash,
  par value $1.00, sales
  price $50.00 per share        1,000     $1,000     $49,000             0      $  50,000


Net loss 1996                       0          0           0       (16,428)       (16,428)
                                -----     ------     -------     ---------      ---------

Balances, December 31, 1996     1,000      1,000      49,000       (16,428)        33,572

Net loss, August 31, 1997           0          0           0      (279,802)      (279,802)
                                -----     ------     -------     ---------      ---------

Balance, August 31, 1997        1,000     $1,000     $49,000     $(296,230)     $(246,230)
                                =====     ======     =======     =========      =========











                See accompanying notes to financial statements

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                        (a development stage enterprise)
      A wholly owned subsidiary of U.S. Automobile Acceptance Corporation

                            STATEMENT OF CASH FLOWS
           For the period from incorporation on June 7, 1996 through
        December 31, 1996 and for the eight months ended August 31, 1997

                                                                                                         Eight Months
                                                                                                             Ended
                                                                                   December 31, 1996    August 31, 1997
                                                                                   -----------------    ---------------
Cash flows from operating activities:
     Net (loss)                                                                        $   (16,428)     $  (279,802)
     Adjustments to reconcile net income
          (loss) to cash provided by operating
          activities:
               (Increase) decrease in other assets                                         (12,925)           8,330
               Increase in accrued interest
                    payable and other liabilities                                           25,242           86,323
                                                                                       -----------      -----------
                         Cash used by operating
                           activities                                                       (4,111)        (185,149)
                                                                                       -----------      -----------

Cash flows from investing activities:
     Finance contracts purchased                                                               -0-       (5,271,655)
     Finance contracts collections                                                             -0-          187,368
     Unearned interest, discounts and deferred
       dealer collection fees                                                                  -0-        1,864,591
                                                                                       -----------      -----------
                         Cash used by investing
                           activities                                                          -0-       (3,219,696)
                                                                                       -----------      -----------
Cash flows from financing activities:
     Issuance of common stock                                                               50,000
     Proceeds from issuance of notes payable                                             1,739,000        9,532,000
     Capitalized offering and organization
         costs                                                                            (273,372)      (1,079,609)
                                                                                       -----------      -----------

                         Cash provided by financing
                           activities                                                    1,515,628        8,452,391
                                                                                       -----------      -----------

                         Increase in cash and cash
                           equivalents                                                   1,511,517        5,047,546

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                               -0-        1,511,517
                                                                                       -----------      -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                             $ 1,511,517      $ 6,559,063
                                                                                       ===========      ===========


                 See accompanying notes to financial statements

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                        (a development stage enterprise)
      A wholly owned subsidiary of U.S. Automobile Acceptance Corporation

                         NOTES TO FINANCIAL STATEMENTS



1. DESCRIPTION OF BUSINESS

GENERAL - U.S. Automobile Acceptance SNP-III, Inc. (herein referred to as "Company" or "SNP-III") was incorporated on June 7, 1996 as a Texas Corporation and a wholly owned subsidiary of U.S. Automobile Acceptance Corporation, formerly named Settlers Acceptance Corporation. The Company was formed to purchase, collect and service retail installment sale financing contracts created by the sale of used automobiles and light trucks. The Company targets automobile purchasers who are typically unable to obtain credit from traditional sources. The contracts generally have APR interest rates at or near the maximum rate allowed by the state in which the automobile sale was originated and the payment terms are generally from 24 to 48 months. The contracts are originated by used car divisions of new car dealerships and by independent used car dealerships ("Dealers"), with the Company's type financing arrangement generally being referred to as indirect consumer lending.

To date, all contract purchases have been financed through the issuance of publicly registered notes ("Notes") of the Company. The Notes are collateralized by individual motor vehicle retail installment contracts. The contracts are secured by liens on used automobile and light trucks and are generally purchased at discounts ranging from 5% to 25% below the total future net principal balance owed on such contracts. Purchase discounts vary depending on the credit worthiness of the individual borrower and financial strength added by additional credit support agreements provided by the Dealers from which contracts have been purchased. The Dealer credit support agreements are usually in the form of contract replacement agreements, direct dealer recourse agreements, limited guarantee agreements or some other form of cash hold-back arrangement. The Company customarily requires the individual owner of the automobile dealership to personally guarantee performance of the various agreements.

DEVELOPMENT STAGE ENTERPRISE - The Company is considered to be in the "development stage" as substantially all of its efforts have been expended in establishing the new business, raising capital and purchasing initial finance contracts. The Company began purchasing finance contracts in the late first quarter of 1997 and expects to be fully operational in the fourth quarter of 1997. The Company has not received significant revenues as of August 31, 1997.

ASSET-BACKED NOTE OFFERING - The Company filed a Registration Statement in 1996 with the Securities and Exchange Commission and various state security boards with respect to its offering of up to $24,000,000 of 11% Promissory Notes due December 31, 2001. The $100,000 minimum required subscription amount was reached in November 1996 and the offering became effective. Subscriptions of $1,739,000 had been received at year end and $11,271,000 at August 31, 1997. The Company expects the Note offering to continue through at least December 1997 and currently plans to apply with the various federal and state regulatory authorities to extend the offering selling period through a portion of 1998. The Notes are offered through licensed broker-dealers on a "best efforts basis". The net proceeds of the offering are used to acquire sub-prime credit automobile retail installment financing contracts.

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                        (a development stage enterprise)
      A wholly owned subsidiary of U.S. Automobile Acceptance Corporation

                         NOTES TO FINANCIAL STATEMENTS



The Notes are issued under the terms of an Indenture Agreement between the Company and Texas Commerce Bank National Association, as Trustee. The Notes are secured by the contracts and proceeds thereof.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practices within the finance industry.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures regarding contingent assets and liabilities at the date of the financial statements, and the amounts of revenues and expenses reported during the period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - The Company considers all investments with a maturity of three months or less, when purchased, to be cash equivalents.

RESTRICTED CASH - The use of cash of SNP-III is restricted by the terms of an indenture agreement between the Company and Texas Commerce Bank, as Indenture Trustee, and restricted cash can only be utilized for the payment of: 1) Allowed Expenses, 2) Trustee's fees and expenses, 3) Interest paid by transfers to Note Redemption Account for payment to Noteholders and 4) Before Note Redemption Date (January 1, 2001), any remaining proceeds used to purchase additional eligible contracts, and After Note Redemption Trigger Date, any remaining proceeds deposited into Note Redemption Account for payment of Notes.

FINANCE CONTRACTS AND INCOME RECOGNITION - Upon purchase of a contract, the Company records the gross amount of the contract as a gross contract receivable and the difference between gross contract receivable and cost of the contract purchased is recorded as unearned interest, discounts and dealer hold-backs. Income from finance contracts is recognized using the effective interest method.

CAPITALIZED NOTE OFFERING AND ORGANIZATION COSTS - Costs directly related to note offering cost are capitalized and will be amortized over the period benefited after completion of the Note offering, organization costs will be amortized over 60 months.

CREDIT LOSSES - The company believes that amounts included in unearned interest, discounts and dealer hold-back accounts are sufficient to cover any loan losses that will be incurred in the future. If management determines that additional loss reserves are necessary in the future they will be established at that time.

FAIR VALUE OF FINANCIAL INSTRUMENTS - SFAS No. 107, Disclosure About Fair

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                        (a development stage enterprise)
      A wholly owned subsidiary of U.S. Automobile Acceptance Corporation

                         NOTES TO FINANCIAL STATEMENTS


Value of Financial Instruments, requires the disclosure, to the extent practicable, of the fair value of financial instruments which are recognized or unrecognized in the balance sheet. In Management's opinion, the fair value of finance contracts and Notes payable is approximately the same as the carrying value reflected in the financial statements.

INCOME TAXES - The Company has adopted SFAS No. 109, Accounting for Income Taxes, whereby deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry forwards. There are no timing differences between financial and taxable income. Since the Company has incurred small operating losses since it's inception the Company has no income tax liability as of August 31, 1997.

3. CONTRACTS RECEIVABLE

At August 31, 1997 contracts receivable were as follows:

                                         August 31, 1997
                                         ---------------
Cost of contracts purchased                $ 3,219,696

Unearned interest, purchase
 discounts and dealer hold-
 backs                                       1,864,591
                                           -----------
TOTAL ANTICIPATED CONTRACT
 PAYMENTS                                  $ 5,084,287
                                           ===========



The Company holds vehicle titles as collateral for all installment contracts receivable until they are paid in full.

Use of proceeds of contract receivable collections is restricted to repayment of Notes payable described in Note 4, payment of certain allowed expenses of the Company and the purchase of additional contracts.


4.  NOTES PAYABLE

At December 31, 1996 and August 31, 1997 the Company had outstanding notes payable of $1,739,000 and $11,271,000 respectively. The Notes bear interest at 11% payable monthly, and the principal is due December 31, 2001.

The Notes have been issued under the terms of an Indenture Agreement between SNP-III and Texas Commerce Bank National Association ("TCB"), as trustee. The Notes are collateralized by the contracts and proceeds thereof. SNP-III holds vehicle titles as collateral for contracts until they are paid in full. Use of proceeds of contract collections of SNP-III is restricted to payments on the Notes, payment of certain allowed expenses

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                        (a development stage enterprise)
      A wholly owned subsidiary of U.S. Automobile Acceptance Corporation

                         NOTES TO FINANCIAL STATEMENTS


of SNP-III and the purchase of additional contracts.

TCB serves as Indenture Trustee on behalf of noteholders of SNP-III. Under the terms of the various agreements TCB holds a security agreement for the benefit of the noteholders, serves as paying agent, note registrar, controls the note redemption bank account and serves as escrow agent, initially receiving all funds received as Note subscriptions from the noteholders of SNP-III. In the event of non payment of principal or interest on the Notes, the Indenture Trustee may declare the principal and interest payable immediately and may pursue any available remedies by proceeding at law or in equity to collect or to enforce the performance of any provision of the Notes or the security agreement.

As of August 31, 1997 all automobile Dealers, and the individual dealership owners, who have sold contracts to SNP-III have guaranteed performance of contracts either by executing contract replacement agreements whereby non-performing contracts are replaced with similar term performing contracts, direct dealer recourse agreements, limited guarantee agreements, or some other form of cash holdback arrangement. As of August 31, 1997 SNP-III had purchased contracts from approximately 50 automobile Dealers.

Noteholders may incur risks and uncertainties including concentration of assets since SNP-III is not expected to have any significant assets other than automobile finance contracts and since most of the borrowers and the related automobile collateral are expected to be located in the state of Texas. Other risks include limited operating history of the Servicer and SNP-III, possible decline in future availability and quality of finance Contracts to be purchased due to increased competition, possible conflicts of interest between SNP-III and current affiliate entities, including its parent, other affiliates and securitization entities which may be formed in the future.

5. STOCKHOLDERS' EQUITY (DEFICIT)

The Company has issued 1,000 shares of common stock to its parent for $50,000 in connection with the organization of the Company.

The Company has incurred operating losses through August 31, 1997 and expects to continue to incur small future operating losses until purchase of the initial contract portfolio of SNP-III is completed. Management expects the finance operations of SNP-III will become profitable early to mid 1998.


6. RELATED PARTY TRANSACTIONS - COMMITMENT

The Company's parent U.S. Automobile Acceptance Corporation contractually administers, services and collects contracts on behalf of USAA SNP-III and subcontracts a portion of the servicing and collection functions to Automobile Dealers and other subcontractors. The amount paid to the Company for such services is restricted by the terms of various agreements.

Five percent (5%) of the proceeds of the Asset-Backed Note offering are paid to the parent as reimbursement of registration, legal, accounting,

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                        (a development stage enterprise)
      A wholly owned subsidiary of U.S. Automobile Acceptance Corporation

                         NOTES TO FINANCIAL STATEMENTS



printing, trustee, marketing, and other out of pocket fees and expenses and allocated general and administrative and overhead expenses related to the offering and organization of the Company.

The Company's contracts will be administrated, serviced and collected on behalf of the Company by U.S. Automobile Acceptance Corporation (Parent and Servicer). The Servicer intends to subcontract a portion of the servicing of the contracts to qualified automobile dealers.

The Servicer will be paid a servicing fee of $21.50 per month, per contract, limited to maximum of $85,000 per month. In addition, the Company's Parent will be paid a one time purchase administration fee of $125 per contract purchased, paid monthly, and will be paid a monthly investor administration fee of 1/12th of 1% of the aggregate principal amount of the Notes outstanding, and 1/12th of 1% of aggregate funds held in investment accounts.

       TYSON HOPKINS
CERTIFIED PUBLIC ACCOUNTANT

                                                           P.O. BOX 12127
                                                   OKLAHOMA CITY, OKLAHOMA 73157
                                                           (405) 789-3617




                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
U.S. Automobile Acceptance Corporation

I have audited the accompanying consolidated balance sheets of U.S. Automobile Acceptance Corporation and subsidiaries as of December 31, 1995, 1996 and August 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from incorporation of the Company on January 12, 1995 through December 31, 1995, for the year ended December 31, 1996 and for the eight months ended August 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of U.S. Automobile Acceptance Corporation and subsidiaries as of December 31, 1995, 1996 and August 31, 1997, and the results of operations, changes in stockholders' equity and cash flows for the periods then ended in conformity with generally accepted accounting principles.





TYSON HOPKINS
Oklahoma City, Oklahoma
October 13, 1997

                     U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                          CONSOLIDATED BALANCE SHEETS
               As of December 31, 1995, 1996 and August 31, 1997



                                                              ASSETS
                                                              ------

                                                                    Dec. 31,               Dec. 31,              Aug. 31,
                                                                      1995                   1996                  1997
                                                                      ----                   ----                  ----
Cash and cash equivalents                                         $    110,597           $    349,055          $    944,500

Restricted cash                                                        787,166              4,392,994             7,934,386

Marketable securities                                                      -0-                386,127               614,415

Automobile finance contracts receivable                                365,514              7,867,895            13,655,293

Note offering and organization costs,
  less accumulated amortization of
  $14,924 at December 31, 1995, $234,332
  at December 31, 1996 and $492,332 at
  August 31, 1997                                                      243,606              1,200,028             1,946,237

Other assets                                                               -0-                201,438               259,467
                                                                     ---------             ----------            ----------
                 TOTAL ASSETS                                     $  1,506,883           $ 14,397,537          $ 25,354,298
                                                                     =========             ==========            ==========



                                               LIABILITIES AND STOCKHOLDERS' EQUITY
                                               ------------------------------------

Notes payable                                                     $  1,332,000           $ 11,639,000          $ 21,171,000

Accrued interest payable                                                15,359                127,042               211,592

Unearned interest, contract purchase
  discount and allowance for loan losses                               107,645              2,971,636             4,466,630

Other                                                                      -0-                 29,096                36,302
                                                                     ---------             ----------            ----------

                 TOTAL LIABILITIES                                   1,455,004             14,766,774            25,885,524
                                                                     ---------             ----------            ----------

Commitments

Stockholders' equity:
 Common Stock, $.01 par value,
   40,000,000 shares authorized,
   10,000,000 shares issued and
   outstanding                                                         100,000                100,000               100,000

 Retained earnings (deficit)                                           (48,121)              (469,237)             (631,226)
                                                                     ---------             ----------            ----------


                 TOTAL STOCKHOLDERS' EQUITY
                  (DEFICIT)                                             51,879               (369,237)             (531,226)
                                                                     ---------             ----------            ----------

                 TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY                            $  1,506,883           $ 14,397,537          $ 25,354,298
                                                                     =========             ==========            ==========


U.S. AUTOMOBILE ACCEPTANCE CORPORATION IS NOT LIABLE FOR THE PAYMENT OF PRINCIPAL OR INTEREST ON THE NOTES TO BE ISSUED BY U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., EXCEPT TO THE EXTENT OF A LIMITED GUARANTEE IN THE AMOUNT OF $150,000.


                 See accompanying notes to financial statements

                     U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
         For the period from incorporation on January 12, 1995 through
              December 31, 1995, the year ended December 31, 1996
                 and for the eight months ended August 31, 1997



                                                                Dec. 31,                Dec. 31,              Aug. 31,
                                                                  1995                    1996                  1997
                                                                  ----                    ----                  ----
Interest income                                               $    14,274             $   978,269           $ 1,593,727

Interest expense                                                   34,582                 921,177             1,357,325
                                                               ----------              ----------            ----------
Net interest income (expense)                                    (200,308)                 57,092               236,402

Other, principally gain on sale of
  contracts                                                           -0-                  65,000               309,169
                                                               ----------              ----------            ----------
Net                                                              (200,308)                122,092               545,571

General and administrative expenses                                12,889                 323,800               449,560

Amortization of note offering and
  organization costs                                               14,924                 219,408               258,000
                                                               ----------              ----------            ----------
Net loss                                                          (48,121)               (421,116)             (161,989)
                                                               ----------              ----------            ----------

Net loss per share of common stock                                (.00481)                (.04211)              (.01620)
                                                               ==========              ==========            ==========
Weighted number of common shares
  outstanding                                                  10,000,000              10,000,000            10,000,000
                                                               ==========              ==========            ==========





U.S. AUTOMOBILE ACCEPTANCE CORPORATION IS NOT LIABLE FOR THE PAYMENT OF PRINCIPAL OR INTEREST ON THE NOTES TO BE ISSUED BY U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., EXCEPT TO THE EXTENT OF A LIMITED GUARANTEE IN THE AMOUNT OF $150,000.


                 See accompanying notes to financial statements

                   U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                    CONSOLIDATED STATEMENT OF CASH FLOWS
        For the period from incorporation on January 12, 1995 through
             December 31, 1995, the year ended December 31, 1996
               and for the eight months ended August 31, 1997

                                                                      Dec. 31,                Dec. 31,               Aug. 31,
                                                                        1995                    1996                   1997
                                                                        ----                    ----                   ----
Cash flows from operating activities:

  Net (loss)                                                       $    (48,121)            $   (421,116)         $   (161,989)
  Adjustments to reconcile net loss to
    cash provided by operating activities:
      Amortization                                                       14,924                  219,408               258,000
      Increase in other assets                                              -0-                 (201,438)              (55,029)
      Increase in accrued interest payable                               15,359                  111,683                84,550
      Increase in other liabilities                                         -0-                   29,096                 7,226
                                                                      ---------               ----------            ----------
                    Cash provided (used)
                      by operating activities                           (17,838)                (262,367)              132,758
                                                                      ---------               ----------            ----------


Cash flows used in investing activities:

  Marketable securities purchased                                           -0-                 (386,127)             (228,288)
  Finance contracts purchased                                          (381,370)              (8,673,476)           (8,319,048)
  Finance contracts collections                                          15,856                1,171,095             2,531,650
  Unearned interest, discounts and
    deferred dealer collection fees                                     107,645                2,863,991             1,494,994
                                                                      ---------               ----------            ----------

                    Cash used in
                      investing activities                             (257,869)              (5,024,517)           (4,520,692)
                                                                      ---------               ----------            ----------

Cash flows from financing activities:

  Issuance of common stock                                              100,000                      -0-                   -0-
  Issuance of notes payable                                           1,332,000               10,307,000             9,932,000
  Note offering costs                                                  (258,530)              (1,175,830)           (1,407,229)
                                                                      ---------               ----------            ----------

                    Cash provided by
                      financing activities                            1,173,470                9,131,170             8,524,771
                                                                      ---------               ----------            ----------


INCREASE IN CASH AND CASH EQUIVALENTS                                   897,763                3,844,286             4,136,837

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD                                                                 -0-                  897,763             4,742,049
                                                                     ----------               ----------            ----------


CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $    897,763             $  4,742,049          $  8,878,886
                                                                     ==========               ==========            ==========





 U.S. AUTOMOBILE ACCEPTANCE CORPORATION IS NOT LIABLE FOR THE PAYMENT OF PRINCIPAL OR INTEREST ON THE NOTES TO BE ISSUED BY U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., EXCEPT TO THE EXTENT OF A LIMITED GUARANTEE IN THE AMOUNT OF $150,000.

                 See accompanying notes to financial statements

                     U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
         For the period from incorporation on January 12, 1995 through
              December 31, 1995, the year ended December 31, 1996
                 and for the eight months ended August 31, 1997



                                                         Common Stock                  Retained
                                                   Shares            Amount            Earnings             Total
                                                   ------            ------            --------             -----
Balances prior to
  incorporation on
  January 12, 1995                                      -0-              -0-                -0-                  -0-

Issuance of common stock for
  cash, par value $0.01 per
  share, sales price $0.01
  per share                                      10,000,000        $ 100,000         $      -0-           $  100,000

Net loss 1995                                           -0-              -0-            (48,121)             (48,121)
                                                 ----------          -------           --------             --------
Balances December 31, 1995                       10,000,000          100,000            (48,121)             (51,879)

Net loss 1996                                           -0-              -0-           (421,116)            (421,116)
                                                 ----------          -------           --------             --------
Balances December 31, 1996                       10,000,000        $ 100,000         $ (469,237)          $ (369,237)

Net loss for the eight
  months ended August 31,
  1997                                                  -0-              -0-           (161,989)            (161,989)
                                                 ----------          -------           --------             --------

Balances August 31, 1997                         10,000,000        $ 100,000         $ (631,226)          $ (531,226)
                                                 ==========          =======           ========             ========





U.S. AUTOMOBILE ACCEPTANCE CORPORATION IS NOT LIABLE FOR THE PAYMENT OF PRINCIPAL OR INTEREST ON THE NOTES TO BE ISSUED BY U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., EXCEPT TO THE EXTENT OF A LIMITED GUARANTEE IN THE AMOUNT OF $150,000.


                 See accompanying notes to financial statements

                     U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   GENERAL

U.S. Automobile Acceptance Corporation, formerly named Settlers Acceptance Corporation ("Company"), was incorporated on January 12, 1995 as a Texas corporation. The Company was formed to begin to consolidate ownership, management and operations of its sole stockholders automobile secured finance activities which include purchasing, collecting and servicing retail installment finance contracts ("Contracts") created by the sale of used automobiles and light trucks. To date the principal business activities of the Company and its limited purpose securitization subsidiaries (herein referred to as "Securitization Subsidiaries") have been as follows:

          U.S. AUTOMOBILE ACCEPTANCE 1995-1, INC. ("USAA 1995-1")

          In June 1995, USAA 1995-1, a Texas corporation, and wholly owned subsidiary of the Company, commenced a publicly registered note offering of $9,900,000 of 14% secured promissory notes due December 31, 1999. In September 1995 USAA 1995-I exceeded the minimum subscription escrow requirements of $500,000 and began its automobile finance Contract purchasing activities. As of August 15, 1996, USAA 1995-1 completed the note offering with note subscriptions totaling $9,900,000. Until late first quarter of 1997, USAA 1995-1 was a development stage enterprise as substantially all of its efforts were expended in establishing the new business, raising capital and purchasing the initial finance contract portfolio. As of August 31, 1997, USAA 1995-1 is fully operational and has purchased approximately 1,400 Contracts from 65 automobile dealers with total aggregate balances due of approximately $9,000,000.

          U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.("SNP-III")

          SNP-III was incorporated on June 7, 1996 as a Texas corporation and a wholly owned subsidiary of the Company. SNP-III has filed a Registration Statement with the Securities and Exchange Commission and various state security boards with respect to an offering of up to $24,000,000 of 11% Promissory Notes due December 31, 2001. The $100,000 minimum required subscription amount was reached in November 1996 and the offering became effective. Subscriptions of $1,739,000 had been received at year end and $11,271,000 at August 31, 1997. SNP-III expects the Note offering to continue through at least December 1997 and currently plans to apply with the various federal and state regulatory authorities to extend the offering selling period through a portion of 1998. SNP-III is considered to be in the "development stage" as substantially all of its efforts have been expended in establishing the new business, raising capital and purchasing initial finance contracts. SNP-III began purchasing finance contracts in the late first quarter of 1997 and expects to be fully operational in the fourth quarter of 1997.


U.S. AUTOMOBILE ACCEPTANCE CORPORATION IS NOT LIABLE FOR THE PAYMENT OF PRINCIPAL OR INTEREST ON THE NOTES TO BE ISSUED BY U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., EXCEPT TO THE EXTENT OF A LIMITED GUARANTEE IN THE AMOUNT OF $150,000.

                      U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company and its Securitization Subsidiaries targets automobile purchasers who are typically unable to obtain credit from traditional sources. The Contracts generally have APR interest rates at or near the maximum rate allowed by the state in which the automobile sale was originated and the payment terms are generally from 24 to 48 months. The Contracts are originated by used car divisions of new car dealerships and by independent used car dealerships ("Dealers"), with the Company's type financing arrangement generally being referred to as indirect consumer lending.

To date, all Contract purchases have been financed through the issuance of publicly registered notes ("Notes") of the Securitization Subsidiaries. The Notes are collateralized by individual motor vehicle retail installment Contracts. The Contracts are secured by liens on used automobile and light trucks and are generally purchased at discounts ranging from 5% to 25% below the total future net principal balance owed on such Contracts. Purchase discounts vary depending on the credit worthiness of the individual borrower and financial strength added by additional credit support agreements provided by the Dealers from which Contracts have been purchased. The Dealer credit support agreements are usually in the form of Contract replacement agreements, direct dealer recourse agreements, limited guarantee agreements or some other form of cash hold-back arrangement. Generally, the individual owner of the automobile dealership personally guarantees performance of the various agreements.

The Notes are issued under the terms of Indenture Agreements between the Securitization Subsidiaries and Texas Commerce Bank National Association, as Trustee. The Notes are secured by the Contracts and proceeds thereof.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practices within the finance industry.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures regarding contingent assets and liabilities at the date of the financial statements, and the amounts of revenues and expenses reported during the period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

CASH AND CASH EQUIVALENTS - The Company considers all investments with a maturity of three months or less, when purchased, to be cash equivalents.


U.S. AUTOMOBILE ACCEPTANCE CORPORATION IS NOT LIABLE FOR THE PAYMENT OF PRINCIPAL OR INTEREST ON THE NOTES TO BE ISSUED BY U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., EXCEPT TO THE EXTENT OF A LIMITED GUARANTEE IN THE AMOUNT OF $150,000.

                     U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


RESTRICTED CASH - The use of cash of the Securitization Subsidiaries is restricted by the terms of an indenture agreement between each Securitization and Texas Commerce Bank, as Indenture Trustee, and restricted cash can only be utilized for the payment of: 1) Allowed Expenses, 2) Trustee's fees and expenses, 3) Interest paid by transfers to Note Redemption Account for payment to Noteholders and 4) Before Note Redemption Trigger Dates, any remaining proceeds used to purchase additional eligible contracts, and After Note Redemption Trigger Date, any remaining proceeds deposited into Note Redemption Account for payment of Notes. Note redemption trigger dates are one year prior to the respective Note maturity dates.

MARKETABLE SECURITIES - Consist of U.S. Treasury securities with maturities in excess of one year. They are reported in the balance sheet at amortized cost.

FINANCE CONTRACTS AND INCOME RECOGNITION - Upon purchase of a Contract, the Company records the gross amount of the Contract as a gross contract receivable and the difference between gross contract receivable and cost of the Contract purchased is recorded as unearned interest, discounts and allowance for loan losses. Income from finance Contracts is recognized using the effective interest method.

The Company makes periodic sales of Contracts to third party buyers for cash. Income from sale of Contracts is recognized at the time of the sale.

CAPITALIZED NOTE OFFERING AND ORGANIZATION COSTS - Costs directly related to note offering cost are capitalized and amortized over the period benefited after completion of the Note offering. Organization costs are amortized over 60 months.

CREDIT LOSSES - The Company believes that amounts included in unearned interest, discounts and dealer hold-back accounts are sufficient to cover any losses that will be incurred in the future. If management determines that additional loss reserves are necessary in the future they will be established at that time.

FAIR VALUE OF FINANCIAL INSTRUMENTS - SFAS No. 107, Disclosure About Fair Value of Financial Instruments, requires the disclosure, to the extent practicable, of the fair value of financial instruments which are recognized or unrecognized in the balance sheet. In Management's opinion, the fair value of finance Contracts and Notes payable is approximately the same as the carrying value reflected in the financial statements.

INCOME TAXES - The Company has adopted SFAS No. 109, Accounting for Income Taxes, whereby deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry forwards. There are no timing differences between financial and taxable income. Since the Company has incurred small operating losses since it's inception the Company has no income tax liability as of August 31, 1997.


U.S. AUTOMOBILE ACCEPTANCE CORPORATION IS NOT LIABLE FOR THE PAYMENT OF PRINCIPAL OR INTEREST ON THE NOTES TO BE ISSUED BY U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., EXCEPT TO THE EXTENT OF A LIMITED GUARANTEE IN THE AMOUNT OF $150,000.

                     U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.   CONTRACTS RECEIVABLE:

Total contracts receivable due to Securitization Subsidiaries were $365,514 as of December 31, 1995, $7,867,895 as of December 31, 1996 and $13,655,293 as of
August 31, 1997. The Securitization Subsidiaries holds vehicle titles as collateral for installment contracts receivable until they are paid in full.

Use of proceeds of contract receivable collections is restricted to repayment of Notes payable described in Note 4, payment of certain allowed expenses and the purchase of additional contracts.


4.   NOTES PAYABLE

Notes payable of the Securitization Subsidiaries were as follows:

                         Interest      Maturity          Dec. 31,           Dec. 31,           Aug. 31,
                            Rate         Date              1995               1996               1997
                            ----         ----              ----               ----               ----

USAA 1995-1                 14%        12/31/99        $ 1,332,000        $ 9,900,000        $ 9,900,000

USAA SNP-III                11%        12/31/01                 -0-         1,739,000         11,271,000
                                                       -----------        -----------        -----------

     TOTAL DUE                                         $ 1,332,000        $11,639,000        $21,191,000
                                                       ===========        ===========        ===========

The Notes have been issued under the terms of Indenture Agreements between Securitization Subsidiaries and Texas Commerce Bank National Association ("TCB"), as trustee. The Notes are collateralized by the Contracts and proceeds thereof. Each Securitization Subsidiary holds vehicle titles as collateral for contracts until they are paid in full. Use of proceeds of contract collections of the Securitization Subsidiaries is restricted to payments on the Notes, payment of certain allowed expenses and purchase of additional contracts.

TCB serves as Indenture Trustee on behalf of noteholders of the Securitization Subsidiaries. Under the terms of the various agreements TCB holds a security agreement for the benefit of the noteholders, serves as paying agent, note registrar, controls the note redemption bank accounts and serves as escrow agent, initially receiving all funds received as Note subscriptions from the noteholders. In the event of non payment of principal or interest on the Notes, the Indenture Trustee may declare the principal and interest of the defaulting Securitization Subsidiary payable immediately and may pursue any available remedies by proceeding at law or in equity to collect or to enforce the performance of any provision of the Notes or the security agreements.

As of August 31, 1997 all automobile Dealers, and the individual dealership owners, who have sold contracts to Securitization Subsidiaries have guaranteed performance of contracts either by executing contract replacement agreements whereby non-performing contracts are replaced with similar term performing contracts, direct dealer recourse agreements, limited guarantee agreements, or some other form of cash holdback arrangement. At August 31, 1997 USAA 95-1 owns approximately 1400 Contracts purchased


U.S. AUTOMOBILE ACCEPTANCE CORPORATION IS NOT LIABLE FOR THE PAYMENT OF PRINCIPAL OR INTEREST ON THE NOTES TO BE ISSUED BY U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., EXCEPT TO THE EXTENT OF A LIMITED GUARANTEE IN THE AMOUNT OF $150,000.

                     U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


from 65 automobile dealers with aggregate net worths approximating $24,000,000, SNP-III owns approximately 600 Contracts purchased from 50 automobile dealers with aggregate net worth approximating $18,000,000.

Noteholders may incur risks and uncertainties including concentration of assets since Securitization Subsidiaries are not expected to have any significant assets other than automobile finance contracts and since most of the borrowers and the related automobile collateral are expected to be located in the state of Texas. Other risks include limited operating history of the Servicer and the Securitization Subsidiaries, possible decline in future availability and quality of finance Contracts to be purchased due to increased competition, possible conflicts of interest between the Securitization Subsidiaries, their parent and other affiliates and securitization entities which may be formed in the future.


5.   STOCKHOLDERS' EQUITY (DEFICIT)

The Company issued 10,000,000 shares of common stock to its sole stockholder for $100,000 in connection with the organization of the Company.

The Company has incurred consolidated operating losses through August 31, 1997 and expects to continue to incur small future operating losses until purchase of the initial contract portfolio of SNP-III is completed. Management expects the consolidated finance operations of the Company will become profitable early to mid 1998.


6.   RELATED PARTY TRANSACTIONS - COMMITMENT

The Company contractually administers, services and collects contracts on behalf of Securitization Subsidiaries. The amount paid to the Parent for such services is restricted by the terms of various agreements.

Five percent (5%) of the proceeds of the Asset-Backed Note offering of SNP-III are paid to the parent as reimbursement of registration, legal, accounting, printing, trustee, marketing, and other out of pocket fees and expenses and allocated general and administrative and overhead expenses related to the offering and organization of the Company. Six percent of the proceeds of previous Note offering of USAA 95-1 was paid to the parent.

The Company is paid a servicing fee of $21.50 per month, per contract, limited to maximum of $35,000 per month by USAA 95-1 and $85,000 per month by SNP-III. In addition, the Company's Parent is paid a one time purchase administration fee of $125 per contract purchased, paid monthly, and is paid a monthly investor administration fee of 1/12th of 1% of the aggregate principal amount of the Notes outstanding, and 1/12th of 1% of aggregate funds held in investment accounts.

As of August 31, 1996, the Company has guaranteed up to $50,000 of the principal of the Notes of USAA 95-1 and has guaranteed up to $150,000 of the principal of the Notes of SNP-III.


U.S. AUTOMOBILE ACCEPTANCE CORPORATION IS NOT LIABLE FOR THE PAYMENT OF PRINCIPAL OR INTEREST ON THE NOTES TO BE ISSUED BY U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., EXCEPT TO THE EXTENT OF A LIMITED GUARANTEE IN THE AMOUNT OF $150,000.

                                   EXHIBIT A

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.

             11% ASSET-BACKED PROMISSORY NOTE DUE DECEMBER 31, 2001

$______________                                             No. ________________


         U.S. Automobile Acceptance SNP-III, Inc., a Texas corporation (herein referred to as the "Company"), for value received, hereby promises to pay to _______________________________________________________________________ or
registered assigns, the principal sum of _____________________________________________________________________ Dollars
on December 31, 2001 (the "Stated Maturity" of such principal), and to pay interest (computed on the basis of the unpaid portion of said principal sum outstanding from time to time from the date of issue), until the principal amount of this Note is paid in full at the rate of eleven percent (11%) per annum, which interest shall be due and payable upon the fifteenth day of each calendar month (for such interest accruing during the prior month or months) commencing with the first calendar month after the issuance hereof and upon the Stated Maturity (each a "Payment Date"). Interest is calculated on the basis of a 365-day year but is paid in 12 equal monthly installments, regardless of the number of days in each month.

         This Note is one of a duly authorized issue of Notes of the Company, designated as its 11% Asset-Backed Promissory Notes Due December 31, 2001 (herein called the "Notes"), all issued and to be issued under an Indenture (herein called the "Indenture"), between the Company and Texas Commerce Bank National Association (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes.

         The principal of and interest on this Note are payable in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. Any installment of interest which is not paid when and as due shall bear interest, at the lesser of eighteen percent (18%) or the maximum amount allowed by law, from the date due to the date of payment thereof.

         Monthly payment of interest shall be made by check mailed to the person whose name appears as the Holder of this Note on the Note Register as of the first day of the month in which such Payment Date occurs (the "Record Date") without requiring that this Note be submitted for notation of payment. Checks returned undelivered will be held by the Company or its designee for payment to the person entitled thereto. Payment of the outstanding principal of and accrued interest on this Note at the Stated Maturity or of the Redemption Price (as hereinafter defined) payable on any Redemption Date (as hereinafter defined) as of which this Note or any portion hereof has been called for redemption shall be made upon presentation of this Note to the Paying Agent appointed by the Company for such purpose.

         The payment of principal and accrued interest on the Notes, when due, is backed by the Trust Estate, which consists of, among other things, a first security interest in specific motor vehicle retail installment contracts and the funds in the Master Collections Accounts, the Master Operating Account, and the Note Redemption Account (as such terms are defined in the Indenture).

         If an Event of Default shall occur and be continuing with respect to the Notes, the Notes, and all principal and unpaid accrued interest, may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Notes will be redeemed beginning after January 1, 2001, and, at the option of the Company, may be redeemed or partially redeemed any time during the term of the Notes on any Payment Date (the "Redemption Date"), at a redemption price of 100% of the principal amount being redeemed (the "Redemption Price"), together with accrued and unpaid interest on the unpaid principal amount thereof to the date fixed for redemption. Notice of such redemption shall be mailed by the Company not later than the twentieth day, and not earlier than the sixtieth day, before the date fixed for redemption to the Holders of the Notes so to be redeemed.

         If provision is made for the redemption and payment of this Note or any portion, this Note or such portion shall thereupon cease to bear interest from and after the Redemption Date. In the event of redemption of any Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued in the name of the registered holder thereof upon surrender thereof.

         The transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer to the transfer agent designated by the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and such transfer agent duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of Notes representing more than 50% of the principal amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Note issued thereunder.

         The term "Company" as used in this Note includes any successor to the Company under the Indenture.

         The Notes are exchangeable for a like aggregate principal amount of a different authorized denomination, as requested by the Holder.

         This Note shall be construed in accordance with, and governed by, the laws of the State of Texas applicable to agreements made and to be performed therein.

         IN WITNESS WHEREOF, U.S. Automobile Acceptance SNP-III, Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:  __________________________

                                       U.S. AUTOMOBILE ACCEPTANCE SNP-III,
                                       INC., a Texas Corporation


                                       By:     _________________________________
                                               Authorized Officer
[SEAL]

Attest:  _________________________
         Authorized Officer

                                   EXHIBIT B

                               INDENTURE OF TRUST


         This Indenture of Trust is dated as of the 14th day of November, 1996, by and between U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC. (the "Company"), and Texas Commerce Bank National Association, Dallas, Texas, (the "Trustee").


         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Asset-Backed Promissory Notes due on December 31, 2001.

         NOW, THEREFORE, for valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    DEFINITIONS.

         "Collateral" means the collateral as described in the Security
Documents.

         "Company" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

         "Contracts" means retail installment sales contracts backed by liens on used automobiles and light trucks to be purchased by the Company from used automobile dealerships.

         "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

         "Financed Vehicles" means the used automobiles and light trucks which are security for the Contracts.

         "Holder" or "Noteholders" means the person in whose name a Note is registered on the Registrar's books.

         "Indenture" means this Indenture of Trust, as amended or supplemented from time to time.

         "Master Collections Accounts" means the bank accounts into which all proceeds from the collection of the Contracts are to be deposited.

         "Master Operating Account" means the operating account to be maintained by the Company into which the amounts in the Master Collections Accounts attributable to the Contracts will be directly transferred.

         "Note Redemption Account" the interest-bearing account into which the Company will deposit the net collection proceeds from the Contracts after January 1, 2001, for payment on the Notes.

         "Notes" means the Asset-Backed Promissory Notes of the Company issued pursuant to this Indenture.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company.

         "Officer's Certificate" means a certificate signed by an Officer or by an Assistant Treasurer or Assistant Secretary of the Company.

         "Payment Date" means the fifteenth (15th) day of each month beginning with the first full calendar month following the issuance of a Note, and upon maturity, that payments of interest and/or principal shall be made.

         "Redemption Date" means such Payment Date, after January 1, 2001, that the Notes may be redeemed at the option of the Company.

         "Redemption Price" means the price, equal to 100% of the principal amount to be redeemed, to paid to Noteholders upon redemption of the Notes.

         "SEC" means the Securities and Exchange Commission.

         "Security Documents" means the Security Agreement which provides that the Collateral is pledged as security for the Notes.

         "Servicer" means U.S. Automobile Acceptance Corporation, a Texas corporation, with which the Company has contracted to provide purchasing and collecting services, or any substitute servicer with which the Company may contract.

         "Servicing Agreement" means the agreement between the Company and the Servicer pursuant to which the Contracts will be serviced on behalf of the Company.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77 aaa, et seq.) as in effect on the date of this Indenture.

         "Trust Estate" means all of the Company's right, title and interest in
(a) the Contracts, together with all payments and instruments received with respect thereto, (b) the Servicing Agreement, (c) the Master Collections Accounts, the Master Operating Account, the Note Redemption Account and all funds (including investments) therein, (d) all repossessed or returned Financed Vehicles, and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

SECTION 1.02.    OTHER DEFINITIONS.

         TERM                              DEFINED IN SECTION
         ----                              ------------------
         "Bankruptcy Law"                          5.01

         "Legal Holiday"                           7.10

         "Paying Agent"                            2.03

         "Registrar"                               2.03

         "Receiver"                                5.01

SECTION 1.03.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "Indenture Securities" means the Notes.

         "Indenture Security Holder" means a Noteholder.

         "Indenture to be Qualified" means this Indenture.

         "Indenture Trustee" or "Institutional Trustee" means the Trustee.

         "Obligor" on the Indenture Securities means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule have the meanings assigned to them.

SECTION 1.04.    RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (a)     a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

         (c)     "or" is not exclusive; and

         (d) words in the singular include the plural and in the plural include the singular.

                                   ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.    FORM AND DATING.

         The Notes shall be substantially in the form of Exhibit "A" to this Indenture. The Notes may have notations, legends, or endorsements required by law or usage. The Company shall approve the form of the Notes and any notation, legend, or endorsement on them. Each Note shall be dated the date of its issuance.

SECTION 2.02.    EXECUTION AND AUTHENTICATION.

         An Officer shall sign and authenticate the Notes. Execution of the Notes is permitted by the manual or facsimile signature of the obligor and authentication may be made by manual signature. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. If an Officer who signed a Note no longer holds that office at a later date, the Note shall be valid nevertheless.

         The aggregate principal amount of Notes outstanding at any time may not exceed $24,000,000. Note denominations of $1,000 or any multiple thereof are authorized.

SECTION 2.03.    REGISTRATION AND PAYMENT

         Texas Commerce Bank National Association, or the successor Trustee, shall act as Registrar and Paying Agent for purposes of registration or transfer of the Notes and for payment of interest and principal on the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. Notes shall be presented to the Paying Agent for payment.

SECTION 2.04.    NOTEHOLDER LISTS.

         The Trustee shall preserve the most recent list provided to it by the Registrar of the names and addresses of Noteholders. At the end of each month during the offering to the end of each six months after the close of the offering, the Registrar shall furnish to the Trustee and at such other times as the Trustee may request in writing a list in such form and as of such date of the names and addresses of Noteholders. The Trustee may conclusively rely on such list.

SECTION 2.05.    REGISTRATION, TRANSFER, AND EXCHANGE.

         When a Note is presented to the Registrar or a Co-registrar with a request to register transfer, the Registrar shall register the transfer as requested. To permit transfer and exchanges of the type provided for in
Section 6.05, an Officer shall authenticate Notes at the Registrar's request. The Company may charge a reasonable fee for any transfer, but not for any exchange pursuant to Section 6.05.

                                   ARTICLE 3

                                    TRUSTEE

SECTION 3.01.    ACCEPTANCE OF TRUST.

         The Trustee hereby accepts the appointment as Trustee under the terms and conditions hereof.

SECTION 3.02.    DUTIES OF TRUSTEE.

         (a) Upon the occurrence of an Event of Default, the Trustee shall obtain and hold the Collateral under the Security Documents in trust for the benefit of the Noteholders and exercise any rights granted to it under the Security Documents.

         (b) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Except during the continuance of an Event of Default, the Trustee shall perform only those duties that are specifically set forth in this Indenture and no others.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that the Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, or expense.

         (e) The Trustee shall not be liable for interest on any money received by it except as otherwise agreed with the Company.

         (f) The Trustee is authorized and directed to enter into the Security Agreements on behalf of the Noteholders solely in its capacity as Trustee under the Indenture.

SECTION 3.03.    RIGHTS OF TRUSTEE.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or opinion. The Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete protection in respect of any action taken or not taken by it hereunder in reliance upon such advice or opinion of counsel.

         (c) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 3.04.    TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes. The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes or in any prospectus used in the sale of the Notes.

SECTION 3.05.    INDIVIDUAL RIGHTS OF TRUSTEE, ETC.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, or Co- registrar may do the same with like rights.

SECTION 3.06.    REPORTS BY TRUSTEE TO HOLDERS.

         If required under the provisions of TIA Section 313(a), within 60 days after each December 31st beginning with the December 31st following the date of this Indenture, the Trustee shall provide to the Noteholders specified in TIA
Section 313(c) a brief report dated as of such December 31st that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). Within the time period provided for in TIA Section 313(b), the Trustee shall provide to those Noteholders specified in TIA Section 313(c) the brief reports required by TIA Section 313(b).

SECTION 3.07.    COMPENSATION AND INDEMNITY.

The Company agrees:

         (a) to pay the Trustee from time to time, in its capacity as Trustee, Registrar and Paying Agent, reasonable compensation for all services rendered by it hereunder, including extraordinary services such as default administration (which compensation shall not be limited by a provision of law in regard to the compensation of the trustee of an express trust);

         (b) to reimburse the Trustee, in its capacity as Trustee, Registrar and Paying Agent, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its agents and counsel), except any such expenses or disbursements as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Trustee, in its capacity as Trustee, Registrar and Paying Agent, for, and to hold it harmless against any loss, cost, liability, claim or expense incurred without negligence or bad faith on its part related to or arising out of the acceptance of and administration of the duties of the Trustee, in its capacity as Trustee, Registrar and Paying Agent, hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company shall reimburse the Trustee upon its request for any legal expenses in connection with the foregoing.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property of the Company. The obligations of the Company in this Section shall survive the discharge of this Indenture or resignation or removal of the Trustee.

         When the Trustee incurs expenses or renders services after the occurrence of an Event of Default, the expenses and the compensation for services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 3.08.    REPLACEMENT OF TRUSTEE.

         The Trustee, in its capacity as Trustee, Registrar and Paying Agent, may resign by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee, in its capacity as Trustee, Registrar and Paying Agent, by so notifying the removed Trustee and may appoint a successor Trustee, Registrar, and/or Paying Agent with the Company's consent. The Company may remove the Trustee if:

         (a)     the Trustee fails to comply with Section 3.10;

         (b)     the Trustee is adjudged a bankrupt or an insolvent;

         (c) a receiver or other public officer takes charge of the Trustee or its property;

         (d)     the Trustee otherwise becomes incapable of acting; or

         (e)     the Trustee is sold or otherwise liquidates.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee, Registrar or Paying Agent for any reason, the Company shall promptly appoint a successor Trustee, Registrar or Paying Agent.

         A successor Trustee, Registrar or Paying Agent shall deliver a written acceptance of its appointment to the retiring Trustee, Registrar or Paying Agent and to the Company. Immediately after that, the retiring Trustee, Registrar or Paying Agent shall transfer all property held by it as Trustee, Registrar or Paying Agent to the successor Trustee, Registrar or Paying Agent, the resignation or removal of the retiring Trustee, Registrar or Paying Agent shall become effective, and the successor Trustee, Registrar or Paying Agent shall have the rights, powers, and duties of the Trustee, Registrar or Paying Agent under this Indenture. A successor Trustee, Registrar or Paying Agent shall give notice of its succession to each Noteholder as provided in Section 7.02.

         If a successor Trustee, Registrar or Paying Agent does not take office within 60 days after the retiring Trustee, Registrar or Paying Agent resigns or is removed, the retiring Trustee, Registrar or Paying Agent, the Company, or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, Registrar or Paying Agent.

         If the Trustee, Registrar or Paying Agent fails to comply with Section 3.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee, Registrar or Paying Agent and the appointment of a successor Trustee, Registrar or Paying Agent.

SECTION 3.09.    SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving, or transferee corporation upon approval of the Company shall be the successor Trustee, Registrar and Paying Agent. The Company shall notify the Trustee whether such approval will be granted within 30 days after the Company receives written notice of such consolidation, merger, conversion, or transfer of corporate trust business by the Trustee.

SECTION 3.10.    ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $150,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b).

SECTION 3.12.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST CORPORATION.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 3.13     CO-TRUSTEE.

         At any time for the purpose of meeting any legal requirements of any jurisdiction, including in case of the exercise of any rights or remedies of the Trustee upon an Event of Default hereunder, the Company and the Trustee acting jointly shall have the power to appoint an additional institution or individual as a separate or co-trustee and to vest in such separate or co-trustee such powers, duties, obligations and rights as the Trustee and the Company may consider necessary or desirable. If the Company shall not join in such appointment within fifteen days after receipt of a request of the Trustee to do so, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.

         Upon the appointment of a separate or co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee may be exercised and performed by the Trustee and such separate or co-trustee jointly except to the extent that under any law in any jurisdiction in which any act or acts are to be performed the Trustee shall not be permitted or qualified to perform such act or acts in which event such act or acts shall be exercised and performed by the separate or co-trustee at the written direction of the Trustee.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.    PAYMENT OF NOTES.

         (a) The Paying Agent shall cause the Paying Agent to promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes; provided, however, that the Paying Agent shall be required to pay the Notes only from and to the extent of the moneys transferred by the Company to the Paying Agent pursuant to Sections 4.01(b) and 4.01(c).

         (b) To facilitate payment of the Notes, the Company shall transfer to the Paying Agent at least one (1) business day prior to the Payment Date or Redemption Date for the Notes sufficient money to make the required principal and interest payments.

         (c) Redemption of the Notes may occur at the option of the Company on any Payment Date and may be in whole or from time to time in part. Any redemption of Notes will be at 100% of the principal amount thereof being redeemed, together with Interest accrued to the redemption date, without any premium or penalty. Notice will be mailed to all Noteholders setting forth (i) the Redemption Date, (ii) the Redemption Price, (iii) the name and address of the Paying Agent, (iv) a statement that the Notes must be delivered to the Paying Agent, and (v) a statement that interest on the Notes, or portion thereof being redeemed, ceases to accrue on and after the Redemption Date. In the case of notice to the holder of any Note to be redeemed in part, a new Note or Notes in principal amount equal to the unredeemed portion of such Note will be issued. In the event of partial redemption of the Notes, the Notes to be redeemed in whole or in part will be selected on a random basis, by lot.

SECTION 4.02.    COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default by the Company in performing its covenants under the Indenture. If they do know of such Default, the Officer's Certificate shall describe the Default.

SECTION 4.03.    SEC REPORTS.

         The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe). The Company also shall comply with the other provisions of TIA Section 314(a).

                                   ARTICLE 5

                             DEFAULTS AND REMEDIES

SECTION 5.01.    EVENTS OF DEFAULT.

         Subject to the limitations set forth in this Article 5, an Event of Default occurs if and when:

         (1) the Company fails to cause the interest payments on the Notes to be paid when due;

         (2) the Company fails to cause the principal of any Notes to be paid when due;

         (3) the Company fails to comply with any of its other agreements in the Notes, the Security Documents, or this Indenture and the Default continues for the period and after the notice specified below;

         (4) the Company, pursuant to or within the meaning of any Bankruptcy Law:

                 (a)      commences a voluntary case,

                 (b) consents to the entry of an order for relief against it in any involuntary case,

                 (c) consents to the appointment of a Receiver of it or for any substantial part of its property,

                 (d) makes a general assignment for the benefit of its creditors, or

                 (e)      fails generally to pay its debts as they become due;
                          or

         (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (a) is for relief against the Company in an involuntary case,

                 (b) appoints a Receiver of the Company or for any substantial part of its property, or

                 (c)      orders the liquidation of the Company,

                 and the order or decree remains unstayed and in effect for 90 days.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         A default under section 5.01 (3) is not an Event of Default until the Trustee or the Holders of at least a majority in principal amount of the Notes notify the Company of the default and the Company does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of Default."

SECTION 5.02.    ACCELERATION.

         If an Event of Default occurs and is continuing as provided in Section 5.01, the Trustee may, at the direction of Holders of at least twenty-five percent (25%) in principal amount of the Notes by written notice to the Company, declare the principal of and accrued interest on all the Notes to be due and payable immediately. After a declaration such principal and interest shall be due and payable immediately.

SECTION 5.03.     OTHER REMEDIES; LIMITATION.

         Subject to the provisions of the preceding paragraph, if an Event of Default occurs and is continuing, as provided in Section 5.01, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, the Security Documents or this Indenture.

         Notwithstanding anything to the contrary in this Agreement, the Trustee is required to proceed against and liquidate all Collateral before looking to any other assets of the Debtor.

SECTION 5.04.    POSTPONEMENT OF INTEREST PAYMENT; WAIVER OR DEFAULT.

         The Holders of not less than seventy-five percent (75%) of the Notes at the time outstanding may consent on behalf of the Holders of all such Notes to the postponement of any interest payment for a period not exceeding three years from its due date. The Holders of a majority of the Notes may consent to the waiver of any past Default and its consequences, except a Default in payment of principal and interest or any other waiver prohibited under Section 6.02.

SECTION 5.05.    CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Noteholders, or that may subject the Trustee to personal liability.

SECTION 5.06.    LIMITATION ON SUITS.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over the other Noteholder.

         A Noteholder may not institute any suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of the Indenture upon any property subject to such lien.

SECTION 5.07.    PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, in its capacity as Trustee, Registrar and Paying Agent, for amounts due under Section 3.07;

         Second: to the payment of Allowed Expenses as defined in the registration statement (except in an Event of Default, payments of Allowed Expenses to affiliates will be subordinated to the payment of principal and Interest to Noteholders);

         Third: to Noteholders for amounts due and unpaid on the Notes for interest, then principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

         Fourth: to the Company as a payment of amounts in excess of Trustee fees and costs, allowed expenses, and interest and principal due on the Notes.

         The Trustee may fix a record date and payment date for any payment to Noteholders.

                                   ARTICLE 6

                      AMENDMENTS, SUPPLEMENTS, AND WAIVERS

SECTION 6.01.    WITHOUT CONSENT OF HOLDERS.

         The Company may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder to cure any ambiguity, omission, defect, or inconsistency, or to make any change that does not adversely affect the rights of any Noteholder.

SECTION 6.02.    WITH CONSENT OF HOLDERS.

         The Company may amend or supplement this Indenture, the Security Documents, or the Notes without notice to any Noteholder but with the written consent of the Holders of not less than a majority in principal amount of the Notes. The Holders of a majority in principal amount of the Notes may waive compliance by the Company with any provision of this Indenture, the Security Documents, or the Notes without notice to any Noteholder. Without the consent of each Noteholder affected, however, an amendment, supplement, or waiver, except the waiver pursuant to Section 5.04, may not:

         (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

         (2) reduce the rate or extend the time for payment of interest on any Note;

         (3) reduce the principal of or extend the fixed maturity of any Note;

         (4) make any Note payable in money other than that stated in the Note; or

         (5) waive a default on payment of principal or of interest on any Note.

         (6) impair the right to institute suite to enforce payments due on any Note on or after the respective due dates.

SECTION 6.03.    COMPLIANCE WITH TRUST INDENTURE ACT

         The terms hereof provide that it will comply with provisions of the TIA. Every amendment to or supplement of this Indenture, the Security Documents, or the Notes shall comply with the TIA as then in effect.

SECTION 6.04.    REVOCATION AND EFFECT OF CONSENTS.

         A consent to an amendment, supplement, or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of the Note. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         After an amendment, supplement, or waiver becomes effective, it shall bind every Noteholder unless it makes a change described in Sections 6.02(2) through (5). In that case the amendment, supplement, or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 6.05.    NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement, or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company. The Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Company shall authenticate a new Note that reflects the changed terms.

SECTION 6.06.    TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment, supplement, or waiver authorized pursuant to this Article if the amendment, supplement, or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it.

         The Trustee may rely upon an Officer's Certificate and an opinion of counsel as conclusive evidence that any amendment, supplement or waiver complies with the provisions of this Indenture.

                                   ARTICLE 7

                                 MISCELLANEOUS

SECTION 7.01.    TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 7.02.    NOTICES.

         Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

         If to the Company:       U.S. Automobile Acceptance SNP-III, Inc.
                                  1120 N.W. 63rd, Suite G-106
                                  Oklahoma City, Oklahoma 73116

         If to the Trustee:       Texas Commerce Bank National Association
                                  2200 Ross Avenue
                                  Dallas, Texas  75201
                                  Attn:    Corporate Trust Department

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to Noteholders shall be sufficiently given if mailed by first-class mail to each Registered Noteholder.

         Any notice or communication mailed to a Noteholder shall be mailed to him at his address as it appears on the lists or registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to give notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed, it is duly given, whether or not the Noteholder receives or reads it.

SECTION 7.03.    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Within five business days after the receipt by the Trustee of a written application by any three or more Noteholders stating that the applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, the Trustee shall, at its election, either (1) afford to such applicants access to all information so furnished to or received by the Trustee, or (2) inform such applicants as to the approximate number of Noteholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application. If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all such Noteholders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants, and file with the SEC together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of Trustee, such mailing would be contrary to the best interests of the Noteholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for bearing upon the objections specified in the written statement so filed, the SEC may, and if demanded by the Trustee or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the SEC shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender.

SECTION 7.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application to take any action under this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 7.05.    CERTIFICATES OF FAIR VALUE.

         The Company shall furnish to the Trustee a certificate or opinion of an appraiser or other expert as to the fair value of any property or securities to be released from the lien of the Security Documents, which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security under the Security Documents in contravention of the provisions thereof, and requiring further that such certificate or opinion shall be made by an independent appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this
Section 7.06, is 40% or more of the aggregate principal amount of the Notes at the time outstanding; but such a certificate or opinion of an independent appraiser or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this paragraph is less than $25,000 or less than 1% of the aggregate principal amount of the Notes at the time outstanding.

         Any such certificate or opinion may be made by an officer or employee of the Company who is duly authorized to make such certificate or opinion by the Company from time to time except in cases in which this Section requires that such certificate or opinion be made by an independent person, in which case, the certificate or opinion shall be made by an independent appraiser, or other expert selected or approved by the Trustee in the exercise of reasonable care. The Trustee shall not be liable for any such expense or for the actions or omissions of such independent appraiser or other expert.

SECTION 7.06.    STATEMENTS REQUIRED IN CERTIFICATE AND OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenants in this Indenture shall include:

         (1) a statement the person making such certificate has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 7.07.    WHEN TREASURY SECURITIES DISREGARDED.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, or consent, Notes owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, or consent, only Notes which the Trustee knows are so owned shall be disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 7.08.    ACTION BY NOTEHOLDERS.

         Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing.

SECTION 7.09.    LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday, a legal holiday, or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

SECTION 7.10.    GOVERNING LAW.

         This Indenture, the Security Documents, and the Notes shall be governed by the laws of the State of Texas provided the duties and responsibilities of the Trustee shall be construed under the laws of the jurisdiction of its organization or incorporation applied without giving effect to any conflicts-of-law principles.

SECTION 7.11.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan, or debt agreement of the Company. Any such indenture, loan, or debt agreement may not be used to interpret this Indenture.

SECTION 7.12.    NO RECOURSE AGAINST OTHERS.

         All liability of any director, officer, employee, or stockholder, as such, of the Company is waived and released.

SECTION 7.13.    SUCCESSORS.

         All agreements of the Company in this Indenture, the Security Documents, and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 7.14.    DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         IN WITNESS WHEREOF, the parties have signed this Indenture as of the day and year first above written.

                                  U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., a Texas Corporation

                                  By:      ___________________________________
                                  Its:     ___________________________________


                                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                  By:      ___________________________________
                                  Its:     ___________________________________

                                   Exhibit A

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.

             11% ASSET-BACKED PROMISSORY NOTE DUE DECEMBER 31, 2001

$______________                                             No. ________________


         U.S. Automobile Acceptance SNP-III, Inc., a Texas corporation (herein referred to as the "Company"), for value received, hereby promises to pay to _______________________________________________________________________ or
registered assigns, the principal sum of _____________________________ Dollars on December 31, 2001 (the "Stated Maturity" of such principal), and to pay interest (computed on the basis of the unpaid portion of said principal sum outstanding from time to time from the date of issue), until the principal amount of this Note is paid in full at the rate of eleven percent (11%) per annum, which interest shall be due and payable upon the fifteenth day of each calendar month (for such interest accruing during the prior month or months) commencing with the first calendar month after the issuance hereof and upon the Stated Maturity (each a "Payment Date"). Interest is calculated on the basis of a 365-day year but is paid in 12 equal monthly installments, regardless of the number of days in each month.

         This Note is one of a duly authorized issue of Notes of the Company, designated as its 11% Asset-Backed Promissory Notes Due December 31, 2001 (herein called the "Notes"), all issued and to be issued under an Indenture (herein called the "Indenture"), between the Company and Texas Commerce Bank National Association (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes.

         The principal of and interest on this Note are payable in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. Any installment of interest which is not paid when and as due shall bear interest, at the lesser of fourteen percent (14%) or the maximum amount allowed by law, from the date due to the date of payment thereof.

         Monthly payment of interest shall be made by check mailed to the person whose name appears as the Holder of this Note on the Note Register as of the first day of the month in which such Payment Date occurs (the "Record Date") without requiring that this Note be submitted for notation of payment. Checks returned undelivered will be held by the Company or its designee for payment to the person entitled thereto. Payment of the outstanding principal of and accrued interest on this Note at the Stated Maturity or of the Redemption Price (as hereinafter defined) payable on any Redemption Date (as hereinafter defined) as of which this Note or any portion hereof has been called for redemption shall be made upon presentation of this Note to the Paying Agent appointed by the Company for such purpose.

         The payment of principal and accrued interest on the Notes, when due, is backed by the Trust Estate, which consists of, among other things, a first security interest in specific motor vehicle retail installment contracts and the funds in the Master Collections Accounts, the Master Operating Account, and the Note Redemption Account (as such terms are defined in the Indenture).

         If an Event of Default shall occur and be continuing with respect to the Notes, the Notes, and all principal and unpaid accrued interest, may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Notes will be redeemed beginning after January 1, 2001, and, at the option of the Company, may be redeemed or partially redeemed any time during the term of the Notes on any Payment Date (the "Redemption Date"), at a redemption price of 100% of the principal amount being redeemed (the "Redemption Price"), together with accrued and unpaid interest on the unpaid principal amount thereof to the date fixed for redemption. Notice of such redemption shall be mailed by the Company not later than the twentieth day, and not earlier than the sixtieth day, before the date fixed for redemption to the Holders of the Notes so to be redeemed.

         If provision is made for the redemption and payment of this Note or any portion, this Note or such portion shall thereupon cease to bear interest from and after the Redemption Date. In the event of redemption of any Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued in the name of the registered holder thereof upon surrender thereof.

         The transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer to the transfer agent designated by the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and such transfer agent duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of Notes representing more than 50% of the principal amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Note issued thereunder.

         The term "Company" as used in this Note includes any successor to the Company under the Indenture.

         The Notes are exchangeable for a like aggregate principal amount of a different authorized denomination, as requested by the Holder.

         This Note shall be construed in accordance with, and governed by, the laws of the State of Texas applicable to agreements made and to be performed therein.

         IN WITNESS WHEREOF, U.S. Automobile Acceptance SNP-III, Inc. has caused this instrument to be duly executed under its corporate seal.


Dated:        November 14, 1996


                                  U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., a Texas Corporation



                                  By:  /s/ Michael R. Marshall
                                      -----------------------------------
                                       Authorized Officer


[SEAL]


Attest:  /s/ Michael R. Marshall
        --------------------------------
         Authorized Officer

                                   EXHIBIT C

                               SECURITY AGREEMENT



         This SECURITY AGREEMENT (hereinafter called this "Agreement") is made
November 14     , 1996, by and between U.S. AUTOMOBILE ACCEPTANCE SNP-III,
INC., a Texas corporation, located at 1120 N.W. 63rd, Suite G-106, Oklahoma City, Oklahoma 73116 (hereinafter called "Debtor") and Texas Commerce Bank National Association, as Trustee on behalf of those persons listed on Schedule A (which persons and the Trustee are hereinafter collectively called "Trustee").


         In consideration of the covenants and conditions stated in this Agreement the parties agree as follows:

         1.      INDEBTEDNESS SECURED.


                 This Agreement and the Security Interest secure the payment of certain Asset-Backed Promissory Notes issued and executed by Debtor, pursuant to the Indenture of Trust (the "Indenture") dated November 14, 1996, by and between Debtor and Texas Commerce Bank National Association and made payable to the holders of such Asset-Backed Promissory Notes in the aggregate principal sum of up to $24,000,000 (hereinafter collectively called the "Note"), together with all other indebtedness of every kind or nature owing by Debtor to Trustee, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and whether the indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, and including any sums advanced and any costs and expenses incurred by Trustee pursuant to this Agreement, the Note or any other note or evidence of indebtedness (all of such is herein sometimes referred to as the "Indebtedness").


         2.      SECURITY INTEREST.

                 For value received, Debtor hereby grants to Trustee a security interest (the "Security Interest') in and to all of the following: (i) any and all retail motor vehicle installment sale contracts (the "Contracts") acquired with the funds constituting the Indebtedness or with funds received from the repayment of said Contracts or the Replacement Contracts (the "Replacement Contracts"), which Contracts or Replacement Contracts are originated in connection with the financing of new and used automobiles and light-duty trucks (the "Vehicles"), including all rights to receive payments thereunder and security interests in and instruments of title to the Vehicles, whether now owned or hereafter acquired; (ii) all funds in the Debtor bank accounts styled Master Collections Accounts, Master Operating Account and Note Redemption Account; (iii) all proceeds of an offering pursuant to the Registration Statement of Debtor filed with the Securities and Exchange Commission (the "Registration Statement"); and (iv) all products thereof and all cash and noncash proceeds of any of the foregoing, in any form, including, without limitation, proceeds of insurance policies from the loss thereof, all titles to the Vehicles and all assignment of liens, all Contracts, Vehicle Titles, assignments, dealer recourse agreements, other documents and instruments in the possession of the Debtor, and any documents or instruments in the possession, custody and control of any Contract Servicer or any independent Custodian (all of the foregoing hereinafter called the "Collateral"); provided, however, that the security interest granted hereunder is subject to the conditions and limitations set forth in the Registration Statement.

         3.      REPRESENTATION AND WARRANTIES OF DEBTOR.

                 Debtor represents and warrants and, so long as any portion of the Indebtedness remains unpaid, shall be deemed continuously to represent and warrant that:

                 3.1. Debtor is the owner of the Collateral free and clear of all security interests or other encumbrances and claims of any kind or nature in favor of any third persons, and Trustee has a first, perfected security interest in all of the Collateral;

                 3.2. Debtor is authorized to enter into this Agreement and into the transactions contemplated hereby and evidenced by the Note;

                 3.3. The Collateral is used or bought for use solely in business operations, and all of the relevant Collateral will remain personal property regardless of the manner in which any of it may be affixed to real property.

                 3.4 Upon an Event of Default on the Notes or in this Security Agreement, as described in section 6 hereof, Debtor shall cause any Contract Servicer or independent Custodian to deliver to the Trustee all Collateral in the possession of such Contract Servicer or independent Custodian.

         4.      COVENANTS OF DEBTOR.

         Debtor covenants that so long as any Indebtedness remains unpaid,
Debtor:

                 4.1. Will defend the Collateral against the claims and demands of all other parties, except purchasers of inventory in the ordinary course of business;

                 4.2. Will keep the Collateral free and clear from all security interests, liens and other encumbrances and claims of any kind or nature in favor of any third persons, except the Security Interest; and Debtor will not pledge the Collateral as security for any debts or obligations other than the Notes;

                 4.3. Will maintain in accordance with reasonable accounting practices, consistently applied, accurate and complete records concerning the Collateral; and will, upon request made from time to time, permit the Trustee or its agents to inspect the Collateral and the Debtor's records concerning the Collateral;

                 4.4. Upon an uncured Event of Default and upon request by the Trustee will deliver to the Trustee or its agents, any instruments, documents of title and chattel paper representing or relating to the Collateral or any part thereof, and all schedules, invoices, shipping, or delivery receipts, together with the endorsements or assignments;

                 4.5.     Will notify the Trustee in writing at least fifteen
(15) days in advance of any change in the Debtor's address specified on the first page of this Agreement, of any change in the location or of any additional locations at which the Collateral is kept of any change in the address at which records concerning the Collateral are kept and of any change in the location of the Debtor's residence, chief executive office or principal place of business;

                 4.6. Will execute and deliver to the Trustee such financing statements and other documents and take such other action, to perfect, protect or continue the perfection of the Security Interest and effect the purposes of this Agreement;

                 4.7. Will pay or cause to be paid when due all taxes, assessments and other charges of every kind and nature which may be levied or assessed upon or against the transaction contemplated hereby or the Collateral;

                 4.8. Will not make any distributions to shareholders or payments to affiliates except as set forth in the Registration Statement;

                 4.9. Will use the Collateral only for the purposes set forth in the Registration Statement and will not commingle the Collateral constituting cash with funds of any person or entity other than Debtor;

                 4.10. Upon an uncured Event of Default and upon request by the Trustee, will deliver any Collateral in the form of funds in Debtor's bank account to the Trustee and will surrender control of said accounts to the Trustee;

         5.      VERIFICATION OF COLLATERAL.

         Trustee shall have the right to verify the existence of the Collateral in any manner and through any medium which Trustee may consider appropriate, and Debtor shall furnish such assistance and information and perform such acts as Trustee may require in connection therewith.

         6.      DEFAULT.

                 6.1. Events of Default. Subject to the following limitations, an Event of Default occurs if

                          a. the Debtor fails to make a payment of interest on any Note when the same becomes due and payable;

                          b. the Debtor fails to make a payment of the principal of any Note when the same becomes due and payable;

                          c. the Debtor fails to comply with any of its other agreements in the Notes, this Agreement or the Indenture of Trust and the default continues for the period and after the notice specified below;

                          d. the Debtor pursuant to or within the meaning of any Bankruptcy Law:

                                  (1)      commences a voluntary case,

                                  (2)      consents to the entry of an order
                                           for relief against it in any
                                           involuntary case,

                                  (3)      consents to the appointment of a
                                           Receiver of it or for any
                                           substantial part of its property,

                                  (4)      makes a general assignment for the
                                           benefit of its creditors, or

                                  (5)      fails generally to pay its debts as
                                           they become due; or

                          e. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                  (1)      is for relief against the Debtor in
                                           an involuntary case,

                                  (2) appoints a Receiver of the Debtor or for any substantial part of its property, or

                                  (3)      orders the liquidation of the
                                           Debtor, and the order or decree
                                           remains unstayed and in effect for
                                           90 days.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         A default under section 6.1.c is not an Event of Default until the Trustee or the Noteholders holding at least a majority in principal amount of the Notes notifies the Debtor of the default and the Debtor does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of Default."

                 6.2. Rights and Remedies Upon Default. If an Event of Default occurs and is continuing the Trustee, by written notice to the Debtor, may declare the principal of and accrued interest on all the Notes to be due and payable immediately. After a declaration such principal and interest shall be due and payable immediately. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

         Notwithstanding anything to the contrary in this Agreement, the Trustee is required to proceed against and liquidate all Collateral before looking to any other assets of the Debtor.

                 6.3. Notice. Debtor agrees that any notice by Trustee of any sale, lease or other disposition of the Collateral or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if the notice is mailed by regular or certified mail, postage prepaid, at least ten (10) days before the date of any public sale, lease or other disposition of the Collateral, or the time after which any private sale, lease or other disposition of the Collateral is to take place, to Debtor's address as specified in this Agreement or to any other address which Debtor has notified Trustee in writing as the address to which notices shall be given to Debtor.

                 6.4. Costs. Debtor shall pay all costs and expenses incurred by Trustee in enforcing this Agreement, realizing upon any Collateral and collecting any Indebtedness. Costs and expenses will include but not be limited to all reasonable attorneys' and paralegals' fees and expenses.

                 6.5. Deficiency. In the event that the proceeds of the Collateral are insufficient to satisfy the entire unpaid Indebtedness, Debtor will be responsible for the deficiency and shall pay the same upon demand. Trustee will account to Debtor for any proceeds of the Collateral in excess of the Indebtedness and the costs and expenses referred to in Section 6.4.

         7.      MISCELLANEOUS.

                 7.1. Perfection of Security Interest. Debtor shall take any and all steps necessary to perfect the security interest granted to Trustee hereby. If Debtor fails to take any such step, Trustee may, at Debtor's expense, file at any time, any financing statement or statements relating to the Collateral (with or without Debtor's signature thereon), and to take any other action deemed necessary or appropriate by Trustee to perfect and to continue perfection of the Security Interest. A photocopy of this Agreement is sufficient as a financing statement and may be filed as such if Trustee so elects.

                 7.2. Continuing Agreement. This Agreement is a continuing agreement with respect to the subject matter hereof and shall remain in full force and effect until all of the Indebtedness now or hereafter contracted for or created or existing and any extensions or renewals of the Indebtedness together with all interest thereon has been paid in full.

                 7.3. Right to Proceeds. In the event of a continuing Event of Default, the Trustee may demand, collect, and sue for all proceeds of the Collateral (either in Debtor's or Trustee's name at the latter's option) with the right to enforce, compromise, settle, or satisfy any claim. Debtor hereby irrevocably appoints Trustee as Debtor's attorney-in-fact to endorse, by writing or stamp, Debtor's name on all checks, commercial paper, and other instruments pertaining to the proceeds. Such appointment is binding and coupled with an interest. Debtor also authorizes Trustee to collect and apply against the Indebtedness any refund of insurance premiums or any insurance proceeds payable on account of the loss of or damage to any of the Collateral and hereby irrevocably appoints Trustee as Debtor's attorney- in-fact to endorse, by writing or stamp, any check or draft representing such proceeds or refund.

                 7.4. Non-Waiver. No delay or omission by Trustee in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right or remedy, and no single or partial exercise of any right or remedy shall preclude Trustee from any other or future exercise of the right or remedy or the exercise of any other right or remedy. Trustee may agree to a cure of any default by Debtor in any reasonable manner without waiving any other prior or subsequent default by Debtor.

                 7.5. Third Parties. Trustee shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any steps to preserve rights against all prior parties to any document of title, general intangible, instrument or chattel paper in Trustee's possession as Collateral or proceeds of the Collateral.

                 7.6. Assignments. Debtor's rights and obligations under this Agreement are not assignable in whole or in part by operation of law or otherwise. Trustee may not assign its rights and obligations under this Agreement, in whole or in part, without notice to or consent of Debtor.

                 7.7. Definitions; Multiple Parties; Section Headings. The term "person" when referred to herein shall mean an individual, partnership, corporation or any other legal entity. If more than one Debtor executes this Agreement, the term "Debtor" includes each of the Debtors as well as all of them, and their obligations under this Agreement shall be joint and several. Whenever the context so requires, the neuter gender includes the feminine and masculine and the singular number includes the plural. Unless otherwise defined herein or the context requires otherwise, terms used herein shall have the same meaning as defined in the Uniform Commercial Code as enacted by the State of Texas. Section headings are used herein for convenience only and do not alter or limit the meaning of the language contained in each section.

                 7.8. Amendment; Waiver. This Agreement may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by Debtor and by Trustee.

                 7.9. Choice of Law; Waiver of Jury Trial. This Agreement has been delivered in the State of Texas and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Texas. Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect or impair Trustee's right to serve legal process in any manner permitted by law, or Trustee's right to bring any action or proceeding against Debtor, or the property of Debtor, in the courts of any other jurisdiction.

                 7.10. Expenses. Debtor shall pay all costs and expenses relating to this Agreement and the Indebtedness, including but not limited to, filing and recording fees, documentary stamps including, without limitation, and Trustee's attorney's fees and expenses.

                 7.11. Notice. Except as otherwise provided herein, any notice required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon deposit in the United States certified or registered mails, with proper postage prepaid, addressed to the party to be notified as follows:

                 a.       If to Debtor at:        U.S. Automobile Acceptance
                                                    SNP-III, Inc.
                                                  1120 N.W. 63rd, Suite G-106
                                                  Oklahoma City, Oklahoma 73116

                 b.       If to Trustee at:       Texas Commerce Bank National
                                                    Association
                                                  2200 Ross Avenue
                                                  Dallas, TX  75201
                                                  Attention: Corporate Trust
                                                             Department

or to such other address as each party may designate for itself by like notice.

                 7.12. Severability. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof, provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction.

                 7.13. Reliance by Trustee. All covenants, agreements, representations and warranties made herein by Debtor shall, notwithstanding any investigation by Trustee, be deemed to be material to and to have been relied upon by Trustee.

                 7.14. Entire Agreement. This Agreement, the Note and the other instruments, agreements and documents contemplated hereby contain the entire security agreement between Trustee and Debtor with respect to the subject matter hereof and supersedes and cancels any prior understanding and agreement between Trustee and Debtor with respect thereto.

                 7.15. Binding Effect Subject to the assigned provisions of this section of the agreement, this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Debtor and shall inure to the benefit of the successors and assigns of Trustee.

                 7.16.    Time.  Time is of the essence in this Agreement.

                 7.17. Attorney's Fees. The parties hereby agree that in the event any of the terms and conditions contained in this Agreement, including the indemnification provisions contained herein, must be enforced by reason of any past, existing or future delinquency of payment, of failure of observance or of performance by any of the parties hereto, in each such instance, the defaulting party shall be liable for reasonable collection and/or legal fees, trial and appellate levels, any expenses and legal fees incurred, including time spent in supervision of paralegal work and paralegal time, and any other expenses and costs incurred in connection with the enforcement of any available remedy.

                 7.18. Capacity. The Trustee as Trustee is entering into this Agreement solely in its capacity as Trustee under the Indenture and shall be entitled to the privileges, immunities and protections afforded it thereunder in any actions taken by it as Trustee hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                       DEBTOR:

                                       U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.


                                       By:  /s/
                                          ------------------------------------

                                       Its:
                                           -----------------------------------


                                       TRUSTEE:  ON BEHALF OF SECURED PARTIES

                                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                                       By:  /s/
                                          ------------------------------------

                                       Its:
                                           -----------------------------------

                                   SCHEDULE A

                           COLLECTIVE LIST OF PERSONS
                         CONSTITUTING THE SECURED PARTY

                                   EXHIBIT D

                              CUSTODIAN AGREEMENT


         THIS CUSTODIAN AGREEMENT is made and entered into as of this 14th day of November, 1996, between U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., a Texas corporation (the "Debtor"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION as Trustee (the "Secured Party") and U.S. AUTOMOBILE ACCEPTANCE CORPORATION, a Texas corporation (the "Custodian").


                                R E C I T A L S:

         A. The Debtor has duly authorized the offer and sale of Asset-Backed Promissory Notes (the "Notes") in the aggregate principal sum of up to $24,000,000 due on or before December 31, 2001, which Notes are backed by certain Collateral as set forth in a Security Agreement between the Debtor and Secured Party.

         B. In order to perfect its security interest in the Collateral as granted under the Security Agreement, Secured Party has requested and Debtor has agreed to deposit the Collateral with the Custodian subject to the terms and conditions of this Agreement.

         1 .     The above recitals are true and correct and are incorporated herein by reference. All capitalized terms shall have the same meaning as in the Security Agreement between Debtor and Secured Party of even date herewith.

         2. Debtor or its Agent will deposit with Custodian the Collateral. The Custodian will have possession, custody and control of the Collateral on behalf of the Secured Party and shall maintain the Collateral in its possession. The Custodian will have no responsibility for Collateral it does not receive.

         3. The Custodian will release to the Debtor each Contract and related documents including the Vehicle Title constituting the Collateral upon receipt of an affidavit signed and sworn to by a duly authorized officer of Debtor that (a) Debtor has received payment in full from the obligor under the Contract, (b) Debtor needs the contract and related documents to effect a contract exchange or settlement under the terms of a dealer recourse agreement,
(c) Debtor needs the Vehicle Title to repossess a Vehicle after default on a Contract, or (d) any administrative event for which release for mailing to the State is required under statute, rule, regulation or practice such as change in name of Vehicle owner due to marriage or divorce, change of address Vehicle owner, or notation of a subordinate lien on the Title. Upon a release of a Vehicle Title pursuant to 3(b) and (d) above, the Debtor or its Agent shall promptly return the Vehicle Title or new exchanged title to the Custodian upon receipt of the title after the changes have been made by the appropriate state agency. Upon an Event of Default on the Notes or in the Security Agreement, Custodian shall deliver to the Trustee as representative of Secured Party all Collateral promptly upon request of the Secured Party. The custodian shall maintain a surety bond with terms and in the amount as determined by the Debtor. The costs of such bond shall be paid or reimbursed by the Debtor.

         4. The Custodian undertakes to perform only such duties as are expressly set forth herein, and no implied duties or obligations shall be read into this Agreement against the Custodian.

         5. The Custodian may without investigation act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume without investigation the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume without investigation that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Custodian shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited into this escrow, nor as to the identity, authority or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such agreements, monies, instruments or other documents received by it as such escrow holder, and for the disposition of the same in accordance with the written instrument accepted by it in the escrow or written instructions received by it.

         6. The Debtor hereby agrees to indemnify the Custodian and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Custodian, against any and all expenses, including attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim. The Custodian shall be vested with a lien on all property deposited hereunder for indemnification, for attorneys' fees or charges of any character or nature, which may be incurred by said Custodian by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Custodian hereunder, or otherwise, with the right of said Custodian, regardless of the instructions aforesaid to hold the said property until and unless said additional expenses, fees and charges shall be fully paid.

         7. If the parties be in disagreement about the interpretation of this Custodian Agreement or about the rights and obligations or the propriety or any action contemplated by the Custodian hereunder, the Custodian may, in its sole discretion, file an action in interpleader to resolve the said disagreement. The Custodian shall be indemnified for all costs, including reasonable attorneys' fees, in connection with the aforesaid interpleader action, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

         8. The Custodian may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Custodian shall otherwise not be liable for any mistakes of fact or error of judgment or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

         9. The Custodian may resign upon thirty days' written notice to the parties in this Agreement. If a successor Custodian is not appointed within a thirty-day period, the Custodian may petition a court of competent jurisdiction and name a successor.

         10. The Debtor shall pay the Custodian such fees and compensation, if any, as shall be mutually agreed.

         11. The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof.

         12. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

         13. This Agreement may not be modified or amended except by an instrument in writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

         14. Notices and requests required or permitted hereunder shall be deemed to be delivered hereunder if mailed with postage prepaid or delivered, in writing.

         15. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument

         16. Captions used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         17. The parties to this Agreement acknowledge that the performance of their respective obligations hereunder is essential to the consummation of the transactions contemplated by this Agreement. Each of them further acknowledges that no party will have an adequate remedy at law if any other party will have an adequate remedy at law if any other party fails to perform its or their obligations hereunder. In such event, each party shall have the right, in addition to any other rights or remedies it may have, to compel specific performance of this Agreement.

         18. The Company shall reimburse the Custodian for any expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel, certified public accountants and other experts.

         19. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

         20. The parties to this Agreement agreed that jurisdiction and venue shall properly lie in Dallas County, Texas, with respect to any legal proceedings arising from this Agreement. Such jurisdiction and venue is merely permissive; and jurisdiction and venue also shall continue to lie in any court where jurisdiction and venue are found to be proper. The parties further agree that the mailing of any process shall constitute valid and lawful process against them.

         21. This Agreement has been negotiated and prepared and shall be performed in the State of Texas, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of Texas (except that if any choice of law provision under Texas law would result in the application of the law of a state or jurisdiction other than the State of Texas, such provision shall not apply).

         22. The invalidity or unenforceability of any particular provision hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         23. The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon the respective successors, assigns and transferees of either party.

         24. This Custodian Agreement shall terminate and the Custodian discharged of all responsibility hereunder at such time as the Custodian shall receive a written affidavit signed and sworn to by a duly authorized officer of Debtor that the Notes have been repaid in full or the Custodian has delivered all Collateral to the Trustee as provided in paragraph 3.

         25. Upon the occurrence of an Event of Default under the Notes or the Security Documents, Custodian shall deliver to the Trustee all Collateral in Custodian's possession.

         IN WITNESS WHEREOF, the parties hereto have executed this Custodian Agreement on the day and year first above written.


                                      DEBTOR:

                                      U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC., a Texas Corporation



                                      By:    /s/
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------



                                      SECURED PARTY:

                                      TEXAS COMMERCE BANK NATIONAL
                                      ASSOCIATION


                                      By:    /s/
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------



                                      CUSTODIAN:

                                      U.S. AUTOMOBILE ACCEPTANCE CORPORATION
                                      a Texas corporation


                                      By:    /s/
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------

                                   EXHIBIT E

                              SERVICING AGREEMENT



         THIS SERVICING AGREEMENT, dated as of November 14, 1996, between U.S. Automobile Acceptance Corporation, a Texas corporation, in its capacity as Contract Servicer ("Servicer") of certain used motor vehicle promissory notes ("Contracts") of U.S. Automobile Acceptance SNP-III, Inc., a Texas corporation ("Company"), herein enter into this Servicing Agreement as follows.


                                  WITNESSETH:

         WHEREAS, it is contemplated that following any purchase of designated Automobile Finance Contracts (the "Contracts"), the Servicer will assist the Company to collect the sums due thereon from the Obligors on the Purchased Contracts so transferred and account to Company therefor as provided herein; and

         WHEREAS, Company has requested the Servicer to undertake to assist the Company with the collection and servicing responsibilities with respect to any and all of the Contracts;

         NOW, THEREFORE, the parties agree as follows:

         (1) Appointment of and Acceptance by the Servicer of Servicing Obligations.

                 A. The Servicer, on behalf of Company, shall during the term of this Agreement assist the Company to manage, administer and collect each of the Contracts and shall exercise discretionary powers involved in such management, administration and collection, and shall bear all costs and expenses incurred in connection therewith, that may be necessary or advisable in carrying out the Agreement. In the management, administration and collection of the Contracts, the Servicer shall use at least the same care and apply the same policies that a prudent man would exercise under the circumstances if he owned the Contracts.

                 B. The Servicer shall have full power and authority to do those things in connection with such servicing, administration and collection activities which it may deem necessary or desirable in order to maximize receipts collected from Obligors or enforce dealer recourse agreements, and foreclose and sell vehicles related to defaulted Contracts, if necessary. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of Company, instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. The Servicer shall not commence any legal action against an Obligor in the name of Company without the prior written consent of Company. Company shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         (2) Term. This Agreement shall commence as of the date first written above and shall continue so long as the Company has any outstanding Contracts that remain to be collected, absent an Event of Default.

         (3) Compensation. In exchange for the services provided to Company as described and governed herein, Servicer shall receive before the tenth day of the month following a month in which such services are provided, a Servicing Fee equal to twenty-one and 50/100 dollars ($21.50) per month times the aggregate number of Contracts serviced by Servicer during the previous month. Such aggregate number of Contracts shall equal the sum of all Contracts identified on Contracts Schedules to periodically be added as exhibits to this Agreement. Monthly compensation shall be limited to a maximum of $85,000 in any month. In addition, the Contract Servicing Fee will be adjusted, if necessary, so that the total annual Allowed Expenses do not exceed $12,000 in the event only the Minimum Subscription Amount is sold (as such terms are defined in the Company's Prospectus). The Servicer's monthly per Contract Servicing fee shall be increased each year by the pro rata annually published Consumer Price Index inflation factor.

                 Additionally, any third-party expenditures pursuant to collection of defaulted Contracts, repossession and sale of foreclosed vehicle, and enforcement of dealer recourse agreements shall be paid by the Company as reimbursement to the Servicer within ten (10) days after receipt of invoice from Servicer.

         (4) Representations and Warranties of the Servicer. The Servicer represents and warrants to Company that:

                 A. Organization and Good Standing. The Servicer is a corporation duly organized, existing and in good standing under the laws of Texas, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently contemplated, and to execute, deliver and perform its obligations under this Agreement.

                 B. Due Qualification. The Servicer is duly qualified to do business in the State of Texas and each other state where such qualification is required in order to service the Contracts as required by this Agreement and has obtained all necessary licenses, approvals or consents as are required under applicable law to perform its duties hereunder.

                 C. Due Authorization. The execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

                 D. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 E. No Violation. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any requirement of law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

         (5)     Covenants of the Servicer.  The Servicer covenants that:

                 A. From and after the date hereof until such time as this Agreement terminates, Servicer, shall at its own expense, direct all Obligors on the Contracts and all Subcontract Servicers to remit all collections and payments directly to, or otherwise cause all payments on the Contracts to be deposited in, the Company's Master Collections Accounts. Servicer shall have no ownership in or authority to amend, modify, change or terminate the Master Collections Accounts. Servicer agrees and covenants that it will utilize remittance instructions directing all payments be remitted directly to the Master Collections Accounts, and Servicer additionally agrees that all cash, checks, notes, drafts or other items which it receives attributable to the Contracts including proceeds from dealer recourse agreements, from resale of repossessed Financed Vehicles and recoveries on insurance claims, shall be deposited in the Master Collections Accounts within two business days of receipt.

                 B. Operations. The Servicer shall collect the Contracts in an orderly and efficient manner consistent with good business practices and in accordance with all applicable federal, state and local laws and regulations.

                 C. Records. So long as Company has not given notice of termination pursuant to Section 9, the Servicer shall (i) if required by Company hold in trust and safely keep all Purchased Contract Closing Documents and such other documents as may be required for the enforcement of the Contracts; (ii) keep such accounts and other records as will enable Company to determine the status of the Contracts; (iii) keep such books and records at its offices or the offices of its subcontractors, identified in Section 3 herein; and (iv) permit Company and its representatives at any time to inspect, audit, check and make abstracts from Servicer's accounts, records, correspondence and other papers pertaining to the Contracts. Servicer shall maintain its respective records with respect to the Contracts in a manner such that the Servicer can produce a computer file containing a listing (by Obligor) of all Contracts, together with the account balance of such accounts and the payment history related thereto. The Servicer shall provide Company with monthly reports updating the information relating to account balances and activity and certifying the amounts collected on the Contracts during the preceding month.

                 D. Continuation Statements. The Servicer shall execute and file documents which shall create a first priority security interest in favor of Company in each Financed Vehicle, including registration of the Certificates of Title in the name of Company, and/or any other documents requested by Company or which may be required by law to preserve fully and protect the interest of Company in and to the Contracts.

                 E. Principal Executive Office. The Servicer shall not, without providing thirty days' notice to Company, and without filing such amendments to any previously filed financing statements as Company may require,
(i) change the county where its principal executive office or the offices where the records relating to the Contracts are kept, or (ii) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed by Company or the Servicer or any provision hereof seriously misleading within the meaning any applicable enactment of the Uniform Commercial Code.

                 F. No Impairment. The Servicer will duly fulfill all obligations on its part to be fulfilled under or in connection with each Contracts and will do nothing to materially impair the rights of Company in the Contracts.

                 G. Compliance with Law. The Servicer will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Contracts or any part thereof; provided, however, that the Servicer may contest any act regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of Company in the Contracts. The Servicer will comply, in all material respects, with any obligation of a holder of a Purchased Contract to the Obligor thereof arising under such Purchased Contract or under applicable laws.

                 H. Security Interest. The Servicer will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on any Contracts, or the books or records relating, to any Contracts, or any interest therein: the Servicer will immediately notify Company of the existence of any lien on any Contracts: the Servicer shall defend the right, title and interest of Company in, to and under the Contracts, whether now existing or hereafter transferred to Company, against all claims of third parties claiming through or under the Servicer.

         (6) Maintenance or Internal Control and Procedures. Servicer shall, at all times during the term of this Agreement, follow internal control procedures consistent with loan servicing industry standards and, at the request of Company, will supply same in written form for review purposes.

         (7) Computer. Servicer shall, at all times during the term of this Agreement, utilize in the operation of its business the industry standard computer software and contract information maintenance system, such system to be approved by Company.

         (8) Servicer Events or Default. The occurrence and continuation of any one of the following events shall be a "Servicer Event of Default" under this Agreement.

                 A. Failure on the part of the Servicer (i) to immediately remit collections on the Contracts to the Master Collections Accounts or (ii) remit payments to the Company or the Trustee under the Indenture, when due and continuance of such failure for ten Business Days;

                 B. An involuntary case is commenced or filed against the Servicer under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property, or for the winding up of the affairs of, liquidation, dissolution, or reorganization of the Servicer;

                 C. An order for relief shall be entered in a case under title 11 of the United States Code in which the Servicer is a debtor, or the Servicer shall become insolvent or admit in writing its inability to pay its debts as they come due, or the commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

                 D. Failure by Servicer to service and collect amounts due from Obligors under Contracts and/or to adequately enforce dealer recourse agreements as required by this Agreement.

         (9)     Remedies.

                 A. If a Servicer Event of Default shall have occurred, Company may, by notice given in writing to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement. Notwithstanding any termination of the rights and obligations of the Servicer, the Servicer shall remain responsible for any acts or omissions to act by it as Servicer prior to such termination.

                 B. Company is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of a transfer of servicing rights to a successor servicer.

                 C. The Servicer agrees to cooperate with Company and any successor servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such successor servicer of all authority of the Servicer to service the Contracts provided for under this Agreement, including, without limitation, all authority over all collections which shall on the date of transfer be held by the Servicer for deposit or which shall thereafter be received with respect to the Contracts.

                 D. The Servicer shall promptly transfer its records relating to the Contracts to a successor servicer in such form as such successor servicer may reasonably request and shall promptly transfer to such successor servicer all other records, correspondence and documents necessary for the continued servicing of the Contracts in the manner and at such times as the successor servicer shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to such successor servicer information of any kind which the Servicer reasonably deems to be confidential, such successor servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall reasonably deem necessary to protect its interest.

         (10) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Upon approval by the Company, the Servicer may contract with industry-qualified third parties for the performance of any or all of its obligations arising hereunder but no such contract shall relive Servicer from liability for its performance hereunder.

         (11) Company Event of Default Servicer's Remedies. In the event that Company should fail to pay any fees or compensation due under this Agreement, within ten (10) days of the date they are due, or are submitted for payment, whichever is less, or shall fail to perform any of its duties or to observe or perform any other term, covenant, condition or agreement provided within this Agreement, said failure shall constitute an event of default by the Company. In the event of such default, Purchaser shall have the option of terminating this Agreement in addition to all remedies available in equity or law.

         (12) Modifications and Waivers. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. No waiver shall be valid in the absence of the written and signed consent of the party against which enforcement of such is sought.

         (13) Notice. Except as otherwise specifically provided herein, any notice hereunder shall be in writing (including telegraphic or telecopy communication) and, if mailed, shall be deemed to be given when sent by registered or certified mail, postage prepaid, or if telegraphed when delivered to the telegraph company, or if telecopied when transmitted, or otherwise when delivered in person to the address and a receipt given for, in all such instances addressed to the respective party, at such address as the addressee may, by written notice received by the other party hereto, designate as the appropriate address for purposes of notice hereunder.

         (14) Amendment. This Agreement may be amended, supplemented or modified only with the written consent of the parties hereto.

         (15) Choice of Law. THIS AGREEMENT, AND THE VALIDITY AND ENFORCEMENT HEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF OKLAHOMA.

         (16) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         (17) Entire Agreement. This instrument embodies the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof

         (18) Counterparts. This Agreement may be executed in one or more counterparts, each of which for all purposes is to be deemed an original.

         (19) Survival. All covenants, agreements, undertakings, indemnities, representations and warranties made herein shall survive both the execution and the termination hereof and shall not be affected by any investigation made by any party.

         (20) Further Assurances. Servicer shall furnish to Company at the request of the Company such additional information concerning the Contracts as Company may from time to time reasonably request in order to establish compliance with the terms and conditions of this Agreement, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such supplements hereto and such further instruments as may reasonably be required or appropriate and permitted by law to further express the intention, or to facilitate the performance of, this Agreement.

                                  "COMPANY"

                                  U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.


                                  By:  /s/ Michael R. Marshall
                                     ----------------------------------------
                                  Its:     President

                                  "SERVICER"

                                  U.S. AUTOMOBILE ACCEPTANCE CORPORATION

                                  By:  /s/ Michael R. Marshall
                                     ----------------------------------------
                                  Its:     President

                         EXHIBIT TO SERVICING AGREEMENT
                               SERVICING CRITERIA

         At all times during the term of the Servicing Agreement therein, Servicer shall perform its duties in material accordance with the Servicing Agreement, and observe the following covenants and criteria (referred to as the "servicing criteria"):

I.       SERVICING ACTIVITY REPORT

         1. Servicer shall prepare, and deliver monthly to Company, Servicing Activity Certificate (the "Certificate'), and the president of Servicer shall certify as to the authenticity and accuracy therein, that all Contacts managed by Servicer were serviced in material accordance with the terms and conditions of the Servicing Agreement, and that no Servicer Event of Default as described in the Servicing Agreement has occurred since the date of the last such Certificate.

         2. The Certificate shall contain collection information on each Contract since the date of the last such Certificate, including adequately segregated information of all past due accounts, repossessions, charge-offs, and extensions. Supporting documents shall be made available to Company on a demand basis, and such records shall be properly and safely maintained.

         3. The Certificate shall be delivered to Company on or before the fifteenth day of the month following the month covered thereunder.

II.      COLLECTION POLICY

         1. Contracts and all subcontract servicers will be issued advice or instructions which will specifically request that all payments be made to Company's Master Collections Accounts.

         2. Servicer shall contact any Obligor on a past due Contract within ten days after the payment due date for the purpose of pursuing collection and shall adequately update all credit and collection file records with respect to such activities.

         3. Any material extensions, modifications, or acceptances of partial payments by Obligors, and any related necessary Contract amendments and/or default waivers by Servicer, shall be approved by the chief credit officer or president of Company or its assigns, and all necessary third party charges and explanations relating thereto shall be documented.

III.     FORECLOSURE/REPOSSESSION POLICY

         1. The Servicer will take immediate appropriate action to enforce dealer recourse agreement on behalf of the Company. The Company will, if necessary, pursue repossession action, subject to compliance with all state and Federal laws relating thereto, against the Financed Vehicle underlying any Contract whose Obligor is (i) four payments past due in the case of biweekly or semi-monthly Notes, (ii) two payments past due in the case of monthly notes, and who have failed for (i) sixty consecutive days to remit any sums against payment obligations under the respective Contract for biweekly or semi-monthly Contracts, and (ii) seventy-five days for monthly Contracts. Nothing contained in this Section shall be construed to limit Servicer from pursuing repossession or any other collection technique, subject to related state and Federal laws, sooner than the time contemplated in (i) and (ii) above if Servicer in its discretion deems such activity to be prudent and in the best interests of Servicer, Company, or their assigns.

         2. For each chargeoff of any material unpaid amount from an Obligor under any Contract, Servicer shall document the reasons for such chargeoff, shall maintain all third-party related documentation for such chargeoff and shall notify (and document such notification) customary credit bureaus regarding the Obligor's deficiency.

                                   EXHIBIT F

                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.

                         SUBSCRIPTION ESCROW AGREEMENT



         AGREEMENT made effective as of November 14, 1996, between U.S. Automobile Acceptance SNP-III, Inc., a Texas corporation (the "Company"), and Texas Commerce Bank National Association ("Agent").


         WHEREAS, Company is offering for subscription up to $24,000,000 principal amount of its 11% Asset-Backed Promissory Notes (the "Notes") on the terms and conditions set forth in its prospectus (the "Prospectus"), a copy of which has been furnished to Agent; and

         WHEREAS, Company desires for Agent to perform the services of depository and escrow agent with respect to subscriptions to the Company made by prospective purchasers of the Notes (the 'Investors');

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Agent shall deposit all subscription checks and other payments for the Notes by Investors which it receives into an escrow account maintained by Agent (the "Escrow Fund"). Checks shall be made payable to the Agent until the minimum subscriptions of $100,000 have been received by the Agent.

         2. The Company reserves the right to reject any subscription. The Company shall promptly refund the subscription amount which has been rejected to the Investor unless the subscription amount is on deposit with Agent, in which case Agent, upon written direction of the Company, shall make such refund, if any, as soon as Agent has collected funds on such Investor's check.

         3. Prior to the close of business on December 20, 1996 (the specified "escrow termination date"), Agent shall verify with Company whether or not the minimum required subscriptions in Notes have been received.

         4. If subscriptions for at least $100,000 in Notes (the "Minimum Subscription Amount") have been received by Agent prior to the close of business on the escrow termination date, the Company shall within fifteen (15) business days advise Agent in writing that the offering was successful. Upon receipt of such written notification, Agent shall terminate this escrow and release such subscription proceeds plus any interest earned to the Company or its designee at such time and in such amount as the Company shall specify. After terminating the escrow in accordance herewith, Agent shall remit any subscription proceeds received directly to Company. Anything herein to the contrary notwithstanding, amounts received by the Agent in the form of checks shall not be deemed to have been received and shall not be available for distribution until such amounts have been collected by Agent. Amounts received by Agent in the form of a wire transfer will be deemed to be collected funds on the day of receipt.

         5. If the Minimum Subscription Amount has not been received prior to the close of business on the escrow termination date, all amounts received by Agent shall be returned directly by Agent to Investors, as soon thereafter as such amounts are collected. The Company shall provide Agent with written directions specifying the name and address of, and the amount to be paid to, each Investor to whom money is to be returned. Interest earned on the funds shall be paid to the Company or its designee.

         6. Agent shall have no authority or obligation to exercise discretion as to the investment of the Escrow Fund, but will invest and reinvest the Escrow Fund as directed by the Company, only in investments permitted by Rule 15c2-4 under the Securities Exchange Act of 1934.

         7. Agent shall be under no duty or responsibility to enforce collection of any checks delivered to Agent hereunder. Agent shall promptly notify and return to Company any check or instrument received from Company or Investor upon which payment is refused, together with the related documents which were delivered to Agent. If any check or instrument delivered to Agent under this Agreement is uncollectible and if Agent has distributed funds represented by such item pursuant to the terms hereof or pursuant to the direction of the Company,

Agent shall notify Company and shall deliver the returned check or instrument to Company and Company shall immediately reimburse Agent for the amount of funds uncollectible.

         8. Agent shall provide all administrative and reporting services contemplated by this Agreement to effect the purpose stated herein.

         9. Agent is not a party to, nor is it bound by, any agreement out of which this Agreement may arise including, but not limited to, the Prospectus. Agent is not charged with notice of the existence of any agreement out of which this Agreement may arise other than the Prospectus. Agent is not charged with notice of the terms of the Prospectus (other than those recited herein).

         10. Agent may resign by giving ten (10) days prior written notice to Company hereto by registered or certified mail at the address hereinbelow set forth, and until a successor Agent is named and accepts its appointment, Agent shall have no duty save to hold funds uninvested held pursuant hereto.

         11.     It is understood and agreed further, that Agent shall:

                 (a) Be protected in acting upon any notice, request, certificate, approval, consent or other paper believed by it to be genuine and to be signed by the proper party or parties;

                 (b) Be authorized to disregard in the sole discretion of Agent any and all notices and warnings that may be given to it by Company hereto or by any other person, firm, association, or corporation. Agent may, with prior notice to Company, affording Company an opportunity to respond, however, in its discretion obey the order, judgment, decree or levy of any court, whether with competent jurisdiction or of any agency of the United States or any political subdivision thereof, or of any agency of the State of Texas or of any political subdivision thereof, and Agent is hereby authorized, in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies. If, however, Agent, in its sole discretion and upon consultation with counsel, concludes in good faith that it need not comply with or obey any such orders, judgments, decrees or levies, Agent need not do so.
In any event, Agent shall not be liable by reason of such action or omission to act to the Company or to any other person, firm, association or corporation, even if thereafter any such order, decree, judgment or levy be reversed, modified, annulled, set aside or vacated;

                 (c) Be entitled to consult with Agent's counsel and, except for gross negligence or willful misconduct, shall not be liable for any action taken or omitted by Agent in accordance with the opinion and advice of such counsel whether such counsel be a member of Agent's house counsel staff or independent counsel;

                 (d) Be indemnified by Company against any claim or charge made against Agent by reason of its acting or failure to act in connection with any of the transactions contemplated hereby, and against any loss Agent may sustain in carrying out the terms of this Agreement, except as a result of Agent's gross negligence or willful misconduct; and

                 (e) Be entitled to compensation from Company for acting hereunder in accordance with the fee schedule attached hereto.

         12. Each party to this Agreement shall be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is in writing, signed by such party and mailed by registered and certified mail, postage prepaid, addressed to the other party hereto, at the address set forth below; provided, however, that the verification required of Agent by Paragraph 3 above, shall be given orally (by telephone or in person) by contacting or at or respectively, and then confirmed in writing if Company so requests. Any written notices required by this Agreement shall be addressed as follows:

If to Agent:

         Texas Commerce Bank National Association
         2200 Ross Avenue
         Dallas, TX  75201

If to Company:

         U.S. Automobile Acceptance SNP-III-, Inc.
         1120 N.W. 63rd, Suite G-106
         Oklahoma City, Oklahoma 73116

         13. This Agreement expressly and exclusively sets forth the duties of Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against Agent.

         14. Unless and until the Escrow is delivered to Company, it is specifically recognized and agreed that Company shall not have any right, title or interest in such funds; it being the intention of the parties hereto that the Escrow Fund shall not be subject to claims against Company or any of its affiliates unless and until the minimum subscription amount is achieved and delivery of the funds thereof is made, as aforesaid, and the escrow account hereunder is ended.

         15. This Agreement is being made in and is intended to be constructed according to the laws of the State of Texas. It shall inure to and be binding upon the parties hereto, their successors and assigns the terms of this Agreement shall commence with the date hereof and shall continue until the offering of the minimum subscription amount is achieved or fails to be achieved by escrow termination date, and the Escrow Fund is disposed under the provision of this Agreement.

         16. Agent shall deposit all funds received in insured accounts such that each Investor which deposits funds in insured to the maximum amount allowed under FDIC regulations, irrespective of the aggregate amount of funds received from all Investors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by duly authorized representatives as of the date first above written.

                                       COMPANY:

                                       U.S. Automobile Acceptance SNP-III, Inc.



                                       By:  /s/
                                            ----------------------------------


                                       Its:
                                            ----------------------------------

                                       AGENT:

                                       Texas Commerce Bank National Association



                                       By:  /s/
                                            ----------------------------------


                                       Its:
                                            ----------------------------------

                                   EXHIBIT G
                    U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.
                  SUBSCRIPTION AGREEMENT - ASSET-BACKED NOTES

The Investor named below, by payment of the purchase price for such Asset-Backed Notes, by the delivery of a check payable to U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.- Escrow Account /Texas Commerce Bank hereby subscribes for Asset- Backed Notes indicated below (minimum purchase of $2000) of U.S. Automobile Acceptance SNP-III, Inc. Notes may be purchased in increments of $1,000. By such payment, the named Investor further acknowledges receipt of the Prospectus and any Supplement and the Subscription Agreement, the terms of which govern the investment in the Asset-Backed Notes being subscribed for hereby.

A.  INVESTMENT: (1) Amount of Asset-Backed Notes Purchased  $
                                                              -------------------------
(2) Initial Purchase [ ]  Additional Purchase [ ]  Date of Investor's check
                                                                            -------------------------------
B.  REGISTRATION:       Mr.                                                      Mr.
                        Mrs.                                                     Mrs.
(4)  Registered Owner:  Ms.                                           Co-Owner:  Ms.
                            ----------------------------------------                 ----------------------------------------
(5)  Mailing Address:                                                 City, State & Zip:
                      ----------------------------------------------                     ------------------------------------
(6)  Residence Address (if different from above):
                                                  ---------------------------------------------------------------------------
(7)  Birth Date:           /          /                            (8)  Birth Date Co-Owner:           /          /
                 ---------- ---------- ----------                                            ---------- ---------- ----------
(9)  Please indicate Citizenship Status:                           (10) Social Security  #:            /          /
                                                                                             ---------- ---------- ----------
     U.S. Citizen [ ]  Other [ ]                                        Co-Owner SS #:                 /          /
                                                                                             ---------- ---------- ----------
(11) Telephone #:     (H)  (         )                                  Corporate or Custodial:
                            --------- ------------------
                      (0)  (         )                                  Taxpayer ID #:          -      -
                            --------- ------------------                               --------- ------ ---------
C.   OWNERSHIP: [ ] Individual Ownership  [ ] IRA or Keogh  [ ] Joint Tenants with Rights of Survivorship
     [ ] Trust/Date of Trust Established Pension/Trust     /    /     (S.E.P.)  [ ] Tenants in Common  [ ] Tenants by the Entirety
                                                       ---- ---- ----
     [ ] Corporate Ownership  [ ] Partnership  [ ] Other
                                                         --------------------------------------------------------------------
D.  SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the Prospectus under
    "Suitability Standards."
Signatures - Registered Owner:                                          Co-Owner
                               ---------------------------------------           --------------------------------------------
E.  Print Names of Custodian or Trustee:                                Authorized Signature
                                         -----------------------------                       --------------------------------
Date:                                           Witness Signature
      ----------------------------------------                    -----------------------------------------------------------
F.  PAYMENT SHOULD BE SENT TO (IF DIFFERENT THAN REGISTERED OWNER):
Name:                                                                              c/o
      ---------------------------------------------------------------------------      --------------------------------------
Address:                                                                           Account Number:
         ------------------------------------------------------------------------                  --------------------------
City, State & Zip:                                                                 Telephone Number:
                   --------------------------------------------------------------                    ------------------------

G.  BENEFICIAL OWNER(S):  All reports and financial statements will normally be sent to the registered owner at the address in
Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the
Beneficial Owner.
Name of Beneficial Owner Only:                                                     Telephone Number:
                               --------------------------------------------------                    ------------------------
Address:                                                                           City, State & Zip:
         ------------------------------------------------------------------------                     -----------------------
H.  BROKER-DEALER/REGISTERED REPRESENTATIVE DATA:  ALL LINES MUST BE COMPLETED.  ANY MISSING SIGNATURES MAY DELAY PROCESSING OF
    THIS ORDER.
Broker-Dealer NASD Firm Name:                                     Date:             Telephone Number:
                              ----------------------------------        ----------                    -----------------------
Main Office Address:                                                        City, State & Zip:
                     -----------------------------------------------------                     ------------------------------
Print or Type name of Broker-Dealer, Principal or other Authorized Signator:
                                                                             ------------------------------------------------
Authorized Signature:
                      -------------------------------------------------------------------------------------------------------
Print or Type Name of Registered Representative:                                    Telephone Number:
                                                 ---------------------------------                    -----------------------
Signature:
           ------------------------------------------------------------------------------------------------------------------
Branch Office Address:                                            City, State & Zip
                       -----------------------------------------                    -----------------------------------------
=============================================================================================================================
MAIL TO:      U.S. Automobile Acceptance SNP-III, Inc., 1120 N.W. 63rd, Suite G-106, Oklahoma City, OK 73116
              (405) 843-3135           FAX (405) 848-7777
=============================================================================================================================

      ALL CHECKS FROM INVESTORS MUST BE TRANSMITTED TO THE ESCROW AGENT
              BY NOON OF THE NEXT BUSINESS DAY FOLLOWING RECEIPT

No dealer, salesman or any other person has been authorized to give any information or to make any representations in connection with the offering described herein, other than those contained in this Prospectus. If given or made, such other information or representations must not be relied upon as having been authorized by the Company or by any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS


                                                             Page
                                                           --------
Summary                                                        3
Risk Factors                                                   7
Capitalization                                                12
Use of Proceeds                                               12
Plan of Distribution                                          13
Description of the Notes                                      13
Security for the Notes                                        15
Allowed Expenses and Flow of Contract
   Proceeds                                                   16
The Company                                                   18
Purchase and Collection of Contracts                          19
Security Ownership of Certain
    Beneficial Owners and Management                          22
Management                                                    22
Management's Discussion and Analysis
    of Financial Condition                                    25
Indenture of Trust Provisions                                 26
Certain Legal Aspects of the Contracts                        28
Certain Federal Income Tax Considerations                     31
Experts                                                       32
Legal Matters                                                 32
Financial Statements                                          33
Exhibits
          Form of 11% Asset-Backed Promissory
             Note Due December 31, 2001                      A-1
          Indenture of Trust                                 B-1
          Security Agreement                                 C-1
          Custodian Agreement                                D-1
          Servicing Agreement                                E-1
          Subscription Escrow Agreement                      F-1
          Subscription Agreement                             G-1


Until termination of this offering, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, are required to deliver a prospectus.





                                  $24,000,000

                       11% ASSET-BACKED PROMISSORY NOTES

                             DUE DECEMBER 31, 2001





                                      U.S.

                                   AUTOMOBILE

                                   ACCEPTANCE

                                    SNP-III,

                                      INC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 The Articles of Incorporation of the Company ("Articles") provide for indemnification of Directors in accordance with the Texas Business Corporation Act. Article Six of the Articles provides as follows:

                 A director of the Corporation is not liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Six does not eliminate or limit the liability of a director for:

                 (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;
                 (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;
                 (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;
                 (d) an act or omission for which the liability of a director is expressly provided for by statute; or
                 (e) an act related to an unlawful stock repurchase or payment of a dividend.

                 The Broker-Dealer Selling Agreement also provides for indemnification of the Company, and its officers, directors and employees against certain liabilities.

ITEM 25.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                 All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by U.S. Automobile Acceptance Corporation (the "Parent"). The Company will reimburse the Parent for all or a part of such expenses through a payment by the Company to Parent of a fee of 5% of the gross proceeds from any sales of the Notes.

                 The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

                                                              Minimum                         Maximum
                                                              -------                         -------
         SEC Registration Fee                                $  8,276                      $    8,276
         Printing and Engraving Expenses                        5,000                          60,000
         Legal Fees and Expenses                               35,000                          80,000
         Trustee Fees                                          15,000                          30,000
         Escrow Fees                                           10,000                          15,000
         Marketing and Due Diligence Expenses                   1,500                         720,000
         Accounting Fees and Expenses                          10,000                          30,000
         Blue Sky Fees and Expenses                            10,000                          75,000
         Miscellaneous                                          3,724                          61,724
                                                             --------                      ----------
                 TOTAL                                       $100,000                      $1,080,000

ITEM 26.         RECENT SALES OF UNREGISTERED SECURITIES

                 In June 1996, the Company issued 1,000 shares of Common Stock to U.S. Automobile Acceptance Corporation, a Texas corporation, at $50.00 per share, for cash in the amount of $50,000, to commence business.

                 The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering. No commissions were paid in connection with this transaction.

ITEM 27.         EXHIBITS

         The following Exhibits are filed as part of the Registration Statement:

EXHIBIT NO.                       IDENTIFICATION OF EXHIBIT
-----------                       -------------------------
 3.      -       Articles of Incorporation
 3.2     -       By-Laws
 4.1*    -       The Indenture is Exhibit B to the Prospectus.
 4.2*    -       The Form of 11% Asset-Backed Promissory Note is Exhibit A to the Prospectus.
 5.1     -       Opinion of Amy Waters, Attorney at Law, regarding validity of Notes
 8.1     -       Opinion of Tyson Hopkins, CPA, regarding tax matters
10.1*    -       Security Agreement among U.S. Automobile Acceptance SNP-III, Inc., the Noteholder, and Texas Commerce
                 Bank National Association, as Trustee, is Exhibit C to the Prospectus.
10.2*    -       Custodian Agreement among U.S. Automobile Acceptance SNP-III, Inc., Texas Commerce Bank National
                 Association, as Trustee, and U.S. Automobile Acceptance Corporation, a Texas corporation, is Exhibit D to the Prospectus.
10.3*    -       Servicing Agreement between U.S. Automobile Acceptance SNP-III, Inc. and U.S. Automobile Acceptance
                 Corporation is Exhibit E to the Prospectus.
10.4*    -       Subscription Escrow Agreement is Exhibit F to the Prospectus.
10.5     -       Form of Broker-Dealer Selling Agreement
10.6*    -       Form of Subscription Agreement is Exhibit G to the Prospectus.
10.7     -       Form of Guaranty Agreement to be executed by U.S. Automobile Acceptance Corporation in favor of Texas
                 Commerce Bank National Association, as Trustee
23.1     -       Consent of Amy Waters, Attorney at Law (included in her opinion as Exhibit 5.1)
23.2*    -       Consent of Tyson Hopkins, CPA
----------------------------------

* Filed with this amendment

ITEM 28.         UNDERTAKINGS

                 The Registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                 (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
                 (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                 (iii) Include any additional or changed material information of the plan of distribution, including the names of any broker-dealers selling 5% or more ($1,200,000) of the Notes.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-2 and authorizes this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waxahachie, State of Texas, on the 15th day of October, 1997.

                                        U.S. AUTOMOBILE ACCEPTANCE SNP-III, INC.



                                        By: /s/ Michael R. Marshall
                                            -----------------------
                                            Michael R. Marshall, President


                    ________________________________________

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacity and on the date indicated:

SIGNATURE                    TITLE                           DATE



/s/  Michael R. Marshall     President; Secretary;           October 15, 1997
------------------------
Michael R. Marshall          Treasurer; Sole Director

                               INDEX TO EXHIBITS



EXHIBIT NO.                       IDENTIFICATION OF EXHIBIT
-----------                       -------------------------

3.1      -       Articles of Incorporation

3.2      -       By-Laws

4.1*     -       The Indenture is Exhibit B to the Prospectus.

4.2*     -       The Form of 11% Asset-Backed Promissory Note is Exhibit A to the Prospectus.

5.1      -       Opinion of Amy Waters, Attorney at Law, regarding validity of Notes

8.1      -       Opinion of Tyson Hopkins, CPA, regarding tax matters

10.1*    -       Security Agreement among U.S. Automobile Acceptance SNP-III, Inc., the Noteholder, and Texas Commerce
                 Bank National Association, as Trustee, is Exhibit C to the Prospectus

10.2*    -       Custodian Agreement among U.S. Automobile Acceptance SNP-III, Inc., Texas Commerce Bank National
                 Association, as Trustee, and U.S. Automobile Acceptance Corporation is Exhibit D to the Prospectus

10.3*    -       Servicing Agreement between U.S. Automobile Acceptance SNP-III, Inc. and U.S. Automobile Acceptance
                 Corporation is Exhibit E to the Prospectus

10.4*    -       Subscription Escrow Agreement is Exhibit F to the Prospectus

10.5     -       Form of Broker-Dealer Selling Agreement

10.6*    -       Form of Subscription Agreement is Exhibit G to the Prospectus.

10.7     -       Form of Guaranty Agreement to be executed by U.S. Automobile Acceptance Corporation in favor of Texas
                 Commerce Bank National Association, as Trustee

23.1     -       Consent of Amy Waters, Attorney at Law (included in her opinion as Exhibit 5.1)

23.2*    -       Consent of Tyson Hopkins, CPA


-------------------------------

* Filed with this amendment